     As filed with the Securities and Exchange Commission on June 13, 2000
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON,  D.C.  20549
                               _________________
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               _________________

                            EarthWatch Incorporated
            (Exact name of registrant as specified in its charter)

           Delaware                               3663                              31-1420852
(State or other jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer Identification
 incorporation or organization)         Classification Code Number)                     Number)

                            EarthWatch Incorporated
                                1900 Pike Road
                           Longmont, Colorado 80501
                                (303) 682-3800
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Herbert F. Satterlee III
                     President and Chief Executive Officer
                            EarthWatch Incorporated
                                1900 Pike Road
                           Longmont, Colorado 80501
                                (303) 682-3800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               _________________

                                   Copy to:

                             Alan G. Harvey, Esq.
                                Baker & McKenzie
                            2300 Trammel Crow Center
                                2001 Ross Avenue
                               Dallas, Texas 75201
                                (214) 978-3000
                                  ___________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.[_]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
   Title of  each        Amount to be       Proposed Maximum       Proposed Maximum         Amount of
 class of securities      Registered         Aggregate Offering    Aggregate Offering    Registration Fee (2)
  to be registered                          Price Per Unit (1)(2)        Price (1)(2)
--------------------------------------------------------------------------------------------------------------
13% Senior Discount          $199,000,000            77%             $153,230,000             $40,453
 Notes due 2007 (3)
--------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f).

(2) The 13% Senior Discount Notes due 2007 were initially sold at a substantial discount from their principal amount at maturity. The registration fee with respect to such notes was calculated based on their approximate accreted value as of June 9, 2000.

(3) Includes an indeterminable amount of 13% Senior Discount Notes due 2007 to be offered and sold in market-making transactions.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               EXPLANATORY NOTE


  This Registration Statement contains a prospectus relating to the offer for all outstanding 13% Senior Discount Notes Due 2007 (the "old notes") of EarthWatch Incorporated in exchange for EarthWatch Incorporated's new 13% Senior Discount Notes Due 2007 (the "new notes"). In addition, this Registration Statement contains a prospectus relating to certain market-making activities with respect to the new notes which may, from time to time, be carried out by Morgan Stanley & Co. Incorporated. There are certain differences between the two prospectuses. The front cover page, the information in the prospectus summary relating to the exchange offer, the "United States federal income tax consequences" section and the "Plan of distribution" section will all be different. In addition, the information under the caption "The exchange offer" will be deleted from the market-making prospectus and certain conforming changes will be made. The prospectus for the exchange offer follows immediately after this explanatory note. Following the exchange offer prospectus is the form of alternative pages for the market-making prospectus.

                  SUBJECT TO COMPLETION, DATED JUNE 13, 2000


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy securities, in any state where the offer or sale is not permitted.


                            EarthWatch Incorporated


                               offer to exchange


               13% Senior Discount Notes due 2007 (Unregistered)


              For 13% Senior Discount Notes due 2007 (Registered)


We currently have outstanding 13% Senior Discount Notes due 2007 which have a principal amount at maturity of $199,000,000. We are offering to exchange new registered 13% Senior Discount Notes due 2007 for any and all of the old notes.


TO EXCHANGE YOUR UNREGISTERED OLD NOTES FOR REGISTERED NEW NOTES, YOU MUST TENDER YOUR OLD NOTES NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON _________, 2000 UNLESS EXTENDED.


                           _________________________

No public market currently exists for the new notes. We do not expect that an active public market in the new notes will develop. We do not intend to list the new notes on any securities exchange or on the Nasdaq National Market.


                           _________________________


See the "Risk factors" section on page 9 for information that you should consider before you decide to participate in this exchange offer.


                           _________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the new notes or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is         , 2000.

                               TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
Summary..............................................................................................      1
Selected historical financial data...................................................................      8
Risk factors.........................................................................................      9
Special note regarding forward looking statements....................................................     20
Use of proceeds......................................................................................     21
Dividend policy......................................................................................     21
Capitalization.......................................................................................     23
Selected historical financial data...................................................................     24
Management's discussion and analysis of financial condition and results of operations................     25
Business.............................................................................................     32
Management...........................................................................................     43
Material relationships and related party transactions................................................     52
Principal stockholders...............................................................................     54
Recapitalization.....................................................................................     55
Description of material indebtedness.................................................................     57
The exchange offer...................................................................................     58
Description of the new notes.........................................................................     66
Form of new notes....................................................................................     66
Description of the old notes.........................................................................     67
Description of capital stock.........................................................................     97
United States federal income tax consequences........................................................    102
Plan of distribution.................................................................................    106
Legal matters........................................................................................    106
Experts..............................................................................................    106
Where you can find more information..................................................................    106
Index to financial statements........................................................................    F-1

                           _________________________


  You should rely only on the information provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                                    SUMMARY

     You should read the following summary together with the detailed information regarding EarthWatch, including "Risk factors" and the financial statements, including the notes to the financial statements, appearing elsewhere in this prospectus. Digital Globe(R) and Your Planet Online(R) are our registered trademarks and Seconds on Orbit(TM) is our trademark. References herein to the "EarthWatch system" refer collectively to our satellites, ground stations, the Digital Globe and our distribution system.


                            EarthWatch Incorporated


     We plan to create and market a variety of information products derived from satellite imagery of the earth's surface. We are currently building two satellites capable of collecting high-resolution digital imagery of the earth's surface, as well as a comprehensive image collection, enhancement, and digital archive system known as our Digital Globe database. Our QuickBird satellites are designed to collect 1-meter resolution gray scale and 4-meter resolution color imagery of the earth and will have an ability to revisit most areas almost daily. We plan to launch the QuickBird 1 satellite in the fall of 2000.

     We believe that our system will allow us to provide high-resolution imagery-based products at a low cost and in the forms most useful to our targeted customer segments. For sophisticated government, scientific, and commercial users, we expect to deliver raw imagery data on a near real-time basis in response to specific customer requests. In addition, we can process and enhance the imagery data to make them more useful to our customers. For example, we can add precision correction, elevation, terrain, and topographic information or integrate information from other sources such as political borders or utility infrastructure. We also expect to collect and store imagery for resale in our Digital Globe database. This will allow us to produce satellite imagery at negligible marginal cost, facilitating an array of new geographic information, mapping, and multimedia applications and markets that do not currently use geographic imagery.

     Geographic imagery is used in a broad and increasing range of applications. Most governments and businesses need geographic information. The United States and foreign governments use geographic imagery for national security reconnaissance. Local and municipal governments use geographic imagery for land use and infrastructure planning, resource management, and environmental monitoring. Geographic imagery products are also important to a variety of industries, including mapping, surveying, agriculture, forestry, environmental protection, and mineral and oil exploration.

     Industry estimates of worldwide revenues for aerial imagery exceed $2 billion annually, according to Frost & Sullivan. We believe the broader market for geographic imagery and derivative products and services significantly exceeds this amount and that the near-term world market for high spatial resolution satellite imagery will exceed $1 billion annually. We believe this market will grow as low-cost, high-quality satellite imagery becomes commercially available, stimulating demand for satellite imagery-based products and services and encouraging development of new products and applications.

     High-resolution satellites have significant advantages over aerial photography and low-resolution satellites that are currently used to collect geographic imagery. Aerial photography provides accurate, high-resolution overhead imagery of discrete areas, but can be subject to a number of limitations, including:

     .  limited coverage area;

     .  slow delivery time;

     .  restricted ability to fly over certain areas; and

     .  high marginal cost of images.

     In addition, we believe that many aerial providers still have a limited ability to produce imagery in a digital format, which constrains their ability to process and enhance images and to maintain a low cost, readily accessible image archive.

     Existing low spatial resolution satellite imagery systems, such as Landsat and the French satellite consortium SPOT, can provide imagery that is less costly and covers wider areas than aerial photography, but the low spatial resolution of these satellite systems significantly limits their usefulness for many applications.

     High spatial resolution satellite imagery has fewer of these limitations and has several additional advantages. In addition to providing high spatial resolution gray scale imagery, or panchromatic imagery, high-resolution satellites can take precise color and infrared images, or multispectral imagery, enabling a wide range of monitoring, detection, and exploration applications. The digital format of satellite imagery facilitates quick delivery, enables low-cost archiving, allows for image enhancement and manipulation, and preserves much more of the information value than analog imagery.

     Based on publicly announced launch schedules, we expect that QuickBird 1 will be one of the first 1-meter resolution satellites available to serve the commercial market. Moreover, we are not aware that any additional competitors plan to enter this market other than our three announced competitors: Space Imaging, which we believe successfully launched its first 1-meter resolution satellite in September 1999 and has begun serving the commercial market, Orbital Imaging Corp., or ORBIMAGE, and West Indian Space Ltd. We believe there are significant barriers for other potential entrants. The design, creation, launch, and operation of an integrated high-resolution commercial satellite system require significant expertise and knowledge. We and each of our three announced competitors have been developing commercial satellite imagery systems for more than five years. We believe it would take a new potential competitor more than two years and significant capital to develop and construct a high-resolution commercial imaging satellite. Most aerospace companies capable of constructing such a satellite have already aligned themselves with one of the announced entrants. As a result, we believe that EarthWatch, together with the other announced early entrants, will have a significant early-to-market advantage.

     Initially, we expect to provide imagery primarily to the United States and foreign governments and agencies. The United States government supports the development of a commercial satellite imaging industry and is now taking steps to include commercial providers in several major security, mapping, and earth monitoring programs. For example, the United States government is currently upgrading its EagleVision mobile reconnaissance ground stations to accommodate high-resolution commercial satellite imagery. Between NASA and the Department of Defense, the United States government has identified over $1 billion in prospective purchases of imagery products and related value-added services that it expects to obtain from commercial vendors in the next five years. As one of three announced United States entrants, we believe we are well positioned to secure a portion of this business. We have already entered into contracts with NASA and the National Imagery and Mapping Agency, or NIMA, to provide commercial imagery products.

     Governments of many foreign countries have a strong national security interest in obtaining near real-time high-resolution imagery of their borders and neighboring countries. This type of imagery has generally not been available to governments other than those of the United States, France, Israel, and the former Soviet Union. We have submitted proposals to foreign governments and commercial entities, and have entered into memoranda of understanding with several of these prospective customers. We have entered into contracts with agencies in two countries, have outstanding proposals for contracts with agencies in nine countries, and are in discussions with many other countries to provide them with a wide range of images and other products when QuickBird 1 has been launched. We believe that once QuickBird 1 is operational, we will be able to quickly convert customer interest into contracts and revenue opportunities.

     We are also targeting as potential customers civilian agencies and local and municipal governments that currently use aerial and low-resolution satellite imagery for mapping, environmental monitoring, geological survey, and land use and infrastructure planning. In the longer term, we expect that our customers will include commercial users in industries such as mapping and surveying, oil, gas and mineral exploration, agriculture, forestry, scientific and environmental monitoring, and insurance risk analysis and damage assessment. We also expect value-added resellers to develop products based on satellite imagery from our Digital Globe database for various commercial and consumer-oriented applications, such as real estate assessment, travel planning, commodities forecasting, economic intelligence, and entertainment.

     We are committed to achieving leadership positions in specific markets for
digital imagery and derivative information products.   Our strategy to achieve
our objectives includes the following elements:

     .  become a leading provider of imagery driven solutions;

     .  pursue targeted market entry and expansion;

     . maintain leadership through partnerships with leading technology companies;

     .  leverage our technical advantages;

     .  build direct relationships with key customers and market influencers;
        and

     .  develop a comprehensive Digital Globe archive.

     EarthWatch is a Delaware corporation. Our principal executive offices are located at 1900 Pike Road, Longmont, Colorado 80501-6700. Our telephone number is (303) 682-3800.

                  Summary of the terms of the exchange offer


Registration rights agreement.............   You are entitled under the
                                             registration rights agreement to
                                             exchange your unregistered notes
                                             for registered notes with
                                             substantially identical terms. We
                                             are now making this exchange offer
                                             to you, which is intended to
                                             satisfy our obligations under the
                                             registration rights agreement.
                                             After the exchange offer is
                                             completed, you will no longer be
                                             entitled to any exchange or
                                             registration rights with respect to
                                             your old notes.

The exchange offer........................   We are offering to exchange our new
                                             13% Senior Discount Notes due 2007,
                                             each with a principal amount at
                                             maturity of $1,000, which have been
                                             registered under the Securities
                                             Act, for our old 13% Senior
                                             Discount Notes due 2007, each with
                                             a principal amount at maturity of
                                             $1,000, which were issued on July
                                             12, 1999 in a private placement. In
                                             order to be exchanged, an old note
                                             must be properly tendered and
                                             accepted. All old notes that are
                                             validly tendered and not validly
                                             withdrawn will be exchanged for new
                                             notes.

                                             As of this date, we have old notes
                                             outstanding which have a principal
                                             amount at maturity of $199 million.

                                             We will issue the new notes
                                             promptly after the expiration of
                                             the exchange offer.

Resales of the registered notes...........   We believe that the new notes may
                                             be offered for resale, resold, and
                                             otherwise transferred by you
                                             without compliance with the
                                             registration and prospectus
                                             delivery provisions of the
                                             Securities Act if you meet the
                                             following conditions:

                                             .   the new notes to be acquired by
                                                 you in the exchange offer are
                                                 acquired by you in the ordinary
                                                 course of your business;

                                             .   you are not engaging in and do
                                                 not intend to engage in a
                                                 distribution of the new notes;

                                             .   you do not have an arrangement
                                                 or understanding with any
                                                 person to participate in the
                                                 distribution of the registered
                                                 notes; and

                                             .   you do not control us, you are
                                                 not controlled by us, and you
                                                 are not under common control
                                                 with us, either directly or
                                                 indirectly.

                                             If you do not meet the above
                                             conditions, you may incur liability
                                             under the Securities Act if you
                                             transfer any new note without
                                             delivering a prospectus meeting the
                                             requirements of the Securities Act.
                                             We do not assume or indemnify you
                                             against that liability.

                                             Each broker-dealer that receives
                                             new notes in the exchange offer for
                                             its own account in exchange for old
                                             notes which were acquired by that
                                             broker-dealer as a result of
                                             market-making activities or other
                                             trading activities must acknowledge
                                             that it will deliver a prospectus
                                             meeting the requirements of the
                                             Securities Act in connection with
                                             any resales of the registered
                                             notes. A broker-dealer may use this
                                             prospectus for an offer to resell
                                             or to otherwise transfer these
                                             registered notes.

Expiration date..........................    The exchange offer will expire at
                                             5:00 p.m., New York City time, on
                                             _________, 2000, unless we decide
                                             to extend the exchange offer. We do
                                             not intend to extend the exchange
                                             offer, although we reserve the
                                             right to do so.

Conditions to the exchange offer.........    The only conditions to completing
                                             the exchange offer are that the
                                             exchange offer not violate
                                             applicable law or any applicable
                                             interpretation of the staff of the
                                             Securities and Exchange Commission
                                             and no injunction, order, or decree
                                             has been issued which would
                                             prohibit, prevent, or materially
                                             impair our ability to proceed with
                                             the exchange offer. See "The
                                             exchange offer-Conditions."

Withdrawal...............................    You may withdraw the tender of your
                                             old notes at any time prior to 5:00
                                             p.m., New York City time, on the
                                             expiration date. We will return to
                                             you any old notes not accepted for
                                             exchange for any reason without
                                             expense to you as promptly as we
                                             can after the expiration or
                                             termination of the exchange offer.

Exchange agent...........................    The Bank of New York is serving as
                                             the exchange agent in connection
                                             with the exchange offer.

Consequences of failure to exchange......    If you do not participate in the
                                             exchange offer, upon completion of
                                             the exchange offer, the liquidity
                                             of the market for your old notes
                                             could be adversely affected. If the
                                             liquidity of the market for your
                                             old notes is adversely affected,
                                             you may be unable to sell or
                                             transfer your old notes and the
                                             value of your old notes may
                                             decline. See "Risk factors - A
                                             failure to exchange your old notes
                                             for new notes may result in a
                                             decline in value of your old notes
                                             and your old notes will continue to
                                             be subject to restrictions on
                                             transfer."

Accounting treatment.....................    We will not recognize any gain or
                                             loss for accounting purposes upon
                                             the consummation of the exchange
                                             offer. We will amortize the expense
                                             of the exchange offer over the term
                                             of the new notes under generally
                                             accepted accounting principles.

Federal income tax consequences..........    The exchange of the old notes
                                             should not be a taxable event for
                                             federal income tax purposes. See
                                             "United States federal income tax
                                             consequences."

                     Summary of the terms of the new notes


The new notes............................    Senior Discount Notes due 2007
                                             which have a principal amount at
                                             maturity of $199 million.

Maturity.................................    July 15, 2007.

Interest payment dates...................    The new notes will not begin to
                                             accrue cash interest until July 15,
                                             2002.

                                             Beginning on January 15, 2003,
                                             interest on the new notes will be
                                             payable semiannually in cash on
                                             January 15 and July 15 of each
                                             year.

Optional redemption......................    We may, at our option, redeem the
                                             new notes beginning on July 15,
                                             2004. The initial redemption price
                                             is 106.5% of the principal amount
                                             at maturity, plus accrued interest.
                                             The redemption price of the new
                                             notes will then decline each year
                                             until maturity.

                                             See "Description of the old notes-
                                             Optional redemption."

Change of control........................    Upon a change of control of
                                             EarthWatch, we will be required to
                                             make an offer to purchase the new
                                             notes at a purchase price equal to
                                             101% of their accreted value on the
                                             date of repurchase, plus any
                                             accrued and unpaid interest. We
                                             cannot assure you that we will have
                                             sufficient funds available at the
                                             time of any change of control to
                                             make any required debt repayment,
                                             including repurchases of the new
                                             notes.

Collateral...............................    We currently have in effect a $230
                                             million insurance policy for
                                             QuickBird 1 and plan to obtain an
                                             additional policy of up to $35
                                             million to cover risks associated
                                             with a total loss of QuickBird 1 on
                                             launch or during operation. The new
                                             notes will be secured equally with
                                             the old notes and our 12 1/2%
                                             Senior Notes due 2005 by any
                                             proceeds of insurance policies
                                             covering certain aspects of our
                                             QuickBird 1 satellite.

                                             If the trustees for the new notes,
                                             the old notes and our 12 1/2% Notes
                                             receive proceeds from the insurance
                                             policies covering risks related to
                                             QuickBird 1, EarthWatch will make
                                             an offer to purchase the new notes,
                                             the old notes and our 12 1/2% Notes
                                             at a purchase price equal to their
                                             accreted value, plus any accrued
                                             and unpaid interest to the date of
                                             purchase. To the extent that the
                                             aggregate accreted value and
                                             accrued interest of the new notes,
                                             the old notes and our 12 1/2% Notes
                                             tendered in response to such offer
                                             to purchase exceeds the amount of
                                             insurance proceeds available for
                                             such offer, holders of the new
                                             notes, the old notes and our
                                             12 1/2% Notes that subscribe to the
                                             offer to purchase will receive a
                                             ratable portion of the
                                    insurance proceeds. To the extent the
                                    accreted value and interest on the new
                                    notes, the old notes and the 12 1/2% Notes tendered are less than the available proceeds, the excess will be returned to EarthWatch.

Ranking..........................   The new notes rank equally in right of
                                    payment with all of our unsubordinated and unsecured indebtedness, including our
                                    12 1/2% Notes.

                                    At May 31, 2000, we had approximately $178 million of indebtedness outstanding, all of which ranked equally in right of payment with the new notes.

Restrictive covenants............   The indenture under which the new notes will
                                    be issued contains covenants that, among other things, restrict our ability and the ability of our subsidiaries to:

                                     .  incur additional debt;

                                     .  create liens;

                                     .  engage in sale-leaseback transactions;

                                     .  pay dividends or make other
                                        distributions in respect of their
                                        capital stock;

                                     .  redeem capital stock; or

                                     .  make investments or restricted payments.

                                    However, these limitations will be subject to a number of important qualifications and exceptions. We will, among other things, be permitted to incur additional indebtedness, including secured debt, under specified circumstances.

Form of new notes................   The new notes will be issued in fully
                                    registered form, without coupons. The new notes will be deposited with The Bank of New
                                    York, as custodian for The Depository Trust
                                    Company, and registered in the name of Cede
                                    & Co. in the form of one or more global
                                    notes. Holders of the new notes will own book-entry interests in the global note, and evidence of these interests will be kept in the records maintained by The Depository
                                    Trust Company. See "Form of new notes."

Use of proceeds..................   We will not receive any proceeds from the
                                    exchange offer.

                      Selected Historical Financial Data


     The following selected financial data are qualified by reference to, and should be read in conjunction with, our consolidated financial statements and notes thereto and "Management's discussion and analysis of financial condition and results of operations" included elsewhere in this prospectus. The consolidated balance sheet data as of December 31, 1998 and 1999, and consolidated statement of operations data for each of the three years ended December 31, 1999, have been derived from our audited consolidated financial statements and the notes thereto included elsewhere in this prospectus. The consolidated statement of operations data for the nine months ended December 31, 1995 and the year ended December 31, 1996, and the consolidated balance sheet data as of December 31, 1995, 1996 and 1997, are derived from our historical consolidated financial statements not included in this prospectus. The unaudited consolidated statement of operations data for the three-month periods ended March 31, 1999 and 2000, and the consolidated balance sheet data as of March 31, 1999 and 2000, are derived from unaudited consolidated financial statements which have been prepared on the same basis as the audited consolidated financial statements and, in our opinion, include all adjustments, consisting only of normal recurring adjustments, which are necessary to present fairly the results of operations and financial position of EarthWatch for the period in accordance with generally accepted accounting principles. Historical results may not be indicative of results for any future period.

                                                                                                                        Period from
                                         Nine Months from          Year Ended December 31,         Three Months Ended    March 31,
                                          March 31, 1995   --------------------------------------  ------------------      1995
                                          to December 31,                                          March 31, March 31,  to March 31,
                                              1995        1996       1997        1998        1999      1999       2000      2000
                                              ----        ----       ----        ----        ----      ----       ----      ----
                                                                       (in thousands)
Statement of Operations Data:
Revenue..................................  $ 2,993    $  1,900   $    437    $  1,809    $  5,913   $   167   $  2,019    $  15,071
                                           -------    --------   --------    --------    --------   -------   --------    ---------
Cost of goods sold.......................    1,712       1,922        382       1,905       5,120       143      1,343       12,385
Selling, general and administrative......    2,430       5,992      8,588       4,975      12,763     2,231      3,016       37,764
Research and development.................    3,126      20,178     19,121       9,113       6,956     2,067      2,380       60,874
Loss from impairment of fixed assets.....       --          --     25,519         599          --        --         --       26,118
Gain from arbitration settlement.........       --          --         --      (1,515)         --        --         --       (1,515)
Loss from operations.....................   (4,275)    (26,192)   (53,173)    (13,268)    (18,926)   (4,274)    (4,720)    (120,554)
Interest expense.........................      (26)        (63)       (86)     (1,340)     (5,482)      (50)    (1,984)      (8,981)
Interest income..........................      392       2,549      2,528       1,688       4,089       180      1,332       12,578
                                           -------    --------   --------    --------    --------   -------   --------    ---------
Net loss.................................  $(3,909)   $(23,706)  $(50,731)   $(12,920)   $(20,319)  $(4,144)  $ (5,372)   $(116,957)
                                           =======    ========   ========    ========    ========   =======   ========    =========
Other Financial Data:
Capital expenditures.....................  $ 9,208    $ 33,952   $ 54,271    $ 26,037    $ 75,238   $ 4,433   $ 15,800    $ 214,506
Cash provided (used) by operating
activities...............................   (1,623)    (20,967)   (14,192)     18,136      (6,420)   (3,926)    (6,070)     (31,136)
Cash provided (used) by investing
activities...............................   (9,208)    (33,951)   (68,290)    (17,529)    (97,070)     (717)   (12,986)    (239,035)
Cash provided (used) by financing
activities...............................   32,521      68,452     53,668      (1,972)    180,639       (48)       (19)     333,289
Deficiency of earnings to fixed charges..   (3,909)    (23,851)   (56,401)    (18,976)    (31,661)   (5,894)   (10,668)    (145,466)

                                                            December 31,                          March 31, 1999    March 31, 2000
                                           --------------------------------------------------     --------------    --------------
                                           1995          1996        1997      1998      1999
                                           ----          ----        ----      ----      ----
                                                           (in thousands)
Balance Sheet Data:
Cash and cash equivalents................  $21,690    $ 35,224   $  6,410    $  5,045    $ 82,193         $   354        $  63,119
Total assets.............................   38,186      90,547    104,299      85,328     271,469          80,479          268,412
Total debt...............................      597       1,188     51,511      49,804     167,148          49,833          174,216
Mandatorily redeemable preferred stock...       --         --         --           --     123,384              --          123,432
Stockholders' equity (deficit)...........   33,691      83,107     39,737      26,831     (33,519)         22,628          (38,873)

                                  RISK FACTORS


     The new notes, like the old notes, entail a high degree of risk, including the following risks.

     If any of the events described in the following risks actually occur, our business, operating results, financial condition or our ability to pay principal or interest on the new notes could be materially adversely affected. In that event, you may lose all or part of your investment. You should carefully consider the following factors and other information in this prospectus before deciding to tender your old notes in exchange for new notes.

Risks related to our financial history, condition, and requirements.

     Our limited operating history makes an evaluation of our prospects difficult and the new notes a highly speculative investment.

     We have a limited operating history from which you can evaluate our business and prospects. Our company is in a development stage. As a young company, we face risks and uncertainties relating to our ability to successfully implement our business plan. You should consider the significant risks, expenses, and difficulties encountered by companies like us in their early stages of development in a highly regulated, high technology industry. Specifically, we must successfully deploy our satellites and introduce new services and products on a commercial basis in an industry that is still evolving. If we do not successfully address these risks and uncertainties, our business, operating results, and financial condition will be materially adversely affected.

     Since commencing operations on March 31, 1995, we have invested in research and development and incurred substantial operating costs, as well as selling and general and administrative expenses. Four days after launching our first satellite, EarlyBird 1, in December 1997, we lost contact with it, resulting in a total loss of that satellite. As a result, we have not generated significant revenue from the sale of licenses for the use of imagery products. Given our limited operating history, you have only limited operating and financial data on which to evaluate our performance. Also, our historical financial results are not representative of what we expect to achieve after our launch of QuickBird 1. Our business plan depends upon:

     . the timely construction and deployment of QuickBird 1 and the development of related ground systems;

     . our ability to develop a customer base and distribution channels for our imagery products and services; and

     .  demand for commercially available satellite imagery we plan to offer.

     We have a history of losses, we expect to lose money in the near future, and we may not achieve or sustain profitability.

     We have not achieved profitability and, since inception, we have generated no significant revenues from our proposed satellite imaging business. We had accumulated net losses of approximately $112 million at December 31, 1999 and approximately $117 million at March 31, 2000.

     Our business strategy requires substantial capital and operating expenditures before we can begin to realize any significant revenues. We expect to incur significant operating losses as we continue to develop our satellite and imaging network and as we begin to market our products. We expect to continue to incur negative cash flow and substantial operating losses through the third quarter of 2001. Our ability to become profitable and to generate positive cash flow will depend on our ability to sell imagery to existing markets for geographic imagery and develop new markets for geographic imagery. In addition, our revenues and operating results could vary significantly from period to period.

     We expect to experience a delay in generating revenue for some time after our first satellite is launched. We will need several months to test the system prior to serving our customers. In addition, we anticipate that many customers will wait to commit to enter into contracts until after QuickBird 1 is successfully launched and fully operational. We also expect that many customers will wait until satellite operations are assured before investing in new and upgraded ground stations. Although construction time varies, it usually ranges from six months for an upgrade to two years for a new facility. Until such customers upgrade or construct their own ground stations, they will need to receive delivery of our imagery through our ground stations and distribution systems.

     We experienced a significant delay in launching EarlyBird 1, a predecessor satellite to QuickBird 1, and incurred greater than anticipated costs in building and launching that satellite. We have experienced delays in building QuickBird 1 and have incurred greater than anticipated costs for its design and construction. If we experience any additional delays or a failure in the launch of QuickBird 1, we could incur losses for a longer period and we may require significant additional financing. If we experience a delay and cannot get additional financing, we may not be able to continue our operations.

     Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our payment obligations under the new notes.

     We currently have a significant amount of indebtedness. At March 31, 2000, we had approximately $174 million of indebtedness. Such indebtedness will have a fully accreted value of $271 million on July 15, 2002. In addition, the new notes will begin to accrue cash interest on July 15, 2002 and will be payable semiannually in cash on January 15 and July 15 of each year, beginning on January 15, 2003. We may also raise additional financing in the future. The indenture relating to the new notes limits, but does not prohibit, the incurrence of additional indebtedness.

     The amount of our indebtedness could have important consequences to you. For example, it could:

     . make it more difficult for us to satisfy our obligations with respect to payments on the new notes;

     . require us to dedicate a substantial portion of our cash flow from operations, if any, to repaying indebtedness, thereby reducing the availability of cash flow to fund operating expenses, working capital, capital expenditures, and other general corporate purposes;

     . limit our flexibility in planning for or reacting to changes in our business and the satellite imaging industry, placing us at a competitive disadvantage;

     . limit our ability to borrow additional funds for working capital, capital expenditures, debt service requirements, or other purposes; and

     . limit our ability to react to changing market conditions, changes in our industry, or economic downturns.

     Also, our existing 12 1/2% Notes will mature before the new notes. If we are unable to repay the outstanding principal amount of such 12 1/2% Notes, we will need to refinance them. Such refinancing will be subject to attendant risks and an inability to repay or refinance the 12 1/2% Notes could cause a default under the indenture governing the 12 1/2% Notes. In the event of a default, the holders of the 12 1/2% Notes would have enforcement rights, including the right to accelerate payment of the 12 1/2% Notes and the right to commence an involuntary bankruptcy proceeding against us. Accordingly, upon any default, insolvency, bankruptcy, or similar situation, we may have only limited assets remaining after paying the prior claims of other creditors and may be unable to repay the new notes.

     Our current revenues are dependent upon a limited number of customers.

     NASA and NIMA accounted for approximately $5.4 million and $550,000, or approximately 90% and 9%, respectively, of our revenue during the fiscal year ended December 31, 1999. Any termination of our relationships with NASA and NIMA would have a material adverse effect on our current operating results and financial condition. NASA and NIMA retain our services on a case-by-case basis and may choose at any time to use another firm to provide the services that we perform. Therefore, any shift in either NASA's or NIMA's decisions to continue to use our services could also result in substantially reduced revenues for us.

     We will require a significant amount of cash to service our indebtedness.

     Our ability to make scheduled payments of principal and interest on our indebtedness and to fund planned capital expenditures, development expenses, and operating costs will depend on our ability to generate cash in the future through sales of imagery products and services. Our ability to generate cash will depend on our successful deployment of high-resolution satellites, implementation of our marketing and distribution strategy, customer demand for our imagery products and services, and, to a certain extent, general economic, financial, competitive, regulatory, and other factors beyond our control. If we are unable to generate sufficient cash from our operations, we may be required to identify and secure additional financing. However, we cannot assure you that additional financing will be available to us on acceptable terms or at all. Consequently, we could be required to significantly reduce or suspend our operations, seek a merger partner, sell the business, seek additional financing, or sell additional securities on terms that are highly dilutive to our stockholders.

     We must make significant additional capital expenditures.

     We expect to incur significant capital expenditures to construct and launch the QuickBird satellites and to upgrade both our ground stations and other operating systems. From March 31, 2000 through launch of QuickBird 1, we expect to spend approximately $52 million for QuickBird 1 and related systems. The QuickBird 1 satellite is now in final assembly and testing. We expect to spend approximately $79 million to construct QuickBird 2, of which approximately $40 million has been spent through March 31, 2000. The QuickBird 2 satellite is scheduled for launch in 2001. Each QuickBird satellite has a designed useful life of five years. We have begun to develop plans for the next generation satellites that will replace QuickBird 1 and QuickBird 2. The first replacement satellite is planned for launch by 2005. We expect to incur in excess of $400 million of research and development costs and capital expenditures to develop our next generation satellites. However, we cannot assure you that such funds will be available to us on acceptable terms or at all. Consequently, we could be required to significantly reduce or suspend our operations, seek a merger partner, sell the business, seek additional financing, or sell additional securities on terms that are highly dilutive to our stockholders.

     We may need additional financing.

     We believe that cash on hand and expected cash flow from operations will be sufficient to fund our capital expenditures and operations, including the launch of QuickBird 1 and QuickBird 2 and all insurance premiums. We cannot assure you that we will have sufficient funds to service our indebtedness or to fund our other liquidity needs, including our anticipated capital expenditures, or that these expenditures will fall within our estimates. We may need to raise additional capital to support the construction and deployment of our next generation satellites. We may need to refinance all or a portion of our indebtedness, but we may not be able to do so on commercially reasonable terms, or at all. We do not have a revolving credit facility or other source of readily available capital. Without sufficient funds to service our indebtedness or fund operations, we would have a serious liquidity problem. In such case, we would need to seek additional financing, which we may not be able to obtain on commercially reasonable terms or at all. Consequently, we could be required to significantly reduce or suspend our operations, seek a merger partner, sell the business, seek additional financing or sell additional securities on terms that are highly dilutive to our stockholders. In addition, a significant delay in the launch of QuickBird 1 would require us to modify our operating plan and to defer substantial amounts of planned capital expenditures. This, in turn, would delay deployment of the complete EarthWatch system and may prevent us from continuing as a going concern. In addition, we could experience higher costs if we have to modify our future satellites. If we incur any such additional costs or if our receipt of revenue is delayed, we could need additional financing. Failure to obtain such financing may result in a material adverse effect on our business and could prevent us from continuing as a going concern.

     Our cost to insure future launches may increase.

     We have in force a $230 million insurance policy for QuickBird 1. This insurance policy will cover QuickBird 1 in the event of a launch failure or for full or specified partial operational failures in orbit during the 24 months following launch. The premium for our $230 million launch policy for QuickBird 1 is approximately $30 million, which has been used as a portion of the collateral for the new notes, the old notes, and the 12 1/2% Notes. In addition, we plan to obtain a policy of up to $35 million, subject to market conditions, to cover risks associated with a total loss of QuickBird 1 during launch or during operation. We cannot assure you that we will be able to procure the additional policy.

     The cost of launch insurance for a particular satellite is based on many factors, including failure rates of similar launch vehicles or satellite components. An adverse change in insurance market conditions, or the failure of a satellite using similar components or a similar launch vehicle, could significantly increase the cost of insurance on future launches. In the recent past, there have been several commercial satellite launch failures. Additionally, there have been numerous government launch failures which were not insured. Consequently, the launch insurance industry is assessing the impact of failed launches and examining the resulting claims. These factors could cause the market terms of future insurance policies to be significantly less favorable than those currently available, may result in limits on amounts of coverage that we can obtain, or may prevent us from obtaining insurance at all. We cannot assure you that launch insurance for QuickBird 2 or our next generation satellites will be available on acceptable terms, or at all. In addition, if we fail to successfully launch QuickBird 1, we may not be able to obtain launch insurance for future satellites on commercially reasonable terms or at all.

     Our use of net operating losses to offset taxes may be limited.

     Under the Internal Revenue Code as currently in effect, utilization of our net operating loss carryforwards against future taxable income could be limited if we are treated as having experienced an ownership change as defined in the Code. We believe that we may have experienced an ownership change as a result of certain prior transactions. Future events also may result in an ownership change that could result in limitations on our ability to utilize our net operating loss carryforwards.

Risks relating to our planned satellite launch and operations.

     A launch failure would adversely affect our ability to deliver imagery products and services.

     Satellite launches are subject to significant risks, including disabling damage to or loss of the satellite. Launch failure rates vary depending on the particular launch vehicle. We plan to use the Russian Cosmos SL-8 for the launch of QuickBird 1, which has a relatively low launch failure rate. We cannot assure you that our planned satellite launches will be successful. Although we believe that our insurance coverage would be sufficient to cover the cost of replacing our satellites and repaying the 12 1/2% Notes, the old notes, and the new notes, the interruption of our business that would result from a launch failure would materially adversely affect our business, operating results, and financial condition.

     We cannot assure you that our satellites will operate as designed.

     We have limited experience in producing our products, contracting for such production, and providing services. To date, we are still in the process of developing our products and services and have yet to fully establish our processes and facilities. We cannot assure you that problems will not occur in the future with respect to product or service quality, performance, and reliability. If such problems occur, we could experience increased costs, delays in or cancellations of orders, loss of customers and product returns, any one of which would materially adversely affect our business, operating results and financial condition and our ability to pay interest and principal on the new notes. See "Business-Products and services."

     We cannot assure you that QuickBird 1 or QuickBird 2 will operate successfully or that they will continue to operate throughout their expected design lives. Even if these satellites are launched and operated properly, minor technical flaws in the satellites' sensors, power supply, data recorder, communications systems, or other components could significantly degrade their performance, which could materially affect our ability to collect and market imagery products. For example, our EarlyBird 1 satellite was successfully launched, but we lost contact with it four days later. After we were unable to reestablish communications, we determined that the satellite was a total loss.

     Each of our satellites will employ advanced technology that will be subject to severe environmental stresses during launch and in space that could adversely affect its performance. Hardware component problems in space could require premature satellite replacement, with attendant costs and revenue losses. In addition, human operators may make mistakes in issuing commands, negatively impacting our satellites' performance.

     If either QuickBird 1 or QuickBird 2 were to fail prematurely, we could experience significant delays while we replace the satellite. During this period, our revenue would decline significantly, as we would have no images to sell from the failed satellite. This could also adversely affect market acceptance of our imagery products and our competitive position if other companies are able to launch and successfully operate similar satellites. Although any such loss of satellite capacity may be covered by insurance, we cannot assure you that we would have on hand, or be able to obtain in a timely manner, the necessary funds to cover the costs of a replacement satellite.

     Our satellites have limited design lives and are expensive to replace.

     Satellites have limited useful lives. We determine a satellite's useful life, or design life, using a complex calculation involving the probabilities of failure of the satellite's components from design or manufacturing defects, environmental stresses, or other causes. The designed useful life of a QuickBird satellite is five years. We expect the performance of each satellite to decline near the end of its design life. However, we cannot assure you that each satellite will function properly for its expected design life. Moreover, the expected useful lives of QuickBird 1 and QuickBird 2 are less than the term of the new notes. Therefore, we will need to spend significant amounts to develop and launch replacement satellites prior to the maturity of the new notes.

     We anticipate using funds generated from operations to develop next generation high-resolution satellites. We expect the cost of the next generation satellites to be significant. If we do not generate sufficient funds from operations or are unable to obtain financing from outside sources, we will not be able to develop next generation satellites to replace the QuickBird satellites at the end of their design lives. This would adversely affect our ability to pay principal and interest on the new notes.

     A delay in launching the QuickBird satellites will adversely affect us.

     Prior to launch, we must fully construct, test, and transport our satellite to the launch site in Russia and install the satellite on the launch vehicle. We also must coordinate the launch campaign, the shipment of equipment and materials, and the setup of such equipment and materials at the launch site. These steps are complex and entail numerous risks. Also, many of these activities are entirely outside of our control. Difficulties in any aspect of this process or a delay in launching any of the QuickBird satellites will adversely affect our business, operating results, financial condition, and ability to pay interest and principal on the new notes. We have already delayed our scheduled launch date for QuickBird 1 from the first quarter of 2000 to the fall of 2000. Space Imaging successfully launched a satellite in September 1999 and has been distributing imagery to its customers since that time. Any further delay may put us at a significant competitive disadvantage by allowing our competitors more time to establish themselves in the market. Our transit insurance will not be adequate to repay the accreted value of and interest on the new notes, the old notes, and the 12 1/2% Notes.

     Our ability to launch in Russia may be adversely affected by political factors.

     We are subject to evolving governmental, political, social, and legal structures within Russia, which have been unstable. Changes in policies of the Russian government or the political leadership of the Russian government may have a significant adverse impact on the stability of the business environment in Russia. As a result, uncertainty exists concerning the value and enforceability of contract rights we have or may acquire in Russia. In addition, any deterioration in relations between the United States and Russia could adversely affect our ability to launch in Russia.

     Our business is dependent on component and software suppliers.

     We are highly dependent on other companies for the development and manufacture of various components critical to our operation. These components include software and products for our satellite systems, ground stations, Digital Globe database archive, data distribution network, and the launch of our satellites. Many of the sources for these components are our primary source of supply, including Ball Aerospace & Technologies Corp., Eastman Kodak Company, Fokker Space B.V., Datron/Transco Inc., InfoFusion, LLC, ITT Industries, Inc., Kongsberg Spacetec A.S., L3 Communications Storm Control Systems, Inc., and MacDonald Dettwiler & Associates, Ltd.

     The EarthWatch system will be delayed if these or other companies and subcontractors fail to complete development or produce these components on a timely basis. Additionally, the failure of any such components to function as required will adversely affect our business.

     Our business is dependent on the continued functioning of our data centers.

     We must protect our data centers against damage from fire, earthquake, power loss, telecommunications failure, and similar events. We plan to take precautions to protect ourselves from events that could interrupt our operations, including the implementation of redundant systems, offsite storage of back-up data, and sprinkler systems in the data centers. Our master international distributors will maintain separate archives of portions of our imagery data and we plan to enter into arrangements with other high volume customers for alternative data back-up storage. We cannot assure you that such precautions will be adequate and our operations may still be interrupted, even for extended periods. Although we have insurance to cover damage to our data centers, we do not carry business interruption insurance to cover the loss of revenue that would result if one of our data centers was damaged or destroyed.


Risks related to government regulation of our industry.

     We must comply with technology transfer restrictions during our launch campaign in Russia and our ability to launch from Russia depends upon the compliance of the Russian government with a technology safeguards agreement between the United States and Russia.

     We have obtained a license from the Office of Defense Trade Controls of the United States Department of State that authorizes us to export temporarily the QuickBird 1 satellite for launch from Russian territory. The license restricts the type of information that can be provided to our Russian launch contractors. Furthermore, launches of U.S.-origin satellites from Russia are governed by a technology safeguards agreement between the United States and Russia. This agreement protects against the misappropriation of U.S.-origin satellite technology. If we fail to comply with the requirements of our temporary export license, if changes in these requirements occur, or if the Russian government fails to comply with the requirements of the technology safeguards agreement, we may be denied or may experience a significant delay in obtaining permission to transport a satellite to Russia for launch. Additionally, we cannot assure you that the United States Congress will not in the future alter the regulatory framework for launches outside the United States. Such changes may preclude or significantly delay our ability to launch a satellite from Russia.

     We are subject to extensive government regulation.

     Our business is subject to extensive regulation in the United States and in foreign jurisdictions in which we may operate or in which our products may be sold. Regulatory changes could significantly impact our operations by:

     .    restricting our development efforts and those of our customers;

     .    restricting the amount and type of data that we can collect;

     .    making current products obsolete;

     .    restricting sales or distribution of our products; or

     .    increasing competition.


     We might need to modify our products or operations to comply with such regulations. Such modifications could be expensive and time-consuming.

     Foreign governments may attempt to limit or prohibit sales of images into their country or other countries. The United States government imposes restrictions on our ability to sell imagery covering Israel and could elect to limit or proscribe sales of imagery covering other countries or regions. Additionally, the United States government may limit our ability to distribute images in order to protect the safety and security of the United States or allied military forces.

     We could in the future be subjected to new laws, policies or regulations, or changes in the interpretation or application of existing laws, policies and regulations, that modify the present regulatory environment in the United States or abroad. U.S. regulators could decide to impose limitations on U.S. companies that are currently applicable only to other countries or other regulatory limitations that affect satellite remote imaging operations. Any limitations of this kind could materially adversely affect our business.

     NOAA Licenses. We are required to hold, and have obtained, licenses from the National Oceanic and Atmospheric Administration of the United States Department of Commerce ("NOAA") for the operation of our commercial remote sensing satellite system. These licenses regulate our activities in several areas. For instance, non-United States persons may not own more than 25% of our stock without approval of the Department of Commerce, which may limit the persons who could provide financing to or acquire EarthWatch.

     FCC Licenses. We are required to hold, and have obtained, licenses from the Federal Communications Commission ("FCC") for the operation of radio frequency devices on board our satellites and at United States ground stations. Any future regulatory changes could materially adversely affect our business, operating results, financial condition, and our ability to pay interest and principal on the new notes.

Risks related to the market for our products and services.

     Our business will suffer if we do not compete successfully in the collection and distribution of digital geographic and image data.

     We expect to encounter substantial competition in the market for digital geographic and image data. We expect to face competition from traditional sources of image-based information, including aerial photography, and from high-resolution satellite systems developed and operated by other commercial enterprises or foreign governments. Industry analysts generally expect that aerial photography will remain the dominant source of imagery because it offers superior spatial resolution as compared to imagery produced by commercial satellites.

     Aerial photography offers high-resolution imagery, is efficient and competitively priced, and currently enjoys a majority share of the overhead imagery market. We expect that aerial photography firms will continue to offer products that are competitive with ours in many applications.

     We also face competition from high-resolution commercial satellite ventures, including Space Imaging, ORBIMAGE, and West Indian Space. Space Imaging, a joint venture including Lockheed Martin, E-Systems, and Mitsubishi, has developed a high-resolution imaging system utilizing two satellites. Space Imaging successfully launched a satellite in September 1999 and has been distributing imagery to its customers since that time. Space Imaging also has the right to distribute imagery for Landsat 4 and 5 and for Indian Remote Sensing System. It also has access to significant technological and capital resources. ORBIMAGE, a wholly-owned subsidiary of Orbital Sciences Corporation, is developing two high-resolution imaging systems, which are scheduled for launch during the first quarter of 2001 and by late second quarter of 2001, respectively, as publicly announced. In addition, West Indian Space has announced plans to launch two high-resolution satellites for commercial use, one in 2000 and one in 2001.

     We also will face competition from new and emerging technologies, possibly including satellites with higher resolution and radar. We cannot assure you that we will be able to compete successfully against current and future competitors, or that competitive pressures faced by us will not materially adversely affect our business, operating results, financial condition, or our ability to pay principal and interest on the new notes.

     Our business may become subject to intense price competition.

     As more of our competitors successfully launch earth-observing imaging satellites, our business will become increasingly competitive. The cost to enter our business is very high, while operating costs, on a day to day basis, are lower. Therefore, one of our competitors may substantially reduce prices in an effort to gain market share and eliminate other market participants, and still be able to carry on business and finance operations. A reduction in prices by one of our competitors would force us to reduce our prices in order to maintain market share. Any significant price reduction in the market could have a material adverse effect on our revenues, operating results, financial condition, and our ability to pay principal and interest on the new notes.

     Our dependence on third party distributors, sales agents, and value-added resellers could result in marketing and distribution delays.

     We plan to market and sell our products using a network of distributors covering major world regions and, on a regional basis, through local distributors retained by the major distributors. We currently have agreements with certain of our strategic partners to serve as master international distributors, with exclusive distribution rights for at least four years to certain of our products in Europe, Asia, and Australia. We are currently engaged in discussions with other potential distributors, sales agents, and value-added resellers.

     Our ability to terminate a distributor who is not performing satisfactorily may be limited. Inadequate performance by a master international distributor would adversely affect our ability to develop markets in the regions for which the master international distributor is responsible and could result in substantially greater expenditures by us in order to develop such markets. Our operating results will be highly dependent upon:

     . our ability to maintain our existing master international distributor arrangements;

     . our ability to establish and maintain coverage of major geographic areas and establish access to customers and markets; and

     . the ability of our distributors, sales agents, and value-added resellers to successfully market our products.


     Market acceptance of our products and services is uncertain.

     We intend to address the needs of existing imagery markets and to develop new markets. Our success will depend on demand for satellite imagery with a resolution of one meter or less, which to date has not been widely available commercially. Consequently, it is difficult to predict the ultimate size of the market and the demand for products and services based on this type of imagery.

     Our strategy to target certain markets for our satellite imagery is based on a number of assumptions, some or all of which may prove to be incorrect. Our description of potential markets for our products and services, and estimates of the addressable markets which we discuss in this prospectus, represent our view as of the date of this prospectus. Actual markets could vary materially from these estimates.

     As is typical in many emerging markets, demand and market acceptance for a new product or service is subject to many uncertainties. We cannot assure you that our products will achieve market acceptance in existing imagery markets or that new markets will develop. Even if markets for our imagery develop, we may capture a smaller share of these markets than we currently anticipate. We have entered into contracts to supply imagery, which provide for agreed upon minimum and maximum purchases by our customers of imagery and value-added products and services. We cannot assure you that our customers will purchase any such data in excess of minimum contractual obligations. Lack of significant market acceptance of our products and services, delays in acceptance, or failure of certain markets to develop would have a material adverse effect on our business, operating results, and financial condition, and would negatively affect our ability to pay interest and principal on the new notes.

     Our business will suffer if we are not able to expand into international markets or compete effectively in those markets.

     We expect to derive a significant portion of our revenues from international markets. We have limited experience internationally and may not be able to compete effectively in international markets. International operations are subject to certain risks, such as:

     .    increases in tariffs, taxes, and other trade barriers;

     . difficulties in collecting accounts receivable and longer collection periods;

     .    fluctuations in currency exchange rates;

     .    changes in political and economic stability;

     .    potentially adverse tax consequences;

     .    government regulations; and

     . reduced protection for intellectual property rights in certain countries.


     Any of these factors could materially adversely affect our international revenues and, consequently, our business, operating results, and financial condition.

     Technological Risks.

     The EarthWatch system is exposed to the risks inherent in a large scale, complex satellite system employing advanced technologies. The technology used in the EarthWatch system has never been used in an integrated commercial system and has been or must be adapted to meet our specific needs. The operation of the EarthWatch system will require the design and integration of advanced digital technologies throughout our satellite, ground station, and data gathering and distribution networks. The failure to develop, produce, and implement the EarthWatch system or of any of its elements could delay the operation of the EarthWatch system or render it unable to perform to the quality standards required for success. We believe that, based upon presently available information, our new satellites will, at the time of launch, be technologically competitive with other high-resolution satellites. However, because of substantial and continual technological change, there can be no assurance that we will maintain our competitive position or that such technological changes will not adversely affect our business, results of operations, financial condition, or our ability to pay interest and principal on the new notes.


Risks relating to our personnel and intellectual property.

     Our business will suffer if we do not attract and retain additional highly-skilled personnel or manage our growth effectively.

     Our future success depends on our ability to identify, attract, hire, and train highly-skilled technical, managerial, sales, and marketing personnel. Competition for skilled technical personnel is intense. Some of our competitors have significantly greater financial resources than us and may be able to more easily attract such skilled personnel. Moreover, competition for technical talent in the Denver metropolitan area is particularly intense. Failure to attract and retain the necessary technical, managerial, sales, and marketing personnel could materially adversely affect our business, operating results, and financial condition.

     We may experience periods of rapid growth. If we fail to manage our growth, this could materially adversely affect our business, operating results, and financial condition. We must effectively manage our operational, financial, and accounting systems, and procedures and controls to manage this future growth.

     We may not be able to successfully operate our business if we lose key personnel.

     We believe that our success will depend on the continued services of our senior management team and other key personnel, including Herbert F. Satterlee III, our Chief Executive Officer and President, Dr. Walter S. Scott, our Chief Technical Officer and Executive Vice President, and Henry Dubois, our Chief Operating Officer and Chief Financial Officer. The loss of the services of any of our senior management team or other key employees could materially adversely affect our business, operating results, and financial condition. We have not entered into written employment contracts with any members of management. Furthermore, we do not maintain key person life insurance on our management personnel.

     Our limited ability to protect our intellectual property and proprietary information may adversely affect our competitive position.

     Trade secrets, copyright laws, nondisclosure agreements, and other proprietary rights are important to our success and competitive position. Our efforts to protect our proprietary rights may be inadequate and may not prevent others from using our proprietary rights. Existing trade secret and copyright laws offer only limited protection. Further, effective trade secret and copyright protection may not be available in every country in which our services or products are made available, and policing unauthorized use of our proprietary information is difficult.

     The unauthorized misappropriation of our proprietary rights could have a material adverse effect on our business, operating results, and financial condition. Our expected use of the Internet as a means of distribution for our images may exacerbate the risks, as it places our imagery data in the hands of our customers in a form readily duplicated and transferred to other persons without our consent. If we resort to legal proceedings to enforce our proprietary rights, the proceedings could be burdensome and expensive, and the outcome could be uncertain.

     Claims of intellectual property infringement expose us to costs and potential losses.

     Because we have contracted for a significant portion of our infrastructure, suppliers often grant us licenses to use their intellectual property embodied in the hardware and software supplied and indemnification for any infringement of intellectual property rights in connection with such use. Despite this indemnification, we may be subject to claims alleging infringement by us of third party proprietary rights. If any of our products or services infringes third party rights, we may not be able to obtain permission to use such intellectual property on commercially reasonable terms. This could require us to expend significant resources to make our products and services noninfringing or to discontinue the use of such products and services. Any claim of infringement also could cause us to incur substantial costs defending against the claim, even if the claim is without merit. Finally, a party making such a claim could secure a judgment that requires us to pay substantial damages or that prevents us from using or selling our products and services. Any of these events could have a material effect on our business, operating results, financial condition, and our ability to pay principal and interest on the new notes.

     Claims of invasion of privacy or misappropriation of trade secrets could be expensive and cause substantial losses.

     Because our satellites are capable of obtaining imagery in finer detail than has been possible to date by other commercial systems, we may be subject to claims of invasion of privacy, misappropriation of trade secrets, or other novel claims by persons or companies that may object to our collection of satellite imagery of their property. Such claims could cause us to incur substantial costs defending against such claims, even if the claim is without merit. Finally, a party making such a claim could secure a judgment that requires us to pay substantial damages or that prevents us from collecting or using imagery. Any of these events could have a material adverse effect on our business, operating results, financial condition, and our ability to pay principal and interest on the new notes.

Risks relating to the new notes.

     Our launch insurance coverage may not provide adequate protection against satellite loss or impairment.

     Holders of the new notes have an indirect security interest in proceeds from insurance policies covering the launch and first two years of operations of QuickBird 1. Holders' interests in such policies are shared on an equal basis with holders of our old notes and 12 1/2% Notes through a collateral pledge and security agreement. We believe the security interest granted in favor of holders of the new notes has been perfected to the extent feasible under the governing laws of Colorado and New York. However, there is ambiguity in the governing law of these jurisdictions with respect to perfecting a security interest in proceeds of an insurance policy. As a result, we cannot assure you that the rights of holders of the new notes to receive payments on the notes from such insurance proceeds will not be superseded by another creditor or class of creditors. Moreover, a default by any of our insurers in their obligations to pay upon a loss would reduce the proceeds available to holders of the new notes, the old notes and the 12 1/2% Notes.

     Our launch insurance policies contain customary exclusions, such as war, insurrection, or willful act, the occurrence of any of which would result in a lack of insurance coverage, which could have a material adverse effect on our business, operating results, and financial condition.

     We cannot assure you that an active trading market will develop for the new notes.

     We are offering the new notes to the holders of the old notes. Prior to this exchange offer, there was no existing trading market for the old notes and there were no existing new notes. We do not intend to apply for listing of the new notes on any securities exchange or on the Nasdaq National Market. The new notes may trade at a discount, depending upon prevailing interest rates, the market for similar securities, our performance, and other factors. Morgan Stanley & Co. Incorporated, the initial purchaser, has advised us that it intends to make a market in the new notes following the issuance thereof; however, Morgan Stanley is not obligated to do so and any such market-making activities may be discontinued at any time without notice. We cannot be certain, therefore, that an active market for the new notes will develop or, if such a market develops, that it will continue. See "Plan of Distribution."

     The form and terms of the new notes are substantially identical to the form and terms of the old notes, except that the new notes:

     .    will be registered under the Securities Act;

     .    will not provide for registration rights;

     . will not provide for payment of additional interest upon failure to register or exchange the old notes, which terminates upon completion of the exchange offer; and

     .    will not bear legends containing transfer restrictions.


     The new notes will be issued solely in exchange for an equal principal amount of old notes. As of the date hereof, we have old notes outstanding with an aggregate principal amount at maturity of $199 million.

     We may not have the ability to raise the funds necessary to finance the change of control offer required by the new notes.

     Upon the occurrence of certain change of control events, we will be required to offer to repurchase the new notes, the old notes and the 12 1/2% Notes at a price equal to 101% of their accreted value, plus accrued interest. It is possible that we will not have sufficient funds at the time of the change of control to make the required repurchases. If we are unable to make the required repurchases, we would be in default under the new notes, the old notes and the 12 1/2% Notes.

     Purchasers of the new notes will be required to include amounts in gross income for federal income tax purposes in advance of receipt of cash payments.

     The new notes will be issued with original issue discount for United States federal income tax purposes. As a result, U.S. holders (as defined in "United States federal income tax consequences") will be required to include amounts in income in respect of the new notes on a constant yield to maturity basis in advance of the receipt of the cash to which such income is attributable. See "United States federal income tax consequences--Original issue discount."

     We may not be able to deduct a portion of the original issue discount that accrues on the new notes.

     The new notes are applicable high-yield discount obligations, as defined in the Code, and the following rules will apply, if the yield to maturity of the new notes exceeds the "applicable federal rate" in effect at the time of their issuance, plus five percentage points. Under these rules, if the yield to maturity of the new notes exceeds the applicable federal rate plus five percentage points, we will not be able to deduct a portion of the original issue discount that accrues on the new notes, and the remaining original issue discount on the notes will not be deductible by us until such original issue discount is paid by us in cash. See "United States federal income tax consequences--Applicable high-yield discount obligations."

     A failure to exchange your old notes for new notes may result in a decline in value of your notes and your old notes will continue to be subject to restrictions on transfer.

     When the exchange offer is completed, the liquidity of any trading market for old notes that remain outstanding will decrease significantly. You may be unable to sell or transfer your old notes and the value of your old notes may decline.

     The old notes have not been registered under the Securities Act or any state securities laws. When the exchange offer has been completed, we will have no further obligation to register the old notes. Thereafter, if you have not tendered your old notes in the exchange offer, you will continue to hold restricted securities. You may not offer to sell or otherwise transfer your old notes unless the sale complies with the registration requirements of the Securities Act and any other applicable securities laws, or unless there is an exemption from the securities laws for your sale. In addition, to sell your old notes, you must comply with certain other conditions and restrictions, including our and the trustee's right in certain cases to require you to deliver opinions of counsel, certifications, and other information prior to any such transfer. If you do not exchange your old notes in the exchange offer, the old notes will continue to bear a legend reflecting such restrictions on transfer. In addition, once the exchange offer has been completed, you will not be entitled to, and we do not expect to, exchange old notes for notes registered under the Securities Act.

     The new notes and any old notes which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or exercised certain rights under the indenture.

               SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     Some of the statements under "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations," "Business," and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk factors" and elsewhere in this prospectus.

     In some cases, you can identify forward-looking statements by terminology, such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements.

                                USE OF PROCEEDS

     This exchange offer is intended to satisfy certain of our obligations under our registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes offered in the exchange offer. In consideration for issuing the new notes as contemplated in this prospectus, we will receive in exchange old notes in like principal amount at maturity, the form and terms of which are the same in all material respects as the form and terms of the new notes except that the new notes:

          (1) will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the old notes; and

          (2) will not be entitled to certain registration or other rights under our registration rights agreement, including the provision in the registration rights agreement for additional interest of up to 0.5% per annum upon our failure to consummate the exchange offer.

     The old notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the new notes will not result in any increase in our indebtedness.

     The net proceeds to us from the issuance of the old notes and shares of Series C preferred stock which we issued in connection with the old notes were approximately $130.2 million, after deducting the selling discounts and commissions and expenses. See "Description of the old notes--General." Of the $130.2 million in net proceeds raised from the issuance of the old notes and shares of Series C preferred stock, approximately $72.7 million were used for satellite and ground system development and satellite launch, including escrowed and paid insurance premiums, approximately $4.5 million were used for product development, and approximately $2.1 million were used to expand our sales and marketing efforts. We currently are using the remaining proceeds for working capital, other operating expenses, and general corporate purposes.

     Because of the number and variability of factors that will determine our use of the net proceeds from the issuance of the old notes and the shares of Series C preferred stock issued in connection therewith, management will retain a significant amount of discretion over the application of such net proceeds. Pending the use of such net proceeds as described above, we intend to invest such funds in interest-bearing bank accounts or invest the proceeds in United States government securities or other short-term, interest-bearing investment grade securities, to the extent permitted by the indenture.

                                DIVIDEND POLICY

     The following is a summary of our dividend policy with respect to shares of our common and preferred stock.

     Common stock.

     The holders of our common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available to be paid. We have not paid any dividends to the holders of our common stock and do not intend to pay dividends to such holders in the foreseeable future.

     Series A and Series B preferred stock.

     The holders of our Series A preferred stock and Series B preferred stock are entitled to receive cumulative dividends, whether or not declared by our board of directors, at an annual rate of 7% of the liquidation preference amount until no later than June 15, 2002. Such dividends are payable quarterly on March 31, June 30, September 30, and December 31, and commenced on June 30, 1999. Such dividends may be paid, subject to certain limitations, at our option, either in cash or in additional shares of Series A preferred stock or Series B preferred stock, as applicable. After June 15, 2002, dividends will accrue at an annual rate of 7% of the liquidation preference amount and will be payable when, as, and if declared by the board of directors, in cash only. If any dividend is not paid in full in cash on a quarterly payment date after June 15, 2002, the liquidation preference of the Series A preferred stock and Series B preferred stock will be increased by an amount equal to the product of (a) the amount per share not paid divided by the total amount payable per share and (b) one quarter of the dividend rate multiplied by the effective liquidation preference. Under our amended and restated certificate of incorporation, we are prohibited from paying dividends on any shares of stock having rights junior to the Series A and Series B preferred stock until all accumulated dividends have been paid on the Series A and Series B preferred stock.

     Series C preferred stock.

     Until June 15, 2002, the holders of Series C preferred stock are entitled to cumulative dividends, whether or not declared by the board of directors, at an annual rate of 8.5%. Such dividends are payable quarterly on March 31, June 30, September 30, and December 31, and commenced on June 30, 1999. Such dividends may be paid, subject to certain limitations, at our option, either in cash or in additional shares of Series C preferred stock. After June 15, 2002, dividends will accrue at an annual rate of 7% of the liquidation preference amount and will be payable when, as, and if declared by the board of directors, in cash only. If any dividend is not paid in full in cash on a quarterly payment date after June 15, 2002, the liquidation preference of the Series C preferred stock will be increased by an amount equal to the product of (a) the amount per share not paid divided by the total amount payable per share and (b) one quarter of the dividend rate multiplied by the effective liquidation preference. Under our amended and restated certificate of incorporation, we are prohibited from paying dividends on any shares of stock having rights junior to the Series C preferred stock until all accumulated dividends have been paid on the Series C preferred stock.

     However, the terms of the indenture will restrict our ability to pay dividends on, or make distributions in respect to, our capital stock. See "Description of the old notes--Summary."

                                CAPITALIZATION

     The following table sets forth our total cash and cash equivalents and capitalization as of March 31, 2000. This table should be read in conjunction with the consolidated financial statements and related notes thereto included elsewhere in this prospectus.


                                                                      March 31, 2000

                                                                       (in thousands)
Cash and cash equivalents.......................................        $  63,119
                                                                        =========
Long-term debt:
 Old notes......................................................        $ 117,810
 12 1/2% Senior Notes...........................................           56,329
 Other long-term debt, excluding current portion................               --
                                                                        ---------
    Total long-term debt........................................          174,139
                                                                        ---------

Mandatorily redeemable preferred stock:  (1)
 Series A convertible preferred stock...........................           24,146
 Series B convertible preferred stock...........................           24,146
 Series C convertible preferred stock...........................           75,139
                                                                        ---------
    Total mandatorily redeemable preferred stock ...............          123,432
                                                                        ---------

Stockholders' equity (deficit):
   Preferred stock..............................................               --
   Common stock.................................................               --
Additional paid-in-capital......................................           78,289
Accumulated other comprehensive income (loss)...................              (61)
Accumulated deficit.............................................         (117,101)
                                                                        ---------
    Total stockholder's equity (deficit)........................          (38,873)
                                                                        ---------
    Total capitalization........................................        $ 258,698
                                                                        =========

(1) The mandatorily redeemable Series A, Series B, and Series C preferred stock are required to be redeemed on March 31, 2009 at a redemption price equal to 100% of the then applicable liquidation preference, plus accrued and unpaid dividends to the date of redemption. The mandatorily redeemable Series A, Series B, and Series C preferred stock are entitled to cumulative dividends at annual rates of 7.0%, 7.0%, and 8.5%, respectively, payable quarterly in cash, additional shares, or an increase in liquidation preference, as applicable. The indentures governing the new notes and the 12 1/2% Notes restrict our ability to pay cash dividends.

                      SELECTED HISTORICAL FINANCIAL DATA

The following selected financial data are qualified by reference to, and should be read in conjunction with, our consolidated financial statements and notes thereto and "Management's discussion and analysis of financial condition and results of operations" included elsewhere in this prospectus. The consolidated balance sheet data as of December 31, 1998 and 1999, and consolidated statement of operations data for each of the three years ended December 31, 1999, have been derived from our audited consolidated financial statements and the notes thereto included elsewhere in this prospectus. The consolidated statement of operations data for the nine months ended December 31, 1995 and the year ended December 31, 1996, and the consolidated balance sheet data as of December 31, 1995, 1996 and 1997, are derived from our historical consolidated financial statements not included in this prospectus. The unaudited consolidated statement of operations data for the three-month periods ended March 31, 1999 and 2000, and the consolidated balance sheet data as of March 31, 1999 and 2000, are derived from unaudited consolidated financial statements which have been prepared on the same basis as the audited consolidated financial statements and, in our opinion, include all adjustments, consisting only of normal recurring adjustments, which are necessary to present fairly the results of operations and financial position of EarthWatch for the period in accordance with generally accepted accounting principles. Historical results may not be indicative of results for any future period.


                                                                                                                        Period from
                                           Nine Months from      Year Ended December 31,          Three Months Ended       March 31
                                            March 31, 1995     ----------------------            ------------------          1995
                                           to December 31,                                        March 31, March 31,   to March 31,
                                                1995        1996       1997      1998     1999    1999        2000           2000
                                                ----        ----       ----      ----     ----    ----        ----           ----
                                                                          (in thousands)
Statement of Operations Data:
Revenue...................................    $ 2,993     $  1,900  $    437  $  1,809  $  5,913  $   167   $  2,019    $  15,071
                                              -------     --------  --------  --------  --------  -------   --------    ---------
Cost of goods sold........................      1,712        1,922       382     1,905     5,120      143      1,343       12,385
Selling, general and administrative.......      2,430        5,992     8,588     4,975    12,763    2,231      3,016       37,764
Research and development..................      3,126       20,178    19,121     9,113     6,956    2,067      2,380       60,874
Loss from impairment of fixed assets......         --           --    25,519       599        --       --         --       26,118
Gain from arbitration settlement..........         --           --        --    (1,515)       --       --         --       (1,515)
Loss from operations......................     (4,275)     (26,192)  (53,173)  (13,268)  (18,926)  (4,274)    (4,720)    (120,554)
Interest expense..........................        (26)         (63)      (86)   (1,340)   (5,482)     (50)    (1,984)      (8,981)
Interest income...........................        392        2,549     2,528     1,688     4,089      180      1,332       12,578
                                              -------     --------  --------  --------  --------  -------   --------    ---------
Net loss..................................    $(3,909)    $(23,706) $(50,731) $(12,920) $(20,319) $(4,144)  $ (5,372)   $(116,957)
                                              =======     ========  ========  ========  ========  =======   ========    =========

Other Financial Data:
Capital expenditures......................    $ 9,208     $ 33,952  $ 54,271  $ 26,037  $ 75,238  $ 4,433   $ 15,800    $ 214,506
Cash provided (used) by operating
 activities...............................     (1,623)     (20,967)  (14,192)   18,136    (6,420)  (3,926)    (6,070)     (31,136)
Cash provided (used) by investing
 activities...............................     (9,208)     (33,951)  (68,290)  (17,529)  (97,070)    (717)   (12,986)    (239,035)
Cash provided (used) by financing
 activities...............................     32,521       68,452    53,668    (1,972)  180,639      (48)       (19)     333,289
Deficiency of earnings to fixed charges...     (3,909)     (23,851)  (56,401)  (18,976)  (31,661)  (5,894)   (10,668)    (145,466)

                                                                 December 31,                     March 31, 1999     March 31,2000
                                              -------------------------------------------------   --------------     -------------
                                                1995        1996       1997      1998     1999
                                                ----        ----       ----      ----     ----
                                                                 (in thousands)
Balance Sheet Data:
Cash and cash equivalents.................    $21,690     $ 35,224  $  6,410  $  5,045  $ 82,193       $    354        $  63,119
Total assets..............................     38,186       90,547   104,299    85,328   271,469         80,479          268,412
Total debt................................        597        1,188    51,511    49,804   167,148         49,833          174,216
Mandatorily redeemable preferred stock....         --           --        --        --   123,384             --          123,432
Stockholders' equity (deficit)............     33,691       83,107    39,737    26,831   (33,519)        22,628          (38,873)

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the related notes thereto included elsewhere in this prospectus. Digital Globe(R) and Your Planet Online(R) are our registered trademarks and Seconds on Orbit(TM) is our trademark. See "Special note regarding forward looking statements."

Overview

     We plan to create and market a variety of information products derived from satellite imagery of the earth's surface. We are currently building two satellites capable of collecting high-resolution digital imagery of the earth's surface, as well as a comprehensive image collection, enhancement and digital archive system known as our Digital Globe database. Our QuickBird satellites are designed to collect 1-meter resolution gray scale and 4-meter resolution color imagery of the earth and will have an ability to revisit most areas almost daily. We plan to launch the QuickBird 1 satellite in the fall of 2000.

     We were originally incorporated as a wholly-owned subsidiary of Ball Corporation. On March 31, 1995, we merged with WorldView
Imaging Corporation, which had been founded by Dr. Walter S. Scott, our Chief Technical Officer and Executive Vice President. In connection with the merger, Ball contributed certain assets and technology, in addition to making a substantial cash investment. WorldView received the first United States government license to operate a high-resolution satellite for commercial use and was developing the EarlyBird satellites (predecessor satellites to the QuickBird satellites) when it merged with us.

     We are in an early development stage. Since the merger, we have invested in research and development to develop our satellite system and have incurred substantial operating costs and selling, general, and administrative expenses. We completed and launched EarlyBird 1, our first satellite, in December 1997. However, four days after a successful launch, we lost contact with EarlyBird 1. We were unable to reestablish communications and determined that the satellite was a total loss. As a result, we have not generated any significant revenue from our proposed primary satellite imagery business and will not do so until we successfully launch and begin selling imagery generated by QuickBird 1. We have generated only limited revenue from other related projects.

     On April 8, 1999, we completed a recapitalization. As a result, all of our existing common and preferred stock were converted into shares of Series C preferred stock at varying conversion ratios. In connection with the recapitalization, ITT Industries, Inc., Morgan Stanley & Co. Incorporated, and entities affiliated with Capital Research and Management Company purchased shares of our common stock, Series A preferred stock, and Series B preferred stock for an aggregate purchase price of approximately $50 million. Morgan Stanley also received one share of common stock. This investment by the new equity partners caused the existing stockholders, including Ball, to become minority owners. As a result, we may have experienced a change in control. See "Recapitalization." Also, we obtained the consent of holders of our 12 1/2% Notes to amend the indenture governing the 12 1/2% Notes and change the terms of such securities, including extending their maturity to March 1, 2005.

     On July 12, 1999, we completed a private offering of units consisting of a promissory note and an equity component. The notes had an accreted value of $684.61 and a principal value at maturity in 2007 of $1,000. The equity component of the units consisted of 49.095 shares of our 8.5% Series C convertible preferred stock. The offering resulted in aggregate gross proceeds of approximately $136 million.

     We have realized significant operating losses and negative earnings before interest, taxes, depreciation, and amortization, or EBITDA. We expect our operating expenses to increase as we develop our QuickBird satellites and imaging network, product and service lines, and customer base. We expect our revenue and operating results will vary significantly from period to period.

     Given our growth strategy, we expect to realize significant operating losses at least through the third quarter of 2001 due to anticipated substantial operating expenses, including additional research and development expenses, launch insurance costs, and expenditures for sales and marketing, as well as increased general and administrative expenses. Our ability to generate operating income and cash flow is primarily dependent upon the timely construction and successful deployment of QuickBird 1 and the development of related ground systems, our ability to develop a customer base and distribution channels for our imagery products and services, and demand for our products and services. Demand and market acceptance for new products and services is subject to a high level of uncertainty. We cannot assure you that our products will achieve significant market acceptance in existing imagery markets or that new markets anticipated by EarthWatch will develop in the expected time periods, if at all.

     Initially, we expect to provide imagery primarily to foreign governments, U.S. government agencies, and large commercial users. We will also target local and municipal governments that currently use aerial and low-resolution satellite imagery for mapping, environmental monitoring, and land use and infrastructure planning. We expect that revenue from government customers will account for a majority of our revenues for the first few years after we begin selling products based on QuickBird 1 imagery. However, we believe that over the next several years, commercial sales will account for an increasing portion of our revenue as our industry demonstrates the utility of satellite imagery-based products.

     We expect to begin generating revenue several months after QuickBird 1 is launched. We will use this initial period to test the system. Most of our first year revenues will come from government customers that enter into pre-launch contracts. We anticipate that many customers will wait to enter into imagery contracts until after QuickBird 1 is successfully launched and fully operational.

     We expect that a number of our customers will eventually want to have their own ground stations to receive imagery. However, we expect that many of these customers will wait until satellite operations are assured before investing in new and upgraded ground stations. Although construction time varies, it usually ranges from six months for an upgrade to two years for a new facility. Until these customers upgrade or construct their own ground stations, they will need to receive delivery of our imagery through our ground stations and distribution systems.

     We believe that QuickBird 2, which is scheduled for launch in 2001, will enable us to sell considerably more Seconds on Orbit and direct downlinks, especially to three major markets--Asia, Europe, and the Middle East--where customers are closely spaced. Our Seconds on Orbit product is designed to allow customers to purchase imaging time on our satellites directly. We believe the planned sun synchronous orbit of QuickBird 2 will produce imagery complementary to our QuickBird 1 capabilities, given that QuickBird 1 is on an inclined orbit.

Revenue

     Our revenues have been generated primarily from the processing and sale of geographic imagery purchased from third party suppliers. Once our satellite and production facilities are operational, we expect that our principal source of revenue will be from the sale of our own satellite imagery and imagery enhancement for end users, value-added resellers, and distributors.

     We believe that our first-come, first-served approach to contracting Seconds on Orbit on the QuickBird satellite will appeal to customers who want high priority tasking. We are engaged in discussions with various potential customers, primarily foreign and domestic government agencies, and we believe these discussions will lead to a number of contracts soon after we launch. We have designed our Seconds on Orbit contracts to establish long-term relationships with customers and to encourage them to make significant investments in their ground systems and make significant upfront cash payments. We expect that Seconds on Orbit will represent our largest source of revenue over the next several years. Seconds on Orbit contracts are designated to establish a fixed dollar amount for tasking time on the satellite which is billed on a quarterly basis whether or not the rental time or resulting images are used.

     In addition to selling tasking time on a satellite under a Seconds on Orbit contract, we also plan to sell specific images requested by customers.

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

     We believe that our planned value-added imagery products represent the greatest potential for long-term growth. Such products include sales of archived EarthWatch and third party imagery and image processing and enhancement services and market specific information products. Since familiarity with high-resolution satellite imagery is limited, we expect the markets for these products to develop more slowly than for our Seconds on Orbit and customer requested image products. However, in the longer term, we believe these products have the potential for significant revenue and margins.

Cost of goods sold

     We do not believe that our current costs are indicative of our anticipated costs. Currently, cost of goods sold includes third party geographic imagery sold under contract. Once our satellite and production facilities are operational, cost of goods sold also will include expenses incurred to operate the data and value-added production facilities, ground stations, and satellite operations, as well as depreciation for these facilities. In addition, cost of goods sold will include depreciation of the satellites (once they are placed in service), including launch insurance, capitalized interest, and ground system construction. Since the designed useful life of the satellites is five years, we expect to depreciate them on a straight-line basis over a similar period.

     We do not expect our operating cost of goods sold, including labor in production, satellite operations, and ground operations, to vary significantly with revenues. The level of these costs will be established prior to the launch of QuickBird 1 and we expect them to remain relatively flat thereafter. We expect the costs associated with the purchase and resale of third party data to increase as sales of these products increase.

Selling, general, and administrative expenses

     Selling, general, and administrative expenses include the salaries, benefits, and sales commissions of our distribution, marketing, and customer service personnel, as well as expenses associated with marketing, advertising, and sales programs to support distributor and end user sales. We expect these expenses to increase significantly prior to the launch due to sales staff additions and increased marketing efforts. While a portion of these expenses is fixed, most of them will increase with revenue, particularly sales commissions which vary directly with sales levels.

     We intend to focus our direct selling efforts on the United States government, foreign national security markets, local governments, and large commercial users. We will market to other users through market specific distributors, value-added resellers, and e-commerce channels. We expect to perform certain value-added services internally, and intend to distribute our imagery to end users through value-added resellers. These resellers can process such data into complex maps and other products for specific applications. As a result, we can limit our initial sales and support infrastructure and leverage the value-added resellers' existing market access and customer relationships, particularly in markets requiring extensive product development, customer education, and long sales cycles.

     Selling, general, and administrative expenses also include the salaries and benefits of the executive staff, accounting, and other corporate expenses. We expect these expenses to remain fairly constant with some variable spending for software and equipment upgrades. As these expenses are primarily fixed, we believe they will decrease as a percentage of revenue over time.

Research and development

     Research and development costs are principally expensed as incurred and reflect the cost of the design of the satellites, data processing, value-added production facilities, and ground station systems. We record as research and development expense all engineering costs associated with the preliminary design of our satellites where we maintain the risk associated with design failure. Once the design of the satellite is stable and not subject to significant additional modifications, we capitalize additional costs as investments in satellite equipment. Also included are the costs of research and development for ongoing operational improvements and new product and application development. It is our intention to consistently fund the development of new products, processes, and image applications in addition to developing next generation satellite systems.

Income taxes

     In connection with our start up expenditures and costs related to the development of the EarlyBird and QuickBird satellites, we have generated significant net operating losses. Our ability to use these net operating losses to offset net income that we may earn in the future may be limited, as we may have experienced an ownership change as defined in the Internal Revenue Code.

Capital expenditures

     We expect to incur significant capital expenditures to launch the QuickBird 1 satellite, to construct and launch the QuickBird 2 satellite, and upgrade both our ground stations and other operating systems. As of March 31, 2000, we have spent a total of $163.2 million for both QuickBird 1 and QuickBird 2 and related systems. The QuickBird 1 satellite is now in final assembly and testing. Each QuickBird satellite has a designed useful life of five years. We expect to spend an additional $106 million to complete both QuickBirds and their related systems. We have begun to develop plans for the satellites that will replace QuickBird 1 and QuickBird 2. The first replacement satellite is planned for launch by 2005. We expect to incur in excess of $400 million of research and development costs and capital expenditures to develop these next generation satellites. We believe these satellites will provide significant additional capacity and significantly increase our revenue opportunities compared to the QuickBird system.

Results of operations

Three months ended March 31, 2000 compared with three months ended March 31,
1999

     Revenue. Our revenue has been generated primarily from the processing and licensing of geographic imagery purchased from third-party suppliers. Our total revenue increased from $167,000 in the first quarter of 1999 to $2.0 million in the first quarter of 2000.

     Cost of goods sold. Our cost of goods sold increased from $143,000 in the first quarter of 1999 to $1.3 million for the first quarter of 2000. This increase resulted from the purchase and licensing of third party products. These costs are not indicative of our anticipated costs of generating satellite imagery once our initial satellite and production facilities are operational, or when acquiring imaging and other data from other sources.

     Selling, general, and administrative expenses. Selling, general, and administrative expenses increased from $2.2 million in the first quarter of 1999 to $3.0 million in the first quarter of 2000. General and administrative expenses increased from $1.7 million in the first quarter of 1999 to $2.1 million in the first quarter of 2000 and selling and marketing expenses increased from $541,000 in the first quarter of 1999 to $900,000 in the first quarter of 2000. The increase from 1999 to 2000 resulted primarily from changes in staffing levels.

     Research and development. Our research and development costs increased from $2.1 million in the first quarter of 1999 to $2.4 million in the first quarter of 2000. This increase was attributable to the fact that as the launch of the QuickBird 1 satellite nears, work on other components of the Digital Globe system has increased.

     Provision for income taxes. Due to losses incurred in the first quarter of 1999 and the first quarter of 2000, we recorded no provision for income taxes in either quarter. We calculate our net operating loss carryforwards on an annual, rather than a quarterly, basis. As of December 31, 1999, we had approximately $89.0 million in net operating loss carryforwards; however, such deferred tax benefits were not recorded as an asset because we have no history of profitability. In addition, utilization of net operating loss carryforwards may be subject to limitation, depending on changes in our ownership.

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

  Net loss. We had net losses of $4.1 million and $5.4 million in the first quarter of 1999 and the first quarter of 2000, respectively.


Year ended December 31, 1999 compared with year ended December 31, 1998

   Revenue. Our revenue has been generated primarily from the processing and licensing of geographic imagery purchased from third-party suppliers. Our revenue from these activities increased from $1.4 million in 1998 to $5.5 million in 1999. Our revenue generated from service contracts and sales from archives for 1998 and 1999 was $400,000.

   Cost of goods sold. Our cost of goods sold increased from $1.9 million in 1998 to $5.1 million in 1999. Our costs for third-party geographic imagery increased from $1.2 million in 1998 to $5.1 million in 1999. Our costs for providing services under other service contracts decreased from $700,000 in 1998 to $0 in 1999. We do not believe that these costs reflect our anticipated costs of generating satellite imagery once our initial satellite and production facilities are operational, or when acquiring imaging and other data from other sources.

   Selling, general, and administrative expenses. Selling, general, and administrative expenses increased from $5.0 million in 1998 to $12.8 million in 1999. General and administrative expenses increased from $3.2 million in 1998 to $9.9 million in 1999. These increased during 1999 as we implemented new systems and procedures in preparation for full-scale operations. Selling and marketing expenses increased from $1.8 million in 1998 to $2.9 million in 1999. These increased in 1999 as a result of increases in sales staff and increased marketing efforts in preparation for anticipated market entry of our products and services in 2000.

   Research and development. We record as research and development expense all engineering costs associated with the preliminary design of our satellites as we maintain the risk associated with design failure. Once the design of the satellite is stable and not subject to significant additional modification, costs will be capitalized as investments in satellite equipment. Research and development costs decreased from $9.1 million in 1998 to $7.0 million in 1999. Costs associated with the design of the satellites decreased from $3.3 million in 1998 to $2.5 million in 1999. The remaining research and development costs were associated with the design of the archival and value-added production facilities for image data, ground stations and satellite control operations.

   Provision for income taxes. Due to losses incurred during 1999, there was no provision for income taxes recorded. As of December 31, 1999, we had approximately $89.0 million in net operating loss carryforwards; however, such deferred tax benefits were not recorded as an asset because we have no history of profitability. In addition, utilization of net operating loss carryforwards may be subject to limitation, depending on changes in our ownership.

   Net loss. We had net losses of $12.9 million and $20.3 million in 1998 and 1999, respectively.

Year ended December 31, 1998 compared with year ended December 31, 1997

  Revenue. We did not generate any significant revenue in 1998 or 1997 from our primary business, the sale of licenses for the use of overhead geographic imagery. Our total revenue increased from $437,000 in 1997 to $1.8 million in 1998. Of these amounts, we generated $402,000 and $1.4 million in 1997 and 1998, respectively, from sales of third party geographic imagery. In 1998, we also derived revenue of $358,000 from sales of aerial imagery and production services. In 1997, we received $35,000 in revenue under a service contract with CTA Incorporated for assisting in the construction of a satellite for NASA.

  Cost of goods sold. Our cost of goods sold increased from $382,000 in 1997 to $1.9 million in 1998. A substantial portion of this increase in 1998 resulted from costs of $1.3 million incurred in connection with processing third party geographic imagery. In 1997 and 1998, we incurred costs of $326,000 and $651,000, respectively, that were attributable to services provided under services contracts. In 1997, we incurred costs of $56,000 under our CTA service contract.

  Selling, general, and administrative expenses. Our selling, general, and administrative expenses decreased from $8.6 million in 1997 to $5.0 million in 1998. General and administrative expenses declined from $4.5 million in 1997 to $3.2 million in 1998, while selling and marketing expenses declined from $4.1 million in 1997 to $1.8 million in 1998. Substantially all of this decrease was attributable to reduced business activity and staffing after the failure of EarlyBird 1.

  Research and development. Our research and development costs declined from $19.1 million in 1997 to $9.1 million in 1998. A decrease in satellite design expenses from $10.9 million in 1997 to $3.3 million in 1998 accounted for a significant portion of this decrease. Other research and development expenses, including design costs related to imagery processing and archival facilities, ground stations, and satellite control operations also decreased, largely as a result of deferred development projects in 1998.

  Loss from impairment of fixed assets. In 1997 and 1998, we recorded losses from the impairment of fixed assets of $25.5 million and $599,000, respectively, in connection with the loss of EarlyBird 1 and our decision not to continue with the EarlyBird program. The loss from impairment of fixed assets that we recorded in 1997 represented the total accumulated construction costs of EarlyBird 1, EarlyBird 2, and related ground equipment, net of $29.0 million in insurance proceeds received in connection with the failure of EarlyBird 1. We subsequently determined that some of the imagery processing software developed for EarlyBird was not usable for QuickBird imagery. Accordingly, in 1998 we recorded an additional loss from impairment of fixed assets of $599,000, equal to the total accumulated development costs of such software.

  Gain from arbitration settlement. In 1998, we recorded a gain of $1.5 million as a result of the reversal of certain accrued construction in progress expenses in connection with an arbitration settlement with Orbital Sciences Corporation, the builder of the EarlyBird 1 satellite. This settlement offset, in part, $3.3 million in expenses related to certain unpaid invoices previously included in loss from impairment of fixed assets in 1997.

  Provision for income taxes. Due to losses incurred in 1997 and 1998, we recorded no provision for income taxes in either year. As of December 31, 1997 and 1998, we had $67.3 million and $79.6 million, respectively, in net operating loss carryforwards. We have not recorded such deferred tax benefits as assets because we have had no history of profitability.

  Net loss. We had net losses of $50.7 million and $12.9 million in 1997 and 1998, respectively. Of the 1997 net loss, $25.5 million was associated with the failure of the EarlyBird 1 satellite.

Liquidity and capital resources

  Since our recapitalization, our primary sources of liquidity have been private sales of equity and debt securities to our strategic partners, including Ball Corporation, Capital Research and Management, Hitachi, ITT Industries, and Morgan Stanley, and other investors, as described in the overview.

  We have used this liquidity for general corporate purposes, including primarily developing and launching satellites, constructing ground stations, and developing imagery processing and storage facilities. Pending the use of such proceeds, we invest such funds in short-term, interest-bearing, investment grade securities. As of March 31, 2000 and December 31, 1999, we had $63.1 and $82.2, respectively, in cash and cash equivalents. In April 1999, we received net proceeds of $48.3 million from the sale of preferred stock in connection with our recapitalization. In July 1999, we received net proceeds of $130.2 million from our debt and equity offering. See our consolidated financial statements for the fiscal year ended December 31, 1999 and our interim consolidated financial statements for the three months ended March 31, 2000 and the notes thereto.

  We used net cash in our operating activities of $6.1 million in the three months ended March 31, 2000, primarily to fund selling, general, and administrative expenses and research and development activities in support of the QuickBird programs. In 1999, we used net cash in our operating activities of $6.4 million, primarily to fund selling, general, and administrative expenses and research and development activities in support of the QuickBird programs.

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

  In the three months ended March 31, 2000, we used $13.0 million in investing activities. In this period, we invested capital for satellite construction, imagery processing and archiving facilities, ground stations, and satellite control operations. We also purchased equipment for our general and administrative activities and for continuing research and development activities related to the QuickBird program. In addition, we used a portion of the proceeds of the debt and equity financing to purchase securities to be held in escrow for use in paying the premiums on the launch insurance. We anticipate that we will invest approximately $60 million in capital in the remaining nine months of 2000 primarily for these same purposes.

  In the three months ended March 31, 2000, we used approximately $19.0 million in financing activities as a result of principal payment on debt. In the year ended December 31, 1999, we derived $180.6 million from various financing activities. Of this amount, $48.3 million was derived from the recapitalization and $130.2 million was derived from our debt and equity offering closed in July, offset by $300,000 in principal payments on capital-lease obligations.

  At March 31, 2000, we had approximately $174 million of indebtedness. Such indebtedness will have a fully accreted value of $271 million on July 15, 2002. In addition, the new notes will begin to accrue cash interest on July 15, 2002 and will be payable semiannually in cash on January 15 and July 15 of each year, beginning on January 15, 2003.

  Based on our current operating plan, we believe that existing capital resources will meet our anticipated cash needs for the foreseeable future. If we face any launch delays, if the system takes longer to become operational, if technical or regulatory developments require that we modify the design of the EarthWatch system, if we are unable to achieve our revenue targets, or if we incur other additional unforeseen costs, we may require additional capital. We do not have a revolving credit facility or other source of readily available capital. Therefore, any shortfall in funds available for our operations or to service our debt would cause us serious liquidity problems. In such case, we would need to seek additional financing which we may not be able to obtain on commercially reasonable terms or at all. A significant delay in the launch of QuickBird 1 would require us to modify our operating plan and to defer substantial amounts of planned capital expenditures. This, in turn, would delay deployment of the complete EarthWatch system and may prevent us from continuing as a going concern. In addition, we could experience higher costs if we have to modify our future satellites. If we incur any such additional costs or if our receipt of revenue is delayed, we could need additional financing. Failure to obtain such additional financing may result in a material adverse effect on our business and could prevent us from continuing as a going concern.

Quantitative and qualitative disclosures about market risk

  We invest our cash and cash equivalents in short-term, interest-bearing, investment grade securities. We do not currently hold any derivative instruments and do not engage in hedging activities. Also, we currently do not hold any variable interest rate debt or lines of credit, and currently do not generally enter into any transactions denominated in a foreign currency. Therefore, our exposure to interest rate and foreign exchange fluctuations is minimal.

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                                   BUSINESS

   We were originally incorporated as a wholly-owned subsidiary of Ball Corporation. On March 31, 1995, we merged with WorldView Imaging Corporation, which had been founded by Dr. Walter S. Scott, our Chief Technical Officer and Executive Vice President. In connection with the merger, Ball contributed certain assets and technology, in addition to making a substantial cash investment. WorldView received the first United States government license to operate a high-resolution satellite for commercial use and was developing the EarlyBird satellites (predecessor satellites to the QuickBird satellites) when it merged with us.

   We believe that we will possess one of the best commercially available systems for producing low-cost, high-resolution, map-quality imagery and information products over large areas of the earth's surface. We are currently building two satellites capable of collecting high-resolution digital imagery of the earth's surface, as well as a comprehensive image collection, enhancement, and digital archive system, our Digital Globe database. Our QuickBird satellites are designed to collect 1-meter resolution gray scale and 4-meter resolution color imagery of the earth and will have an ability to revisit most areas almost daily. We plan to launch our first 1-meter QuickBird satellite, QuickBird 1, in the fall of 2000.

   We believe that our system will allow us to provide high-resolution imagery-based products at a low cost and in the forms most useful to our targeted customer segments. For sophisticated government, scientific, and commercial users, we expect to deliver imagery data on a near real-time basis in response to specific customer requests. In addition, we can process and enhance imagery data to make them more useful to our customers. For example, we can add precision correction, elevation, terrain, and topographic information or integrate information from other sources such as political borders or utility infrastructure. We also expect to collect and store imagery for resale in our Digital Globe archive database. This will allow us to produce satellite imagery at negligible marginal cost, facilitating an array of new geographic information, mapping, and multimedia applications and markets that do not currently use geographic imagery.

   Industry estimates of worldwide revenues for aerial imagery exceed $2 billion annually, according to Frost & Sullivan. We believe the broader market for geographic imagery and derivative products and services significantly exceeds this amount and that the near-term world market for high spatial resolution satellite imagery will exceed $1 billion annually. We believe this market will grow as low-cost, high-quality satellite imagery becomes commercially available, stimulating demand for satellite imagery-based products and services and encouraging development of new products and applications.

Industry overview

   We believe that access to accurate, affordable, and timely data has been, and still is, the single largest problem facing the Geographic Information Systems ("GIS") market. Users have few alternative sources from which to obtain data and we believe that high-resolution satellite imagery provided by the QuickBird system will provide an important alternative source to aerial photography and low-resolution satellite imagery, such as Landsat and SPOT. One-meter spatial resolution imagery can detect and locate many objects that previously could not be identified using the low-resolution satellite imagery. High-resolution satellite imagery offers GIS customers a number of advantages, including computer compatibility, large area coverage, and up-to-date information.

   In addition to providing high spatial resolution gray scale (panchromatic) imagery, high-resolution satellites can take precise color and infrared (multispectral) imagery, enabling a wide range of monitoring, detection, and exploration applications. The digital format of satellite imagery facilitates quick delivery, enables low-cost archiving, allows for image enhancement and manipulation, and preserves much more information value than analog imagery.

   Based on publicly announced launch schedules, we expect that QuickBird 1 will be one of the first 1-meter resolution satellites available to serve the commercial market. Moreover, we are not aware that any additional competitors plan to enter this market other than our three announced competitors: Space Imaging, which we believe successfully launched its first 1-meter resolution satellite in September 1999 and has begun serving the commercial market, ORBIMAGE, and West Indian Space. We believe there are significant barriers for other potential entrants. The design, creation, launch, and operation of an

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integrated high-resolution commercial satellite system require significant expertise and knowledge. We and each of our three announced competitors have been developing commercial satellite imagery systems for more than five years. We believe it would take a new potential competitor more than two years and significant capital to develop and construct a high-resolution commercial imaging satellite. Most aerospace companies capable of constructing such a satellite have already aligned themselves with one of the announced entrants. As a result, we believe that EarthWatch, together with the other announced early entrants, will have a significant early-to-market advantage.

   We also believe that the emergence of high-resolution commercial remote sensing satellites will stimulate new spending to create and update GIS databases, especially in emerging markets in Asia, Australia, the Middle East, and South America. Furthermore, we believe that a larger, more profitable market will evolve for value-added information products derived from raw imagery data processed and packaged to meet the demands of specific users. Traditionally, overhead imagery products have been marketed in the form of raw data. We seek to be a leading provider of value-added imagery-based applications and services, rather than just a provider of satellite imagery. We believe our advanced image processing technology and user friendly distribution network will enable us to make imagery easy to use, affordable, and accessible. We believe that our focus on developing industry-specific products will stimulate demand and expand the market for satellite imagery and related products.

Strategy

   We are committed to achieving leadership positions in specific markets for digital imagery and derivative information products. Our strategy to achieve our objectives includes the following elements:

Become a leading provider of imagery driven solutions

   Overhead imagery products have traditionally been marketed in the form of raw data. However, we believe that a larger, more profitable market will evolve for value-added information products derived from raw imagery data, processed and packaged to meet the demands of specific users. We seek to be a leading provider of value-added imagery-based applications and services, rather than just a provider of satellite imagery. We believe our advanced image processing technology and user friendly distribution network will enable us to make imagery easy to use, affordable, and accessible. We intend to continuously develop industry-specific value-added products, such as tailored damage assessment products for the insurance industry and crop monitoring products for the agriculture industry. We believe that our focus on industry-specific products will stimulate demand and expand the market for satellite imagery and related products.

Pursue targeted market entry and expansion

   Recognizing that we cannot address every possible sales opportunity ourselves, we will focus on specific customer segments and new commercial markets. We plan to focus initially on providing imagery products to the largest potential users and early adopters, such as United States government agencies and foreign governments, in order to rapidly build a core group of customers. We then intend to incrementally expand our target markets by pursuing commercial markets and applications for higher margin, value-added products that offer prospects for long-term growth. This targeted marketing strategy will limit the number of products that we offer initially and simplify the logistics of supporting our customers. In addition, this focus should allow us to avoid building the large and costly marketing and sales organization that would be required to pursue a wide range of market opportunities simultaneously.

   In addition to our direct sales efforts, we intend to market our products through market specific distributors, agents, value-added resellers, and e-commerce channels. We expect to work with value-added resellers to enhance existing applications and develop new products based upon our imagery. This should allow us to limit our initial sales and support infrastructure and to leverage the value-added resellers' existing market access and customer relationships, particularly for markets that require extensive product development, customer education, and long sales cycles.

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Maintain leadership through partnerships with leading technology companies

   We will seek to establish our technological leadership in the remote sensing industry as an innovative provider of imagery through partnerships with leading aerospace and information technology companies. Our strategic partners, including Ball Aerospace & Technologies Corp., Datron/Transco Inc., Hitachi, Ltd., ITT Industries, Inc., MacDonald Dettwiler & Associates, Ltd., and Nuova Telespazio S.p.A. have supplied us with much of the technology, components, and services for our satellite imaging system. These partnerships have enabled us to reduce our satellite development costs significantly. In addition to making a $25 million equity investment in EarthWatch in April 1999, ITT Industries has entered into a strategic supplier agreement with us, committing us to use ITT Industries as the provider and integrator of sensors for the next ten years.

Leverage our technical advantages

   We believe our QuickBird satellite system offers significant technical advantages over the three other competitive commercial satellite-based systems that have been announced. These advantages include:

   .  the highest available resolution;

   .  the widest imaging area;

   .  the largest image storage capacity; and

   .  the best satellite pointing, or geolocation accuracy.


   We believe these technical advantages will allow us to collect three to nine times more usable imagery per day than our competitors, enabling us to provide more imagery to our customers, to update such imagery more frequently, and, assuming equivalent launch dates, to build an imagery archive more rapidly.

   We believe that these advantages, taken together, will provide one of the best commercially available systems for producing low cost, high-resolution, map quality imagery over large areas of the earth's surface. We plan to position our satellites in orbits that will provide frequent revisit capability, so that once our satellites are operational, we will be able to collect imagery on virtually every location on the earth's surface on an almost daily basis. Applications that require near real-time high-resolution imagery, such as monitoring natural disasters, civil emergencies, and regional security, will benefit from this frequent revisit capability.

Build direct relationships with key customers and market influencers


   To build market presence and demonstrate new product applications quickly, we will seek to identify key early adopters and influencers in each target market and develop close customer relationships. We will seek to expand our reach to potential customers through partnerships with leading information technology companies, distributors, agents, value-added resellers, and customers. For example, in addition to contributing to our systems development program, Hitachi and Eurimage, a majority-owned unit of Nuova Telespazio, will serve as master international distributors of our products and services in Asia and Europe, respectively. We also plan to license our products through value-added resellers in North America and in those regions of the world not covered by exclusive reseller distribution agreements.

   In contrast to our competitors, we intend to create an open system to support purchasers of raw imagery data who desire to process such data using their own facilities. We plan to provide to purchasers the detailed support data, including our satellite camera model and downlink formats, necessary to enable them to perform their own image processing. By supporting open systems interoperability, we believe we can stimulate third party software developers and value-added resellers to develop innovative products and applications that use our imagery data. We also intend to establish relationships with one or more leading retail Web sites to sell our mapping and other imagery products directly to consumers.

Develop comprehensive Digital Globe archive


   We plan to create an Internet-based proprietary database of imagery collected from our QuickBird satellites and other third party satellite and aerial imaging companies. Over the next several years, we expect that specific customer requests will utilize approximately 20-30% of our available imaging capacity. We plan to use the portion of our imaging capacity not being used to address specific customer requests to prospectively collect and archive imagery of key geographies and markets. We believe that within three years of our first QuickBird launch, we will be able to archive most key urban areas and other areas of interest worldwide, and can continually update this imagery.

   We believe that once our proprietary Digital Globe database of imagery is established and combined with value-added image enhancement tools and processing software, it will facilitate an array of new geographic information, mapping, and multimedia applications and markets that do not currently use geographic imagery. For example, a user could log on to our Internet site, view the entire earth, and then focus in on a country, state, city, or town, or even a specific neighborhood or street corner. In addition, in the future, a user could view interactive fly-throughs of selected areas of interest, such as popular tourism sites or golf courses for vacation planning, or residential neighborhoods for relocation or home purchasing.

Target markets and applications

   Within the overhead imagery market, we will initially target worldwide commercial and government applications for surveillance, GIS, and mapping. Within the market for federal, state, and local government users, we expect to serve domestic and foreign intelligence and security agencies, as well as civilian agencies that use overhead imagery for environmental monitoring, land use, disaster management, and infrastructure planning. We are also targeting civilian agencies and local and municipal governments that currently use aerial and low-resolution satellite imagery for mapping, environmental monitoring, land use, and infrastructure planning. In the longer term, we expect that our customers will include commercial users in industries such as mapping and surveying, oil, gas, and mineral exploration, agriculture, forestry, scientific and environmental monitoring, and insurance risk analysis and damage assessment.

Products and services

   We plan to offer high-resolution panchromatic and multispectral imagery collected from our QuickBird satellites, and currently offer very high-resolution radar imagery and other third-party data. We also plan to develop and market specific value-added products for commercial applications. We will incorporate imagery collected by our satellites and other airborne and satellite systems into the Digital Globe, providing imagery to customers primarily in digital form that can be easily stored and processed on a computer. Our customers may also receive products in other forms, such as on CD-ROM or printed copy.

   We intend to offer sophisticated government, scientific, and commercial users raw imagery data on a near real-time basis from customer designated satellite tasking assignments. Our Seconds on Orbit product is designed to allow customers to purchase imaging time on our satellites, with the option of downlinking directly to customer ground stations. Customers can also purchase imagery of a desired location. In addition, we can process and enhance acquired imagery to make it more useful to a customer.

   We expect to price our products according to market conditions and perceived consumer value, not production cost. In addition, we intend to retain ownership of all imagery collected by our satellites and to license our imagery to customers in a manner similar to software licenses. See "--Proprietary rights."

Sales, marketing and distribution

   We currently are delivering our products through direct sales, e-commerce channels, and through our master international distributors. We are currently expanding these channels to include value-added resellers. Our direct sales organization is structured to provide relationship-based sales to early adopters and key market influencers, such as large governments and commercial customers. While our direct sales organization is not a large organization, we will supplement our in-house sales force with third-party sales agents. These sales agents market a variety of similar products and have extensive contacts and customer relationships in the industries or regions they serve. Each sales agent is dedicated to one or two customers, or to a single vertical market, such as mapping. In addition to the direct sales force, we have a distributor sales force that is responsible for selection, recruitment, and management of the distributor network. They are teamed with customer service representatives to ensure that distributors have the necessary training and support to maximize sales.


Master international distributors

   We have formed strategic relationships with Hitachi Software in Asia and Eurimage in Europe to be our master international distributors. Hitachi Software is developing innovative information products to expand distribution of our imagery to both businesses and individuals. Eurimage is the largest distributor of satellite imagery in Europe and has an extensive distribution system in place. We believe both master international distributors have developed, and will continue to develop, value-added resellers in their respective regions. The master international distributors will serve as resellers and value-added resellers in their respective regions. Such activities include providing online distribution channels and direct links to our headquarters in Longmont, Colorado. Eurimage has implemented a Web-based ordering and delivery system for its existing customers and is in the process of modifying this system to include QuickBird products.


Value-added resellers

   We are currently selecting value-added resellers based on demonstrated distribution capability within target market segments. We are seeking value-added resellers that are strong product advocates, especially in markets where the application value of high-resolution imagery remains unproven. We are basing our selections on capability and willingness to work cooperatively with EarthWatch in designing and selling market-specific information products.


Direct online distribution

   Because our products are in digital form, customers will be able to access products in the Digital Globe through the Internet or another online service. For our master international distributors, who are expected to regularly download large volumes of data and may require imagery immediately upon receipt by ground stations, we plan to offer a direct network connection to our master data facility. Our customers may access the Digital Globe by means of our Web-based user interface. Similar to widely available search tools and browsers, the Digital Globe database will be available for browsing by customers to order imagery and products, and to track the status of orders online.


Order processing

   We have developed an automated order processing system that verifies and accepts direct orders. This system is linked to our tasking, production, and accounting systems. Orders that we cannot fill with previously archived Digital Globe products will be prioritized according to parameters such as project timing and size, prevailing weather conditions, and other imaging requests, and then translated into tasking commands passed on to the satellite. After each orbit, orders will be matched with successful results obtained from the satellite downlink. We expect that specific orders for large areas will require tasking over several orbits, satellites, and days.

QuickBird satellites and ground system operations

QuickBird satellites


   We intend to launch and operate two QuickBird satellites. Ball Aerospace & Technologies Corp. is currently constructing and integrating these satellites at its facility in Boulder, Colorado. Ball Aerospace is currently performing environmental testing on the QuickBird 1 spacecraft. Most of the components for the QuickBird 2 spacecraft have been delivered and the satellite is currently in assembly.


Ground stations and satellite control

   Our QuickBird satellites will be supported by two ground stations, located in Fairbanks, Alaska and Tromso, Norway. We will control our satellites from the mission control center at our headquarters in Longmont, Colorado. This facility was prepared to handle the EarlyBird satellite at the time it was launched and the related equipment has undergone upgrades to support the QuickBird satellites.


Digital Globe archive and geospatial operations

   The Digital Globe value-added product archive is designed to provide customers access to a range of products, including precision corrected image maps, digital elevation models, and terrain-corrected image maps, as well as maps and additional geographic data. We believe that within three years of our first QuickBird launch, we will be able to archive most key urban areas and other areas of interest worldwide, and can continually update this imagery. MacDonald Dettwiler, Interlink Group Corporation, and InfoFusion, LLC are upgrading this system to support the QuickBird spacecraft. We also maintain a geospatial operations facility to produce orthoimages and digital elevation models from a variety of data sources.


Risk mitigation

Proven technology


   We have followed a low-cost design philosophy that capitalizes on the expertise of our strategic partners while incorporating proven technology used by other satellite systems.


Satellite launch arrangements

   QuickBird 1 is scheduled to be launched on a Russian Cosmos SL-8 rocket. Cosmos rockets have had 713 successful launches, the highest number of successful launches of any launch vehicle, with a success rate of approximately 99.2% since 1986.

   We have entered into a launch services agreement with United Start. United Start is a United States company jointly owned by the Russian company ZAO Puskovie Uslugi and Assured Space Access, Incorporated. Puskovie Uslugi will perform the launch with assistance from Russian authorities and subcontractors.

   We have not yet selected a launch vehicle for QuickBird 2. We are currently considering three launch vehicles: the Rockot, Athena-2, and the Cosmos.

   The launch of our satellites on a Russian rocket requires the transportation of the satellites to a launch facility in Plesetsk that is owned and operated by the Russian military. We have received all required licenses and authorizations from the United States and Russian governments to launch QuickBird 1. We will apply for the QuickBird 2 license after we choose a launch vehicle.


Insurance

   We have contracted with Ball Aerospace to construct and deliver the QuickBird 1 satellite. In connection with this contract, Ball Aerospace is required to insure the satellite during construction and testing, and until the time it leaves the Ball Aerospace facilities. Prior to delivery of the satellite, we will obtain a transit insurance policy covering the satellite from the time it leaves the Ball Aerospace facilities until the time the launch vehicle is intentionally ignited.

   We have in force an insurance policy covering the launch of QuickBird 1 and its operation for two years from the launch date. The proceeds from the policy should cover the cost of construction, launch, and launch insurance of QuickBird
2. The launch insurance will not only cover total failure, but also partial failure by QuickBird 1 to achieve proper orbit or to perform in accordance with specifications for a period of two years after launch.


Research and development

   We plan to continue to invest in research and development to develop improved satellite technology, develop the Digital Globe archive, and maintain technological leadership in geographic imagery products and related systems. We will also acquire licenses for existing technology where we determine that adapting existing technology would be less expensive than developing it internally.


Competition

   Traditional sources of image-based information have included aerial photography and existing low-to-medium resolution earth orbiting satellites. Our principal competitors in high-resolution space imaging collection are Space Imaging (United States), ORBIMAGE (United States), and West Indian Space (Israel). Space Imaging successfully launched a satellite in September 1999 and has been distributing imagery to its customers since that time. To a lesser extent, we also compete on a regional basis against independent aerial photography companies, as well as radar and low-resolution commercial satellite systems such as Landsat, SPOT, and the 6-meter resolution satellite launched by the Indian Government. However, we expect our competition in the future to come primarily from high-resolution satellite systems developed and operated by other commercial enterprises or foreign governments.


Aerial photography

   Commercial aerial photogrammetry firms serve highly fragmented and localized markets. Customers requiring imagery from different geographic areas must coordinate with several providers, which increases the cost and time necessary to obtain imagery data. For large projects, aerial photogrammetry firms usually require substantial lead-time, resulting in a product that may be out of date by the time it is delivered. Also, these firms typically produce aerial imagery in analog form on photographic film rather than in digital form, making post-image processing more difficult and hindering development of value-added applications such as complex mosaics.

   Satellite imagery addresses many of the limitations of aerial photography, allowing cost effective collection of data over large areas in a short time, access to remote regions of the world and restricted airspace, and timely delivery of data in digital form. Nonetheless, for certain applications, aerial photography is highly efficient and competitively priced. Since these applications tend to require a limited geographic scope and spatial resolution of less than one meter, we do not view aerial providers as direct competitors. Conversely, we intend to work with these companies and expect that many will purchase, enhance, and resell our imagery to their customers. We also expect to continue to purchase and resell aerial imagery to enrich our Digital Globe archive and our product mix.


New commercial high-resolution satellite systems

   Space Imaging launched the first successful commercial high-resolution satellite in September 1999. Based on reported scheduled launches, we believe that other entrants, including ORBIMAGE and West Indian Space, will launch satellites shortly after QuickBird 1.

   Space Imaging. Space Imaging, a joint venture owned collectively by Lockheed Martin, E-Systems, and Mitsubishi, has successfully launched and deployed a 1-meter resolution satellite named IKONOS and a global archive for storage of imagery. Space Imaging has access to significant technological and capital resources through its partners and has distribution rights to both Landsat 4 and 5 within the United States, and to Indian Remote Sensing satellite data.

   ORBIMAGE. ORBIMAGE is a provider of global space-based imagery. Currently, it has two low-resolution satellites in operation: OrbView 1 and OrbView 2. It has also acquired the rights to market and sell imagery from RadarSat 2, a high-resolution commercial radar imaging satellite being constructed by the Canadian government. ORBIMAGE is also developing two 1-meter resolution satellites, OrbView 3 and OrbView 4.

   West Indian Space. West Indian Space is a joint venture composed of government-owned Israel Aircraft Industries, Electro-Optics Industries, and Core Software Technology Inc. West Indian Space has announced plans to launch and operate a constellation of 1.8-meter and 1-meter resolution commercial imaging satellites named EROS. Based on the announced specification for EROS satellites, we believe that they will offer lower performance than our QuickBird satellites. However, West Indian Space is associated with the Israeli government and, if subsidized, could be able to compete aggressively on price. West Indian Space's first customer, the Israeli government, has announced that it has reserved the full capacity of West Indian Space's first and third satellites.

   Although the satellites of each of the companies mentioned above have similar spatial and spectral resolutions as the QuickBird system, based on their public announcements, we believe that our QuickBird constellation will offer significant technical advantages over the competition.

   We believe that the ORBIMAGE and West Indian Space satellites appear to be better suited for reconnaissance than for mapping. QuickBird and IKONOS qualify as both "mapping" and reconnaissance satellites.

   Space Imaging's IKONOS is designed to offer mapping capability. However, we do not believe that the IKONOS satellite will compete equally with QuickBird in terms of collection capacity and positional accuracy. The IKONOS satellite offers only an 11-kilometer swath, 64 gigabytes of storage, and a maximum positional accuracy of four meters. In contrast, we expect QuickBird to offer a 22-kilometer swath width, 128 gigabytes of on-board storage, and geolocation accuracy as good as two meters with ground control. We believe we will be able to collect between three to nine times as much imagery per day as ORBIMAGE or Space Imaging. Accordingly, we should have more images to sell and should be able to populate our digital archive faster than these competitors.

Strategic relationships

   We have teamed with the six strategic partners listed below. These partners are leaders in their respective industries, and we believe that their expertise and resources will contribute significantly to establishing EarthWatch as a leader in satellite imaging technology. Our partners are providing us with technology, components, and services that we believe will contribute materially to our business. Each of our partners has an equity stake in EarthWatch, some of which equity stakes were obtained in exchange for providing EarthWatch with goods or services.

ITT Industries

   ITT Industries, Inc. is a leading global supplier of sophisticated military defense systems and industrial components for the transportation, construction, and aerospace industries. ITT Industries has provided innovative satellite sensor systems to NASA and the National Oceanic and Atmospheric Administration for more than 25 years. In addition to making an equity investment in EarthWatch in April 1999, ITT Industries entered into a 10-year strategic supplier agreement as integrator of sensors for future EarthWatch systems. ITT Industries will provide such sensors and associated services on a best value basis. We have entered into a contract with ITT Industries under which it provided the QuickBird 1 and 2 satellite scheduling and tasking system, and a QuickBird spacecraft simulator. In addition, we have contracted with ITT Industries to assist us in developing technical specifications and the sensors for our next generation satellites.

Ball Aerospace

   Ball Aerospace & Technologies Corp. is a leading supplier of remote sensing, military, and space technology. Ball Aerospace has developed and successfully executed 37 satellite-related projects. Additionally, Ball Aerospace has developed and implemented the in-orbit solution for problems faced by the Hubble Space Telescope's optical system. As the prime contractor for the QuickBird system, Ball Aerospace provides design, construction, and integration for the imaging payload and spacecraft bus of both the QuickBird 1 and QuickBird 2 satellites.

Hitachi Software

   Hitachi Software Engineering Company, Ltd. is a leading manufacturer of high technology products and is a major Japanese supplier of GIS software and hardware. Hitachi Software has established relationships in both the military and commercial GIS markets in Asia, which, we believe, are currently the fastest growing GIS markets in the world. Hitachi Software will serve as our master international distributor in Asia.

Nuova Telespazio/Eurimage

   Nuova Telespazio, S.p.A. is a leading owner and operator of satellite data downlink and control facilities in Europe. Nuova Telespazio maintains a large earth observation division with extensive international GIS and mapping capabilities. It is also a part owner of Eurimage, a company that manages the largest European satellite imagery sales and distribution network. Eurimage is our master international distributor in Europe.

MacDonald Dettwiler & Associates.

   MacDonald Dettwiler & Associates, Ltd. is a leading supplier of ground processing systems for civilian satellite data and has provided our image data archiving and distribution capabilities. In November 1995, Orbital Sciences, one of our competitors, acquired MacDonald Dettwiler. We believe that our rights to software developed by MacDonald Dettwiler and access to alternative providers would allow us to proceed without MacDonald Dettwiler if Orbital Sciences were to prevent MacDonald Dettwiler from providing such assistance. We believe this risk was significantly reduced with the acquisition of shares representing one-third of MacDonald Dettwiler by CAI Capital Partners & Co. II, L.P. in December 1999, and with the recent announcement of MacDonald Dettwiler's planned initial public offering of stock in July 2000.

Datron

   Datron/Transco Inc. provides products and services for emerging radio and satellite communication markets, primarily for ground uplink facilities. Datron is supplying us with ground station equipment for the QuickBird satellites. All three antenna systems to be provided by Datron have been completed and the first two ground station antenna systems have been installed in Fairbanks, Alaska and Tromso, Norway.

Customers

   NASA and NIMA accounted for approximately $5.4 million and $550,000, or approximately 90% and 9%, respectively, of our revenue during the fiscal year ended December 31, 1999. Any termination of our relationships with NASA and NIMA would have a material adverse effect on our current operating results and financial condition. NASA and NIMA retain our services on a case-by-case basis and may choose at any time to use another firm to provide the services that we perform. Therefore, any shift in either NASA's or NIMA's decisions to continue to use our services could also result in substantially reduced revenues for us.

Proprietary rights

   We have developed proprietary technology relating to our data processing systems, and imagery product processing and distribution systems. We also have acquired the right to use technology from our strategic partners. We plan to combine components and systems incorporating our technology and our strategic partners' technology to produce satellites, an image archive, and a distribution network. We do not hold any patents and rely primarily upon copyright and trade secret laws for protection of our proprietary technology. The source code for our own proprietary software is protected as an unpublished copyrighted work and as a trade secret. We also generally enter into confidentiality agreements with our employees, consultants, vendors, customers, and licensees, and limit access to our proprietary designs, software, and other confidential information. We own United States trademark registrations for "Digital Globe," a graphic representation of the Digital Globe, and "Your Planet Online." We have submitted, and will continue to submit, trademark applications for our operations.

Government regulation

   Our business is subject to regulation in the United States and abroad.

Commercial remote sensing license


   We have received our licenses from the National Oceanic and Atmospheric Administration ("NOAA") for QuickBird satellite operations. The licenses contain restrictions to protect the foreign and national security policies of the United States and to implement United States obligations under various international agreements. Under such licenses, we must also provide the United States government with access to, and the use of, our data at commercial market prices. The United States government may limit the commercial distribution of such data in certain circumstances.

Communications frequency license

   We have the licenses issued by the Federal Communications Commission ("FCC") to operate radio frequency devices aboard our satellites and at ground stations located in the United States.

   The FCC has allocated to us frequency spectrum for telemetry, tracking and control operations, and data downlinks, and we have obtained a license for QuickBird 1 and QuickBird 2. The FCC has granted us 10-year licenses to operate the ground stations in Fairbanks, Alaska and Longmont, Colorado.

   We have received from the FCC a license to launch and operate two remote-sensing satellites. The license authorizes us to transmit imagery to earth and to perform telemetry, tracking, and command of the satellites. The original license required the satellites to be constructed by July 1999 and to be launched by January 2000. The FCC followed with an amendment to the license requiring construction of QuickBird 1 to be completed by June 2000 (followed by launch no later than August 2000), and construction of QuickBird 2 to be completed by December 2000 (followed by launch no later than February 2001). In May 2000, we filed a request with the FCC to extend further the construction completion and launch dates for both satellites to November 2000 and April 2001, respectively, for QuickBird 1; and to May 2001 and December 2001, respectively, for QuickBird 2. The FCC has indicated verbally to us that this modification to our license will receive the FCC's approval before the end of June 2000, but written approvals have not yet been received.

   In order to operate internationally and comply with international regulations, the FCC has undertaken the international coordination process before the International Telecommunications Union (ITU) on our behalf. The ITU frequency coordination is necessary to maintain interference protection with other international satellite systems and there is no assurance that this coordination will be completed successfully.

Import authorizations and foreign government licenses

   We may be required to obtain import authorizations or licenses from foreign governments in order to market and distribute EarthWatch data and products, and to operate ground station facilities outside the United States. NOAA must also be notified of any significant agreements with foreign governments or companies who provide for the tasking of satellites or sensors, for real-time direct access to unenhanced data, or for high volume data purchase agreements.

Launch license

   The Office of Defense Trade Controls has issued all of the required licenses for QuickBird 1.

   We could in the future be subjected to new laws, policies or regulations, or changes in the interpretation or application of existing laws, policies and regulations, that modify the present regulatory environment in the United States or abroad. U.S. regulators could decide to impose limitations on U.S. companies that are currently applicable only to other countries or other regulatory limitations that affect satellite remote imaging operations. Any limitations of this kind could materially adversely affect our business.

Employees

   As of May 31, 2000, we employed 169 full-time employees. Of these employees, 34 are in data systems, 61 are in ground, product, and space operations, 28 are in marketing, sales, and customer service, and 46 are in executive, finance, and administration. Since year-end 1999, we have increased staffing by 39%. None of our employees are represented by a labor union or are covered by a collective bargaining agreement. We consider our employee relations to be good.

Properties

   Our principal executive offices consist of approximately 55,274 square feet of leased space located in Longmont, Colorado. The term of this lease runs through April 2005. Our monthly payments under this lease are approximately

$48,000. We also lease approximately ten acres and 400 square feet of space, respectively, for the sites of two ground stations located in Fairbanks, Alaska and Tromso, Norway. The terms for these leases run through July 9, 2000 and until six months following the cessation of QuickBird operations, respectively. We are currently in the process of negotiating for an extension of the Fairbanks, Alaska lease. Our monthly payments under these leases are approximately $3,200 payable semi-annually, and approximately $15,000 (based on current exchange rates) payable annually, respectively.

Legal proceedings

   We are not currently a party to any material pending legal proceedings.

Reports to security holders

   For as long as this registration statement is effective, we will send, without charge, to each of our security holders complete and accurate information in reports on Forms 10-K, on an annual basis, 10-Q, on a quarterly basis, and 8-K, on a periodic basis, under the Securities Exchange Act of 1934. The reports on Form 10-K will contain financial information that has been examined and reported on, with an opinion expressed, by our independent auditors.

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

                                   MANAGEMENT

Directors, executive officers and key employees

   The following table provides information concerning our directors, executive officers and certain key employees as of May 31, 2000:

          Name                      Age         Position
          ----                      ---         --------
Herbert F. Satterlee III...........   45        Chief Executive Officer,
                                                President, and Director
Henry E. Dubois....................   38        Chief Operating Officer, Chief
                                                Financial Officer, and
                                                Executive Vice President
Walter S. Scott....................   42        Chief Technical Officer,
                                                Executive Vice President, and
                                                Director
Neal T. Anderson...................   56        Vice President Space Segment
Kenneth C. Foley...................   51        Vice President Operations
Howard J. Gannes...................   56        Vice President Strategy
John Jasper........................   35        Vice President Data Systems
Edwin J. Katzman...................   44        Vice President Marketing
Jeffrey S. Kerridge................   38        Vice President Sales
Shawn R. Thompson..................   45        Secretary of the Board
Paul M. Albert, Jr. ...............   57        Director
Donald E. Foley....................   48        Director
Anne Karalekas.....................   53        Director
Takatoshi Kodaira..................   52        Director
Alexander S. Lushtak...............   61        Director
Michael J. Petrick.................   38        Director
Marvin R. Sambur...................   54        Director
Donald W. Vanlandingham............   60        Director

   Herbert F. Satterlee III has served as Chief Executive Officer, President, and a director since he joined EarthWatch in June 1998. From August 1995 to April 1998, Mr. Satterlee served as President of RESOURCE 21 LLC, a Denver-based remote sensing information products company, where Mr. Satterlee led the development of aircraft-derived imagery information products for the agriculture industry in preparation for the 2001 launch of the company's earth observing satellite. Previously, from October 1978 to July 1995, Mr. Satterlee spent 19 years with The Boeing Company, holding senior management positions on programs such as Teledesic, UK/ROF AWACS (international defense), and the B-1 Bomber Simulator (United States defense).

   Henry E. Dubois has served as Chief Operating Officer, Chief Financial Officer, and Executive Vice President since September 1999. From June 1995 to December 1998, Mr. Dubois served as Advisor to the Board of Directors, Chief Executive Officer, and Chief Financial Officer of P.T. Centralindo Panca Sakti, a telecommunication and multimedia company in Indonesia. From March 1993 to February 1995, Mr. Dubois served as Senior Vice President of P.T. Ongko Multi Corpora, a diversified conglomerate based in Indonesia. From October 1987 to February 1993, he served as a consultant and in financial functions for Booz.Allen and Hamilton in Asia. From August 1985 to September 1987, he served in financial functions for Exxon Corporation.

   Dr. Walter S. Scott has served as Chief Technical Officer and Executive Vice President since our predecessor merged with WorldView in March 1995. Dr. Scott has served as a director of EarthWatch since June 1999 and from March 1995 until April 1999. From May 1998 to June 1998, Dr. Scott served as our interim Chief Executive Officer. Dr. Scott founded WorldView, our predecessor, in January 1992 and served as its Chief Technical Officer, Chairman of the Board, and Chief Financial Officer from January 1992 to March 1995. From January 1986 to February 1993, he served in a variety of positions at the Lawrence Livermore National Laboratory, including program leader of the Brilliant Pebbles Strategic Defense Initiative program. In addition, he developed low-cost lightweight satellite technology, managed the successful launch of several space flight experiments, and developed computer automated design tools for the manufacture of hybrid wafer scale integrated circuits. From June 1982 to December 1985, he was founder and president of Scott Consulting, a software and consulting firm.

   Neal T. Anderson has served as Vice President Space Segment since September 1999. Mr. Anderson is responsible for overall management of the development, production, test, and launch of the QuickBird spacecrafts. From March 1995 to September 1999, Mr. Anderson served as Senior Director, Space Segment. Mr. Anderson's experience includes marketing, engineering, and management of over 25 spacecraft programs. From January 1994 to March 1995, Mr. Anderson served as a Director of Advanced Programs with Spectrum Astro Inc., an aerospace company. From November 1978 to December 1993, he served in a variety of positions with Ball Aerospace. From May 1967 to November 1978, he served in the U.S. Air Force.

   Kenneth C. Foley has served as Vice President Operations since September 1999. From September 1995 to September 1999, Mr. Foley served as Director of Product Generation, responsible for developing value-added products in the Company's Geospatial Operations facility. From November 1993 to August 1995, Mr. Foley served as Product Manager of Trifid Corporation, a satellite and aircraft image processing company. From June 1983 to November 1993, Mr. Foley served as Marketing Manager, Photogrammetry and Image Processing with Intergraph Corporation, a computer graphics company.

   Howard J. Gannes has served as our Vice President Strategy since April 1999. From March 1993 to April 1999, Mr. Gannes served as Vice President Ground Segment Operations of EarthWatch and of WorldView, where he was responsible for the satellite communications and tasking infrastructure. From September 1992 to January 1995, Mr. Gannes acted as an independent consultant, providing technical and management guidance to several startup companies in areas relating to wireless and satellite communications, navigation systems, and image processing enhancement systems. From November 1976 to September 1992, he served in a variety of executive and management positions at Stanford Telecommunications, Inc., a communications company.

   John Jasper has served as Vice President of Data Systems since September 1999. Mr. Jasper is responsible for overall management of the development, test, and integration of the EarthWatch data systems. From October 1996 to August 1999, Mr. Jasper served as Vice President Software Engineering and Chief Architect of Navigation Technologies, a developer of vector map databases for the in-vehicle navigation marketplace. From July 1994 to October 1996, Mr. Jasper served as Director of Customer Tools Development and Chief Architect for Navigation Technologies. From 1983 to 1994, Mr. Jasper served as a software engineering consultant with Shields Enterprise Inc.

   Edwin J. Katzman has served as our Vice President Marketing since April 2000. Mr. Katzman is responsible for managing our marketing efforts. From September 1987 to March 1995 and from January 1997 to March 2000, he served as President of The Discovery Group, a strategic marketing consulting firm, which he co-founded. From April 1995 through December 1996, Mr. Katzman served as General Manager of Geodesic Systems, a software development and marketing company. He has also held various managerial marketing positions at the Quaker Oats Company.

   Jeffrey S. Kerridge has served as our Vice President Sales since August 1998 and as our Vice President Marketing from August 1998 to February 1999. Mr. Kerridge joined EarthWatch in September 1996 as our Director, Defense/Intelligence Programs. His responsibilities in that position included managing EarthWatch's direct sales and marketing efforts with the United States Department of Defense and Intelligence Community and with Middle East and European foreign government accounts. From February 1984 until August 1996, Mr. Kerridge served in a variety of capacities for the Central Intelligence Agency's National Photographic Interpretation Center, including strategic planning, division level officer, program management, branch chief, and analyst.

   Shawn R. Thompson, Esq. has served as Secretary of the Board since August 1999, as Director of Contracts since October 1996, and is responsible for contract administration, negotiations, and compliance. Mr. Thompson is an attorney licensed to practice in the state of Colorado. Previously, Mr. Thompson served as Contract Manager for Tenera Rocky Flats from September 1995 to October 1996 and as Manager of Contract Administration for NFT Inc. from September 1990 to September 1995.

   Paul M. Albert, Jr. has served as a director of EarthWatch since June 1999. Since December 1996, Mr. Albert has been retained as a consultant and/or employee of The Globecon Group, a financial services consulting company. Prior to such time, from September 1996 to November 1996, Mr. Albert served as a consultant to Eccles Associates, Inc., a financial consulting company working primarily with multinational financial institutions in developing countries. From September 1983 to February 1996, he served as a Managing Director, Investment Banking of Prudential Securities, Inc., a financial services company. Mr. Albert also serves as a Director of Teletrac, Inc.

   Donald E. Foley has served as a director of EarthWatch since June 1999. Since May 1996, Mr. Foley has served as the treasurer of ITT Industries. From July 1989 to May 1996, Mr. Foley served as the Assistant Treasurer of International Paper Company, where he helped manage that company's global expansion. Additionally, Mr. Foley has held executive positions with the Mobil Corporation and the General Electric Company. He also is the Director/Chairman of the New York Corporate Treasury Association.

   Anne Karalekas has served as a director of EarthWatch since November 1999. From September 1996 until October 1999, Ms. Karalekas served as General Manager for Microsoft's online guide, MSN Sidewalk Washington. From 1985 until 1996, Ms. Karalekas held several positions at the Washington Post newspaper, including Director of Marketing, Publisher of the Washington Post Magazine, and Director of the Specialty Products Group. Between 1978 and 1985, Ms. Karalekas was a member of McKinsey & Co., a management consulting firm. From 1975 until 1978, she served as Senior Staff member of the Senate Select Committee on Intelligence.

   Takatoshi Kodaira served as a director of EarthWatch from June 1995 to April 1999, and since June 1999. Since April 1999, Mr. Kodaira has served as the General Manager, Geospatial Information Division of Hitachi Software. From August 1994 to April 1999, Mr. Kodaira served as the Department Manager of the New Business Development Department of Hitachi, where he was responsible for identifying and developing new business opportunities. From August 1992 to August 1994, Mr. Kodaira was a Department Manager of the Defense Systems Department of Hitachi, where he established a military tactical trainer business and commercial satellite-based image exploitation systems for the Japanese government.

   Alexander S. Lushtak served as a director of EarthWatch from March 1995 to April 1999, and since June 1999. Mr. Lushtak serves as director of Genesis Microchip Corp., a microelectronics company. In addition, Mr. Lushtak has served as Chairman of the Board of Paradise Electronics (which was acquired by Genesis Microchip in May 1999) since January 1993. From January 1993 until August 1998, Mr. Lushtak served as Chief Executive Officer for Paradise Electronics. Between 1992 and 1993, he was employed by Cirrus Logic, Inc., a computer circuit and chip supplier, as a consultant. From 1988 to 1992, Mr. Lushtak served as Chairman of the Board and Chief Technical Officer of Acumos Incorporated, a microelectronics company. Mr. Lushtak is also a founder and Chairman of the Board of Assured Space Access, an aerospace company, and Co-Chairman and Chief Executive Officer of United Start Corporation, an aerospace company.

   Michael J. Petrick has served as a director of EarthWatch since June 1999. Mr. Petrick is a Managing Director of Morgan Stanley and has been with Morgan Stanley since 1989. Mr. Petrick also serves as a director of Marvel Enterprises, Inc., CHI Energy, Inc., and Premium Standard Farms, Inc.

   Dr. Marvin R. Sambur has served as a director of EarthWatch since June 1999. Mr. Sambur has served as President of ITT Defense and Vice President of ITT Industries since October 1998, where he is responsible for the management of ITT Industries' global defense operations. From 1991 to 1998, Mr. Sambur served as President and General Manager of ITT Industries' Aerospace/Communications Division. From 1986 to 1991, he served as Division President for ITT Electron Technology. From 1977 to 1986, Dr. Sambur served in the ITT Defense Communications Division as the Vice-President of Engineering, then Vice President and Director of Total Operations.

   Donald W. Vanlandingham has served as a director of EarthWatch since October 1996. Mr. Vanlandingham has served as President and Chief Executive Officer of Ball Aerospace since January 1997. Mr. Vanlandingham joined Ball Corporation, an affiliate of Ball Aerospace, in July 1967 as Production Engineer and has held various managerial positions over the last 30 years within the aerospace operations of Ball Corporation.

Board composition

   The composition of our board of directors is governed by a stockholders agreement entered into in connection with our recapitalization in April 1999. The stockholders' agreement provides for a board of directors consisting of 11 members. The holders of the Series A preferred stock are entitled to designate two directors, the holders of the Series B preferred stock are entitled to designate four directors, our Chief Executive Officer is entitled to designate two directors, and a majority of the holders of the Series C preferred stock are entitled to designate the remaining three directors. The numbers of directors to be designated by the Series A preferred stock and Series B preferred stock may be adjusted if the holders' percentage ownership changes. Currently, the board consists of ten members as the Series B stockholders have only designated three members.

   The holder of the Series A preferred stock has designated Messrs. D. Foley and Sambur as its representatives. The holders of the Series B preferred stock have designated Messrs. Albert and Petrick, and Ms. Karalekas as their representatives, and are entitled to designate one additional director. The holders of the Series C preferred stock have designated Messrs. Kodaira, Lushtak, and Vanlandingham as their representatives. Our Chief Executive Officer has designated Messrs. Satterlee and Scott to serve on the board of directors.

   During fiscal year 1999, our board of directors held 14 meetings and its committees held a total of 7 meetings. Each of the directors attended at least 75% of the aggregate of all meetings of the board of directors and the total number of meetings held by all committees of the board of directors of which each respective director was a member during the time he was serving as such during fiscal year 1999.

Committees of the board of directors

   The Compensation Committee consists of Messrs. Petrick, Vanlandingham, Sambur, and Lushtak, and Ms. Karalekas. The Compensation Committee is chaired by Mr. Petrick and is responsible for the review of our company's equity and bonus plans, as well as compensation plans for executive officers with base salaries in excess of $125,000.

   The Audit Committee consists of Messrs. Albert, Petrick, Vanlandingham, and Foley, and is chaired by Mr. Albert. The Audit Committee makes recommendations to the board of directors regarding the selection of independent accountants, reviews the results and scope of the audit, and reviews the annual financial statements before their submission to the board for approval.

   The Governance Committee consists of Dr. Scott, Ms. Karalekas, and Messrs. Albert, Kodaira, and Sambur. The Governance Committee is chaired by Mr. Albert and is responsible for advising the board of directors on our company's compliance with relevant laws and regulations, including without limitation, export controls, the Foreign Corrupt Practices Act, matters relating to the environment, worker's health and safety, and employment law.

   The Finance Committee is chaired by Mr. Don Foley, and consists of Messrs. Albert, Foley, Petrick, and Satterlee. The Finance Committee is responsible for oversight of our company's financial policies.

Director compensation

   The majority of the directors on the board are compensated by their employer and are not directly compensated by our company for attendance at board or committee meetings. In 1999, two independent directors, Mr. Paul Albert and Ms. Anne Karalekas, were elected to the board. We have committed to an annual stipend of $24,000 and committee attendance fees of $2,500 per meeting, to be paid to such outside directors for their service on the board. Mr. Albert and Ms. Karalekas, as outside and unaffiliated directors, will each receive an initial grant of non-qualified stock options to purchase 15,000 shares of common stock at a price of $0.25 per share. Additionally, Mr. Albert and Ms. Karalekas will each receive grants of options to purchase 7,500 shares of common stock at the end of each calendar year in which they serve as directors.

Executive compensation

   Summary of cash and certain other compensation

   The following table sets forth information concerning the compensation received for services rendered to us during fiscal 1999 by our Chief Executive Officer and our four next most highly compensated executive officers whose total compensation in fiscal 1999 equaled or exceeded $100,000 (collectively, the "named executive officers"):


                          Summary compensation table

                                                                                                    Long-term
                                                                                                   Compensation
                                                             Annual Compensation                   ------------
                                                             -------------------                    Securities
Name and Principal Position                        Year          Salary ($)       Bonus ($)     Underlying Options/1/
---------------------------                        ----          ----------       ---------     ----------------------
Herbert F. Satterlee III,
 Chief Executive Officer, President and
 Director..................................         1999          203,333          40,000                     0
                                                    1998          101,591               0                84,081
                                                    1997               --              --                    --
Walter S. Scott,
 Chief Technical Officer and Director......         1999          165,000          45,000                     0
                                                    1998          138,546               0                 5,255
                                                    1997          121,020               0                     0
Neal T. Anderson,
 Vice President Space Segment..............         1999          130,000          17,500                     0
                                                    1998          126,875               0                 2,102
                                                    1997          108,333               0                 1,577
Howard J. Gannes,
 Vice President Strategy...................         1999          156,250          17,500                     0
                                                    1998          131,042               0                 2,102
                                                    1997          115,000               0                     0
Jeffrey S. Kerridge,
 Vice President Sales......................         1999          198,690/(2)/     30,000                     0
                                                    1998          118,119               0                 9,459
                                                    1997           83,192               0                   473

/(1)/ The options granted to each of the named executive officers are incentive stock options to purchase shares of Series C preferred stock at an initial exercise price of $3.81 that were issued under our 1995 Stock Option/Stock Issuance Plan.
/(2)/ The compensation paid to Mr. Kerridge for his services during 1999 includes sales commissions in an amount of $57,205.

Option grants in 1999

  During the year ended December 31, 1999, we did not grant any stock options to the named executive officers.

1999 option exercises and year end option values

  The following table sets forth information concerning the value realized upon exercise of options during 1999 and the number and value of unexercised options held by each of the named executive officers at December 31, 1999.

                                                                    Number of                      Value of Unexercised In
                                                              Unexercised Options at                the Money Options at
                                Shares                          December 31, 1999                     December 31, 1999
                               Acquired       Value             -----------------                     ------------------
                             on Exercise     Realized       Exercisable(1)    Unexercisable        Exercisable      Unexercisable
                             ------------    --------       --------------    -------------        -----------      -------------
Herbert F. Satterlee III            --          --              84,081              --                  --                --
Walter S. Scott                     --          --               5,255              --                  --                --
Neal T. Anderson (2)           210.202          --               9,775              --                  --                --
Howard J. Gannes                    --          --               3,363              --                  --                --
Jeffrey S. Kerridge                 --          --              12,034              --                  --                --

   (1) All options are immediately exercisable, subject to repurchase by EarthWatch of any unvested shares at the exercise price upon cessation of the optionee's service to EarthWatch.
   (2) Mr. Anderson exercised options to acquire 210.202 shares of Series C preferred stock in January 1999 at an exercise price of $3.81 per share, which our board of directors determined to be greater than the fair market value of such shares at that time.

Employee benefit plans

1995 Stock Option/Stock Issuance Plan

   Our 1995 Stock Option/Stock Issuance Plan was adopted and approved by our board of directors in May 1995 and by our stockholders in June 1995. We terminated the 1995 Plan effective upon the closing of the recapitalization in April 1999.

   Options granted under the 1995 Plan were originally options to purchase our common stock. In connection with the recapitalization, all outstanding options were automatically converted into options to purchase shares of our Series C preferred stock. The exercise price of such options was adjusted based on the conversion ratio applicable to the common stock in connection with the recapitalization. Options currently outstanding under the 1995 Plan will continue in full force and effect under the terms of the plan until such outstanding options are exercised or terminated.

   As of May 31, 2000 and on an as-converted basis, we had granted options under the 1995 Plan to purchase approximately 585,349 shares of Series C preferred stock, of which options to purchase approximately 47,811 shares had been exercised, options to purchase approximately 254,776 shares had been cancelled (due to expiration or otherwise) and options to purchase approximately 282,762 shares at a weighted average exercise price of $3.81 per share remained outstanding.

   The 1995 Plan provided for the grant of incentive stock options to employees and nonstatutory stock options to employees, directors, and consultants. The 1995 Plan also provided for the grant of restricted stock to employees, directors and consultants. The 1995 Plan is administered by the board or a committee appointed by the board which determines recipients and types of awards to be granted, including the exercise price, number of shares subject to the award, and the vesting and exercisability thereof.

   The maximum term of options granted under the 1995 Plan is ten years. The board determines the exercise price of options granted under the 1995 Plan, provided that the exercise price of an incentive stock option may not be less than 100% of the fair market value of the Series C preferred stock on the date of the option grant (110% in the case of participants holding more than 10% of the combined voting rights of our outstanding capital stock) and the exercise price of a nonstatutory stock option cannot be less than 85% of the fair market value of the Series C preferred stock on the date of the option grant.

   Options granted under the 1995 Plan vest at the rate specified in the applicable option agreement and are not transferable. An optionee whose relationship with us ceases for any reason, other than by death or disability, may exercise vested options in the three month period following such cessation, unless such options terminate or expire sooner by their terms. Vested options may be exercised for up to 12 months after an optionee's relationship with us ceases due to death or disability.

   Upon certain changes in control of our ownership, each outstanding option will terminate unless assumed by the successor corporation.

Predecessor Stock Option Plan

   In connection with the merger with WorldView in March 1995, we assumed options issued under WorldView's 1994 Stock Option/Stock Issuance Plan. In connection with the recapitalization, all outstanding options under the WorldView Plan were automatically converted into options to purchase shares of our Series C preferred stock.

   As of May 31, 2000 and on an as-converted basis, options to purchase an aggregate of approximately 7,853 shares of Series C preferred stock, at a weighted average exercise price of $.11 per share, remained outstanding under the WorldView Plan.

   The maximum term of options granted under the WorldView Plan is ten years. Options granted under the WorldView Plan are nontransferable. An optionee whose relationship with us ceases for any reason, other than by death or disability, may exercise vested options in the three month period following such cessation, unless such options terminate or expire sooner by their terms. Holders may exercise vested options for up to 12 months after an optionee's relationship with us ceases due to death or disability.

1999 Equity Incentive Plan

   On February 15, 2000, our board of directors approved a 1999 Equity Incentive Plan under which 10,000,000 shares have been reserved for issuance. The plan provides for the grant of incentive stock options to employees and nonstatutory stock options, stock bonuses and restricted stock awards to employees, directors, and consultants to purchase common stock. The purpose of the plan is to secure and retain qualified personnel and to provide incentives to such personnel to achieve success for the company. The plan is administered by the board or a committee appointed by the board, which determines recipients and types of awards to be granted, including the exercise price, number of shares subject to the award, and the exercisability thereof.

   As of May 31, 2000, options to purchase an aggregate of 2,413,936 shares of common stock had been issued to certain employees with an exercise price of $0.25 per share.

   The term of an option granted under the plan is stated in the option agreement. The terms of options granted under the plan may not exceed ten years generally and the term of an incentive stock option granted to a participant holding more than 10% of the combined voting rights of our outstanding capital stock may not exceed five years. Options granted under the plan generally vest and become exercisable as set forth in the option agreement; provided that options granted prior to the initial listing of any of our securities on a national securities exchange to an employee who is not an officer, director or consultant vest at a rate of 20% over five years from the date of grant. The option agreement may provide for an early exercise by the optionee, a right of repurchase of vested options by us, a right of first refusal or a re-load option in which an optionee who exercises an option by surrendering already-owned shares of our common stock may be granted a further option.

   In general, no option, stock bonus or restricted stock award may be transferred by the optionee other than by will or the laws of descent or distribution, and each option may be exercised, during the lifetime of the optionee, only by such optionee. An optionee whose relationship with us or any related corporation ceases for any reason (other than by death or permanent and total disability) may exercise options in the 30 day period following such cessation, unless such options terminate or expire sooner, by their terms, but only to the extent the option had vested on such date of cessation. In addition, in the event of the cessation of an optionee's employment, we may repurchase any unvested shares granted under a stock bonus or restricted stock award. In the event of death or total and permanent disability, the option may be exercised in the twelve month period following the date of death or total and permanent disability unless such options terminate or expire sooner, but only to the extent the option had vested on the date of death or disability.

   In the event we merge with or into another corporation, all outstanding options may either be assumed or an equivalent option may be substituted by the surviving entity or, if such options are not assumed or substituted, such options shall become exercisable as to all of the shares subject to the options, including shares as to which they would not otherwise be exercisable. In the event that options become exercisable in lieu of assumption or substitution, the Board of Directors shall notify optionees that all options shall be fully exercisable for a period of 15 days, after which such options shall terminate.

   The board of directors determines the exercise price of options granted under the plan at the time of grant, provided that the exercise price of all incentive stock options generally must be at least equal to the fair market value of the shares on the date of grant. The exercise price of a nonstatutory stock option cannot be less than 85% of the fair market value of the shares on the date of grant. With respect to any participant who is a 10% holder of the combined voting rights of our outstanding capital stock, the exercise price of any incentive stock option or any nonstatutory stock option granted must equal at least 110% of the fair market value on the grant date and the exercise price of any stock bonus or restricted stock award must be at least equal to the fair market value of the shares on the date of grant. The consideration for exercising any incentive stock option or any nonstatutory stock option may consist of cash, promissory note, delivery of already-owned shares of our common stock or such other consideration or method of payment as determined by the board of directors to the extent permitted under applicable law. No incentive stock options may be granted to a participant, which, when aggregated with all other incentive stock options granted to such participant, would have an aggregate fair market value in excess of $100,000 becoming exercisable in any calendar year. Stock bonuses and restricted stock awards may be issued either alone, in addition to, or in tandem with stock options granted under the plan. The plan will terminate on February 14, 2010, unless sooner terminated by the board of directors.

401(k) Plan

   We have a 401(k) plan pursuant to which eligible employees may elect to reduce their current salary by up to 15%, subject to other IRS limitations, and have the amount of such reduction contributed to the 401(k) plan. Any contributions by us to the 401(k) plan are discretionary. The 401(k) plan is intended to qualify under section 401 of the Internal Revenue Code so that contributions by participants to the 401(k) plan, and income earned on those contributions, are not taxed to participants until withdrawn from the 401(k) plan.

              LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     Our certificate of incorporation contains a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors except to the extent the exemption from or limitation of liability is not permitted under Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for:

     . any breach of their duty of loyalty to the corporation or its stockholders;

     . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

     . unlawful payments of dividends or unlawful stock repurchases or redemptions; or

     . any transaction from which the director derived an improper personal benefit.

     In addition, our certificate of incorporation and bylaws provide that we will indemnify our officers, directors, and employees against any and all liability and reasonable expenses incurred in connection with any claim, action, suit, or proceeding in which that person may become involved by reason of their relationship to the company, provided that the person acted in good faith and in a manner reasonably believed to be in our best interests. Our bylaws prevent us from indemnifying an officer, director, or employee to the extent not permitted under Delaware law as well as in the following circumstances:

     . as to amounts paid or payable to us for or based upon the director, officer, or employee having gained any personal profit or advantage to which he was not legally entitled; or

     . as to amounts paid or payable to us for accounting profits made from the purchase or sale of our securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended.

     Our bylaws also provide that we will grant indemnification only if our board of directors, outside legal counsel, or a court of competent jurisdiction determines that the officer, director, or employee has met the applicable standard of conduct as described above, or if the officer, director, or employee has been wholly successful with respect to the claim, action, suit, or proceeding.

     We have obtained directors' and officers' liability insurance but have not entered into indemnity agreements with any of our officers, directors, or employees.

             MATERIAL RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Ball Corporation

     In March 1996, we entered into a contract with Ball Aerospace & Technologies Corp., an affiliate of Ball Technologies Holdings Corp., which holds in excess of 10% of our outstanding capital stock, for engineering services in connection with the QuickBird 1 spacecraft. This agreement currently remains in effect.

     In October 1997, we entered into an agreement with Ball Aerospace that granted us an option to purchase either one or two QuickBird spacecraft at varying prices, depending on the timing of our exercise of that option. Under the agreement, Ball Aerospace is permitted to sell spacecraft based on the QuickBird design to third parties under specified circumstances. Ball Aerospace did not perform any work under the agreement from October 1997 through May 1998, and we did not make any payments to Ball Aerospace during that period. Under the agreement, we issued to Ball Aerospace a promissory note in the principal amount of $1.6 million. We repaid this note in May 1998.

     In June 1998, we entered into a new agreement with Ball Aerospace. This agreement restarted work on QuickBird 1, with a total fixed cost of $34.1 million. In April 1999, we exercised our option to purchase a second QuickBird satellite at a cost of $31.1 million. During 1999, we made payments of approximately $34 million to Ball Aerospace under the Ball Aerospace agreements.

     In April 1999, Ball Technologies exercised its option in connection with the recapitalization to purchase 714,286 shares of our Series C preferred stock for an aggregate purchase price of $2.5 million. The purchase was consummated in July 1999.

     Mr. Vanlandingham, a director of EarthWatch, is the President and Chief Executive Officer of Ball Aerospace.


Transaction with Hitachi Software

     Hitachi, Ltd., which holds in excess of 5% of our outstanding capital stock, currently is a master international distributor of our products, and the exclusive distributor in most of Asia. Additionally, we have entered into an agreement with Hitachi Software for the development and delivery of a product processor and to cross-license certain intellectual property rights related to our ground system and the proprietary software of Hitachi Software Engineering Company, Ltd., an affiliate of Hitachi, Ltd. The license grants Hitachi Software the right to offer customers ground systems that permit them to receive data directly from our QuickBird satellite.

     Mr. Kodaira, a director of EarthWatch, is the General Manager, Geospatial Information Division of Hitachi Software.


Transactions with ITT Industries

     In December 1998 and January 1999, we entered into agreements with ITT Industries, Inc., which holds in excess of 10% of our outstanding capital stock, for system engineering and development of a scheduling and tasking model of the QuickBird 1 and QuickBird 2 satellites and the development of a satellite simulator. During 1999, we made payments of approximately $2.9 million to ITT Industries under these agreements.

     In February 1999, we entered into a strategic supplier agreement with ITT Industries. In exchange for our commitment to use ITT Industries as the provider and integrator of sensors for ten years, ITT Industries will provide such sensors and associated services on a best value basis. Additionally, we have qualified ITT Systems as a preferred EarthWatch supplier for certain goods and services during the term of the strategic supplier agreement.

     In May 1999, we entered into an agreement with the Aerospace/Communications division of ITT Industries to assist us in evaluating our options for our next generation satellite system. We made payments under this agreement of approximately $109,000 during 1999.

     Mr. Sambur, a director of EarthWatch, is the President of ITT Defense and Vice President of ITT Industries. Mr. D. Foley, a director of EarthWatch, is the Treasurer of ITT Industries.


Morgan Stanley

     Morgan Stanley & Co. Incorporated, which holds in excess of 10% of our outstanding capital stock, acted as placement agent in connection with our offering in 1996 of 7,000,000 shares of our former Series C preferred stock and our offering in 1997 of 50,000 units, each consisting of one 12 1/2% Note and one warrant to purchase 31.12 shares of our common stock. Morgan Stanley also acted as placement agent in connection with our offering in 1999 of 199,000 units, each consisting of one old note and 49.095 shares of our existing
Series C preferred stock. In connection with its role in these offerings, Morgan Stanley received customary commissions and discounts in its capacity as placement agent. On March 31, 2000, Morgan Stanley held 4,585,772 shares of Series B preferred stock, 309,934 shares of Series C preferred stock, and one share of common stock, as well as $2.9 million principal amount at maturity of the 12 1/2% Notes. In addition, Morgan Stanley will act as exclusive financial advisor to EarthWatch under a five-year agreement. Morgan Stanley received $750,000 in connection with its advisory role in the recapitalization in April 1999.

     Mr. Petrick, a director of EarthWatch, is a Managing Director of Morgan Stanley.


United Start Corporation

     We have an agreement with United Start Corporation pursuant to which United Start will provide launch and associated services for the QuickBird 1 satellite launch before November 30, 2001. In 1999, we made payments of approximately $3.3 million to United Start under this agreement. We expect to provide a combination of archival data and cash to United Start valued at approximately $14 million over the term of the contract.

     Mr. Lushtak, a director of EarthWatch, is Co-Chairman and Chief Executive Officer of United Start.

     We believe that all of the transactions set forth above were made on terms no less favorable than would be obtained for similar services provided to unrelated third parties. Any future transactions between us and our executive officers, directors, and their affiliates will be on terms no less favorable to us than can be obtained from unaffiliated third parties, and any material transactions with such persons will be approved by a majority of the disinterested members of our Board of Directors.

Nuova Telespazio/Eurimage

     In August, 1997, we entered into a distributor agreement with Nuova Telespazio pursuant to which their affilate, Eurimage, will serve as master international distributor of our products and services in Europe. Under this agreement, Eurimage will be entitled to purchase our products at discounts of up to 50% of our retail price for end-distribution in Europe.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of our voting capital stock as of May 31, 2000 for:


     . each person (or group of affiliated persons) known to us to own beneficially more than 5% of the outstanding shares of common stock or of any series of preferred stock;
     .    each of our directors;
     .    each of our named executive officers; and
     .    all of our directors and executive officers as a group.


                                         Number of Shares Beneficially Owned
                                         -----------------------------------
                                      as of May 31, 2000 and Percent of Class/(1)/
                                      --------------------------------------------
                               Series A                Series B                Series C
Directors, Named Executive  Convertible   Percent    Convertible Percent    Convertible    Percent                % of
    Officers                 Preferred      of       Preferred     of        Preferred       of       Common    Common    % of total
  5% stockholders              Stock      Series(%)    Stock     Series(%)      Stock     Series(%)    Stock     Stock  voting power
  ---------------              -----      ---------    -----     ---------      -----     ---------    -----    ------  ------------
ITT Industries, Inc./(2)/...   7,642,955    100.0             --       --            --       --           --      --       17.8
Morgan Stanley & Co.
Incorporated /(3)/..........          --       --      4,585,772     60.0       309,934      1.3            1       *       22.6
Affiliated Entities of
  Capital Research and
  Management Company/(4)/...          --       --      3,002,306     40.0       714,422      3.0           --      --       16.1
Ball Technologies Holdings
  Corp./(5)/................          --       --             --       --     4,090,768     17.4           --      --        7.2
Hitachi, Ltd./(6)/..........          --       --             --       --     2,226,236      9.5           --      --        3.9
Walter S. Scott/(7)/........          --       --             --       --       559,640      2.4      503,849    20.9        1.9
Howard J.
Gannes/(8)/.................          --       --             --       --        64,263        *       59,471     2.5          *
Herbert F. Satterlee
III/(9)/....................          --       --             --       --        84,065        *      399,984    16.6          *
Jeffrey S.
Kerridge/(10)/..............          --       --             --       --        12,034        *       99,998     4.1          *
Neal T.
Anderson/(11)/..............          --       --             --       --        10,206        *       49,998     2.1          *
Paul M. Albert, Jr./(12)/...          --       --             --       --            --       --           --      --
Donald E.
Foley/(13)/.................          --       --             --       --            --       --           --      --
Anne Karalekas/(14)/........
Takatoshi
Kodaira/(15)/...............          --       --             --       --            --       --           --      --
Alexander
Lushtak/(16)/...............          --       --             --       --       146,479        *      125,000     5.2          *
Michael J.
Petrick/(17)/...............          --       --             --       --            --       --           --      --
Marvin R.
Sambur/(18)/................          --       --             --       --            --       --           --      --
Donald W.
Vanlandingham/(19)/.........          --       --             --       --            --       --           --      --
All non-named
executive
officers....................          --       --             --       --            --       --      439,998    18.2          *
All executive
officers and
directors as a group
(17 persons)................          --       --             --       --       876,687      3.7    1,678,298    69.5        4.5

            ----
     * Less than 1%.
     _____________
   /(1)/ Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and preferred stock subject to warrants and options currently exercisable or exercisable within 60 days of May 31, 2000, are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock and preferred stock shown as beneficially owned by them.
   /(2)/ The address of ITT Industries, Inc. is 4 West Red Oak Lane, White Plains, New York 10604.
   /(3)/ The address of Morgan Stanley & Co. Incorporated is 1585 Broadway, New York, New York 10036. Morgan Stanley also holds one share of Common Stock.
   /(4)/ The shares of Series B preferred stock reflected as being held by the affiliated entities of Capital Research Management Company are held by the following entities: The Bond Fund of America, Inc. for 975,749 shares, American Variable Insurance funds for 1,275,980 shares, American High Income Trust for 750,577 shares. The address of Capital Research and Management Company and its affiliated entities is 11100 Santa Monica Boulevard, Los Angeles, California 90025.
   /(5)/ The address of Ball Technologies Holdings Corp. is 10 Longs Peak Drive, Broomfield, Colorado 80021.
   /(6)/ The address of Hitachi, Ltd., is 5-79 Onoe-cho, Nakaku, Yokohama, Japan 231-0015.
   /(7)/ Includes 5,255 shares of Series C convertible preferred stock issuable upon exercise of an option granted pursuant to our 1995 Stock Option/Stock Issuance Plan. Includes as beneficial ownership The Leona
          A. Rose Trust and shares held by Kenneth E. Scott & Shelly A. Scott.

   /(8)/ Consists of 3,363 shares of Series C convertible preferred stock issuable upon exercise of options granted pursuant to our 1995 Stock Option/Stock Issuance Plan, of which 26 shares are subject to repurchase until fully vested, and 57,351 shares of Series C preferred stock held jointly with his spouse.
   /(9)/ Consists of 84,081 shares of Series C convertible preferred stock issuable upon exercise of an option granted pursuant to our 1995 Stock Option/Stock Issuance Plan, of which 59,558 shares are subject to repurchase until fully vested.
   /(10)/ Consists of 12,034 shares of Series C convertible preferred stock issuable upon the exercise of options granted pursuant to our 1995 Stock Option/Stock Issuance Plan, of which 3,667 shares are subject to repurchase until fully vested.
   /(11)/ Includes 9,774 shares of Series C convertible preferred stock issuable upon the exercise of options granted pursuant to our 1995 Stock Option/Stock Issuance Plan, of which 689 shares are subject to repurchase until fully vested.
   /(12)/ The address of Mr. Albert is 135 Main Street, South Salem,
          Massachusetts 10590.
   /(13)/ The address of Mr. Foley is c/o ITT Industries, Inc., 4 West Red Oak
          Lane, White Plains, New York 10604.
   /(14)/ The address of Ms. Kavalekas is 2126 Connecticut Avenue, N.W.,
          Suite 25, Washington, D.C. 20008.
   /(15)/ The address of Mr. Kodaira is c/o Hitachi, Ltd. 5-79 Onoe-cho, Nakaku,
          Yokohama, Japan 231-0015.
   /(16)/ The address of Mr. Lushtak is 4 Upper Road, P.O. Box 1511, Ross,
          California 94957.
   /(17)/ The address of Mr. Petrick is c/o Morgan Stanley & Co. Incorporated,
          1585 Broadway, New York, New York 10036.
   /(18)/ The address of Mr. Sambur is c/o ITT Industries, Inc., 4 West Red Oak
          Lane, White Plains, New York 10604. Mr. Sambur is a Vice President of ITT Industries and may be viewed as the beneficial owner of 7,642,955 shares of Series A preferred stock held by ITT Industries. Mr. Sambur disclaims beneficial ownership of shares held by ITT Industries.
   /(19)/ The address of Mr. Vanlandingham is c/o Ball Technologies Holding
          Corp., 10 Longs Peak Drive, Broomfield, Colorado 80021. Mr. Vanlandingham is the President and Chief Executive Officer of Ball Aerospace, an affiliate of Ball Technologies, and may be viewed as the beneficial owner of 4,090,768 shares of Series C preferred stock held by Ball Technologies Holdings Corp. Mr. Vanlandingham disclaims beneficial ownership of shares held by Ball Technologies.

                               RECAPITALIZATION

     In April 1999, we completed a recapitalization. The recapitalization was undertaken in order to enable us to raise the additional capital necessary to pursue the QuickBird program. As a result of the recapitalization:

     . all of our outstanding shares of common stock and preferred stock were exchanged (at a 1 to .44116 ratio for all outstanding preferred stock and a 1 to .210202 ratio for all outstanding common stock) for an aggregate of 11,042,075 shares of newly created Series C preferred stock;

     . all warrants issued in connection with our 1997 units offering were exercised for an aggregate of 327,074 shares of new Series C preferred stock for aggregate proceeds to us of $15,600;

     . all warrants issued to Odetics, Incorporated to purchase Series A preferred stock automatically converted by their terms into warrants to purchase an aggregate of 12,463 shares of new Series C preferred stock;

     . all outstanding options to purchase common stock or preferred stock were automatically converted by their terms into options to purchase an aggregate of 306,700 shares of new Series C preferred stock;

     . Ball Technologies surrendered 2,761,983 shares of Series A preferred stock to us (which we cancelled and retired);

     . We have included 30,500 shares of common stock issued to the Waterstone Group in the number of shares that were exchanged for new Series C preferred stock in the recapitalization;

     . ITT Industries invested $25 million in exchange for 7,142,857 shares of new Series A preferred stock;

     . Morgan Stanley invested $15 million in exchange for 4,285,714 shares of new Series B preferred stock and one share of new common stock;

     . Capital Research invested $10 million in exchange for 2,857,143 shares of new Series B preferred stock;

     . our 12 1/2% Notes due March 1, 2001 were exchanged for new 12 1/2% Notes having a maturity of March 1, 2005. As a result of this exchange, the remaining unamortized discount relating to the value attributed to the 1997 warrants (issued in connection with the 12 1/2% Notes) of $592,000 at March 31, 1999 was charged to operations, resulting in an initial accreted value of $50.0 million for the 12 1/2% Notes. The new 12 1/2% Notes provide for payment of interest in kind through March 2002, and are to be collateralized by the same launch insurance policy as the new notes; and

     . we entered into a new stockholders' agreement with Ball Corporation, ITT Industries, Capital Research, Morgan Stanley, and other major stockholders providing for an expanded board of directors, setting forth approval requirements regarding certain transactions and corporate matters, and granting registration rights to the holders of our preferred stock.

     The following table shows the impact of the recapitalization on our capital stock:


                    Number of shares issued and outstanding
                       before and after recapitalization

                                                               Before             %          After            %
                                                           -------------    ---------     ----------    ---------
Old Series A Preferred(1)...............................      16,606,343         58.9%            --           --
Old Series A Preferred Options..........................          17,800          0.1             --           --
Old Series A Preferred Warrants.........................          28,250          0.1             --           --
Old Series B Preferred..................................         311,300          1.1             --           --
Old Series C Preferred..................................       7,000,000         24.8             --           --
Old Series D Preferred..................................       1,000,000          3.5             --           --
Old Common..............................................         235,048          0.8             --           --
Old Common Stock Options................................       1,421,712          5.0             --           --
Old Common Stock Warrants...............................       1,556,000          5.5             --           --
New Series A Preferred..................................              --           --      7,142,857         26.8%
New Series B Preferred..................................              --           --      7,142,857         26.8
New Series C Preferred(2)...............................              --           --     12,083,435         45.3
New Series C Preferred Options(3).......................              --           --        306,699          1.1
New Preferred Series C Warrants.........................              --           --         12,463           --
Common..................................................              --           --              1           --
                                                              ----------        -----     ----------        -----
                                                              28,176,453        100.0%    26,688,312        100.0%
                                                              ==========        =====     ==========        =====

_____________
(1) Reflects Ball Technologies surrender of 2,761,983 shares.
(2) Reflects the purchase in July 1999 by Ball Technologies of 714,286 shares of new Series C preferred stock for $2.5 million.
(3) The exercise price of the options to purchase Series C preferred stock is $3.81.

    A change in control of EarthWatch may have occurred on April 8, 1999 in connection with the recapitalization. ITT Industries, Morgan Stanley and Capital Research may be deemed to have acquired control of EarthWatch through the acquisition by such entities of 7,142,857 shares of Series A preferred stock, 4,285,714 shares of Series B preferred stock and one share of common stock, and 2,857,143 shares of Series C preferred stock, respectively, in exchange for $25 million, $15 million, and $10 million, respectively. As of May 31, 2000, ITT Industries, Morgan Stanley and Capital Research held 17.8%, 22.6%, and 16.1%, respectively, of our total voting power.

    See "Description of capital stock" for a description of the terms of the new Series A, Series B, and Series C preferred stock issued in the recapitalization and for a description of the stockholders' agreement. See "Description of material indebtedness" for a description of the terms of our 12 1/2% Notes.

                     DESCRIPTION OF MATERIAL INDEBTEDNESS

     Following the recapitalization, we had 12 1/2% Notes, which have a principal amount of $72 million at maturity. The 12 1/2% Notes were originally issued in March 1997. As part of the recapitalization, the existing 12 1/2% Notes were exchanged for new 12 1/2% Notes with revised terms. The principal terms of the new 12 1/2% Notes issued in the recapitalization are summarized below. Except as described below, the terms and covenants set forth in the indenture relating to the 12 1/2% Notes are substantially identical to the terms and covenants set forth in the indenture relating to the new notes.

     .    Maturity: The 12  1/2% Notes become due on March 1, 2005.

     . Interest: The 12 1/2% Notes bear interest at a fixed annual rate of 12 1/2%. Interest on the 12 1/2% Notes will accrete through March 1, 2002. At maturity, the aggregate principal amount of the 12 1/2% Notes, including accreted interest, will be $72 million. Beginning on March 1, 2002, interest on the 12 1/2% Notes will be payable semiannually in cash on each March 1 and September 1, with the first interest payment on September 1, 2002.

     . Security: The 12 1/2% Notes will be secured by the same launch insurance policies as will secure the new notes.

     . Ranking: The 12 1/2% Notes rank equally with the new notes and with any other existing or future unsecured senior debt of EarthWatch. The 12 1/2% Notes rank senior to any future indebtedness expressly subordinated to the 12 1/2% Notes.

     . Redemption: We may redeem the 12 1/2% Notes beginning March 1, 2002 at the following prices, expressed as a percentage of principal amount at maturity:

12 Month Period Beginning                                    Redemption Price
-------------------------                                    ----------------
March 1, 2002...............................................     106.2500%
March 1, 2003...............................................     103.1250%
March 1, 2004...............................................     101.5625%
March 1, 2005...............................................     100.0000%

                              THE EXCHANGE OFFER

Purpose and effect

     We issued the old notes on July 12, 1999 in a private placement. In connection with this issuance, we entered into the indenture and the registration rights agreement. These agreements require that we file a registration statement under the Securities Act for the new notes, the registered notes to be issued in the exchange offer and, upon the effectiveness of the registration statement, offer to you the opportunity to exchange your old notes for a like principal amount of the new notes. The new notes will be issued without a restrictive legend and, except as set forth below, may be reoffered and resold by you without registration under the Securities Act. After we complete the exchange offer, our obligations with respect to the registration of the old notes will terminate. A copy of the indenture and the registration rights agreement has been filed as exhibits to the registration statement of which this prospectus is a part. If we do not complete the exchange offer by August 15, 2000, interest on the old notes will accrue at the rate of 0.5% per annum (in addition to interest otherwise accruing on the old notes) and be payable in cash, until the consummation of the exchange offer or until a shelf registration statement permitting the resale of the old notes is declared effective.

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, if you are not our "affiliate" within the meaning of Rule 405 under the Securities Act or a broker-dealer referred to in the next paragraph, we believe that the new notes to be issued to you in the exchange offer may be offered for resale, resold, and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act. We have not received our own no-action letter as to this interpretation. This interpretation, however, is based on your representation to us that:

     . the new notes to be issued to you in the exchange offer are acquired in the ordinary course of your business; and

     . you are not engaging in and do not intend to engage in a distribution of the new notes to be issued to you in the exchange offer; and

     . you have no arrangement or understanding with any person to participate in the distribution of the new notes to be issued to you in the exchange offer.

     If you tender in the exchange offer for the purpose of participating in a distribution of the new notes to be issued to you in the exchange offer, you cannot rely on this interpretation by the staff of the Commission. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act, or an exemption from such requirements, in connection with a secondary resale transaction. You will not have the right to require us to register your notes under the Securities Act. See "--Procedures for tendering." Each broker-dealer that receives new notes in the exchange offer for its own account, in exchange for old notes that were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those new notes. See "Plan of distribution."

Consequences of failure to exchange

     After we complete the exchange offer, if you have not tendered your old notes, you will not have any further registration rights. Your old notes will continue to be subject to certain restrictions on transfer. Therefore, the liquidity of the market for your old notes could be adversely affected upon completion of the exchange offer if you do not participate in the exchange offer. If the liquidity of the trading market for the old notes is adversely affected, you may be unable to sell or transfer your old notes and the value of your old notes may decline.

Terms of the exchange offer

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. In connection with the exchange offer, we will issue new notes, each of which has a principal amount of $1,000 at maturity, in exchange for old notes, each of which has a principal amount of $1,000 at maturity. You may tender some or all of your old notes in the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 in principal amount at maturity.

     The form and terms of the new notes are substantially the same as the form and terms of the old notes, except that the new notes to be issued in the exchange offer will have been registered under the Securities Act and will not bear legends restricting their transfer. The new notes will be issued pursuant to, and entitled to the benefits of, the indenture. The indenture also governs the old notes. The new notes and the old notes will be deemed one issue of notes under the indenture.

     As of the date of this prospectus, old notes were outstanding having a principal amount at maturity of $199 million. This prospectus, together with the letter of transmittal, is being sent to all registered holders of old notes as of ________, 2000 and to others believed to have beneficial interests in the old notes. You do not have any appraisal or dissenter rights in connection with the exchange offer under the General Corporation Law of the State of Delaware or the indenture. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated under the Exchange Act.

     We will be deemed to have accepted validly tendered old notes when, as, and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the tendering holders for the purpose of receiving the new notes from us. If we do not accept any tendered notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus, or otherwise, we will return certificates for any unaccepted old notes without expense to the tendering holder as promptly as practicable after the expiration date.

     You will not be required to pay brokerage commissions or fees or, except as set forth below under "--Transfer taxes," transfer taxes with respect to the exchange of your old notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Fees and expenses" below.

Expiration date; amendments

     The exchange offer will expire at 5:00 p.m., New York City time, on _________, 2000, unless we determine, in our sole discretion, to extend the exchange offer. If we extend the exchange offer, it will expire at the later date and time to which it is extended. We do not intend to extend the exchange offer, although we reserve the right to do so. If we extend the exchange offer, we will give oral or written notice of the extension to the exchange agent and give each registered holder notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.

     We also reserve the right, in our sole discretion,

     . to delay accepting any old notes or, if any of the conditions set forth below under "--Conditions" have not been satisfied or waived, to terminate the exchange offer; or

     . to amend the terms of the exchange offer in any manner, by giving oral or written notice of such amendment to the exchange agent, and by complying with Rule 14e-l(d) under the Exchange Act to the extent that rule applies.


     We acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to pay the consideration offered, or return the old notes surrendered for exchange, promptly after the termination or withdrawal of the exchange offer. We will notify you as promptly as we can of any extension, termination or amendment.

Procedures for tendering

 Book-entry interests

     The old notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in The Depository Trust Company ("DTC"), are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC, with respect to its participants, or its participants, with respect to indirect participants.

     If you hold your old notes in the form of book-entry interests and you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date either:

          (1) a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

          (2) a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

     In addition, in order to deliver old notes held in the form of book-entry interests,

          (A) a timely confirmation of book-entry transfer of your old notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfers described below under "--Book-entry transfer" must be received by the exchange agent prior to the expiration date; or

          (B) you must comply with the guaranteed delivery procedures described below.

     The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. You should not send the letter of transmittal or old notes to us. You may request your broker, dealer, commercial bank, trust company, or nominee to effect the above transactions for you.

Certificated old notes

     Only registered holders of certificated old notes may tender those old notes in the exchange offer. If your old notes are certificated notes and you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date, a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under "--Exchange agent." In addition, in order to validly tender your certificated old notes:

     (1) the certificates representing your old notes must be received by the exchange agent prior to the expiration date; or

     (2) you must comply with the guaranteed delivery procedures described below.


Procedures applicable to all holders

     If you tender an old note and you do not withdraw the tender prior to the expiration date, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     If your old notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your old notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless:

          (A)  old notes tendered in the exchange offer are tendered either

               (1) by a registered holder who has not completed the box entitled "Special issuance instructions" or "Special delivery instructions" on the letter of transmittal; or

               (2)   for the account of an eligible institution; and

          (B) the box entitled "Special issuance instructions" on the letter of transmittal has not been completed.

     If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange ("NYSE") Medallion Program, or the Stock Exchanges Medallion Program.

     If the letter of transmittal is signed by a person other than you, your old notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those old notes.

     If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of their authority to act on your behalf.

     We will determine, in our sole discretion, all questions regarding the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered old notes. This determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities, or conditions of tender. As to particular old notes, our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

     You must cure any defects or irregularities in connection with tenders of your old notes within the time period we will determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of old notes, neither we, the exchange agent, nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your notes will be returned to you if:

          (1)  you improperly tender your old notes;

          (2)  you have not cured any defects or irregularities in your tender;
               and

          (3) we have not waived those defects, irregularities or improper tender.

     In any such case, the exchange agent will return your old notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer.

     In addition, we reserve the right in our sole discretion to:

          (1) purchase or make offers for, or offer registered notes for, any old notes that remain outstanding subsequent to the expiration of the exchange offer;

          (2)  terminate the exchange offer; and

          (3) to the extent permitted by applicable law, purchase old notes or any other notes in the open market, in privately negotiated transactions or otherwise.

     The terms of any of these purchases or offers could differ from the terms of the exchange offer.

     By tendering, you will represent to us that, among other things:

          (1) the new notes to be acquired by you in the exchange offer are being acquired in the ordinary course of your business;

          (2) you are not engaging in and do not intend to engage in a distribution of the new notes to be acquired by you in the exchange offer;

          (3) you do not have an arrangement or understanding with any person to participate in the distribution of the new notes to be acquired by you in the exchange offer; and

          (4) you are not our "affiliate," as defined under Rule 405 of the Securities Act.

     In all cases, issuance of new notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for your old notes or a timely book-entry confirmation of your old notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal, or a computer-generated message instead of the letter of transmittal as described above, and all other required documents, and if any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged old notes (or old notes in substitution therefor) will be returned without expense to you, or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged old notes will be credited to your account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

Guaranteed delivery procedures

     If you desire to tender your old notes and your old notes are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

          (1)  you tender through an eligible financial institution;

          (2) on or prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us; and

          (3) the certificates for all certificated old notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

     The notice of guaranteed delivery may be sent by facsimile transmission, mail, or hand delivery. The notice of guaranteed delivery must set forth:

          (1)  your name and address;

          (2)  the principal amount of old notes you are tendering; and

          (3) a statement that your tender is being made by the notice of guaranteed delivery and that guarantees that within three NYSE trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following document to the exchange agent:

               (A) the certificates for all certificated old notes being tendered, in proper form for transfer, or a book-entry confirmation of tender;

               (B) a written or facsimile copy of the letter of transmittal, or a book-entry confirmation instead of the letter of transmittal; and

               (C)  any other documents required by the letter of transmittal.

Book-entry transfer

     The exchange agent will establish an account with respect to the book-entry interests at DTC for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the exchange agent at DTC. Any financial institution that is a participant in DTC may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

     If one of the following situations occur:

          (1) you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the exchange agent's account at DTC; or

          (2) you cannot deliver all other documents required by the letter of transmittal to the exchange agent prior to the expiration date, then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

Withdrawal rights

     You may withdraw tenders of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For your withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under "--Exchange agent" prior to 5:00 p.m., New York City time, on the expiration date.

     The notice of withdrawal must:

          (1)  state your name;

          (2) identify the specific old notes to be withdrawn, including the certificate number or numbers and the principal amount of withdrawn old notes;

          (3) be signed by you in the same manner as you signed the letter of transmittal when you tendered your old notes, including any required signature guarantees, or be accompanied by documents of transfer sufficient for the exchange agent to register the transfer of the old notes into your name; and

          (4) specify the name in which the old notes are to be registered, if different from yours.

     We will determine all questions regarding the validity, form, and eligibility, including time of receipt, of withdrawal notices, and our determination will be final and binding on all parties. Any old notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to you without cost as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "--Procedures for tendering" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions

     Notwithstanding any other provision of the exchange offer and subject to our obligations under the registration rights agreement, we will not be required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if at any time before the acceptance of any old notes for exchange any of the following events shall occur:

          (1) any injunction, order, or decree shall have been issued by any court or any governmental agency that would prohibit, prevent, or otherwise materially impair our ability to proceed with the exchange offer; or

          (2) the exchange offer shall violate any applicable law or any applicable interpretation of the staff of the Commission.

     These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any condition, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our reasonable discretion. If we waive a condition, we may be required in order to comply with applicable securities laws, to extend the expiration date of the exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any of those old notes, if at the time the old notes are tendered any stop order shall be threatened by the Commission or be in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

     The exchange offer is not conditioned on any minimum principal amount of old notes being tendered for exchange.


Exchange agent

     We have appointed The Bank of New York as exchange agent for the exchange offer. Questions, requests for assistance, and requests for additional copies of this prospectus, the letter of transmittal, and other related documents should be directed to the exchange agent addressed as follows:

By Registered or Certified mail, by Hand or by overnight Courier:

The Bank of New York
101 Barclay Street-7E
Corporate Trust Services Window
Ground Floor
New York, New York 10286
Attn: Reorganization Section

     By Facsimile:         By Telephone:
     (212) 571-3080        (212) 815-5942

     The exchange agent also acts as trustee under the indenture.

Fees and expenses

     We will not pay brokers, dealers, or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person or by telephone by our officers and employees.

     We will pay the cash expenses to be incurred in connection with the exchange offer. These are estimated in the aggregate to be approximately $_____, which includes fees and expenses of the exchange agent, and accounting, legal, printing, and related fees and expenses.

Transfer taxes

     You will not be obligated to pay any transfer taxes in connection with a tender of your old notes for exchange unless you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting treatment

     We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the new notes under generally accepted accounting principles.

                         DESCRIPTION OF THE NEW NOTES

   The terms of the new notes will be identical in all material respects to those of the old notes described below, except that the new notes (i) will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the old notes and (ii) will not be entitled to certain registration rights under the registration rights agreement, including the provision for additional interest of up to 0.5% on the old notes. Holders of old notes should review the information set forth under "Description of the old notes."

   Upon consummation of the exchange offer, we will have no further obligation to register the old notes. Thereafter, any holder of old notes who did not tender its old notes in the exchange offer, including any holder which is our "affiliate" (as that term is defined in Rule 405 of the Securities Act) which cannot tender its old notes in the exchange offer, will continue to hold restricted securities which may not be offered, sold, or otherwise transferred, pledged, or hypothecated except pursuant to Rule 144 and Rule 144A under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities, provided that an opinion of counsel is furnished to us that such an exemption is available.

   The new notes are 13% Senior Discount Notes and have a principal amount at maturity of $199 million. The new notes will mature on July 15, 2007. Interest on the new notes accrues at the rate of 13% per annum and is payable semiannually in arrears (to holders of record at the close of business on January 1 or July 1 immediately preceding the Interest Payment Date) on January 15 and July 15 of each year. Payment of interest does not begin until January 15, 2003. Interest is computed on the basis of a 360-day year of twelve 30-day months.

   The new notes will be secured equally with the old notes and our 12 1/2% Notes by any proceeds of insurance policies covering certain aspects of our QuickBird 1 satellite. If the trustees for the new notes, the old notes and our 12 1/2% Notes receive proceeds from the insurance policies covering risks related to QuickBird 1, we will make an offer to purchase the new notes, the old notes and our 12 1/2% Notes at a purchase price equal to their accreted value, plus any accrued and unpaid interest to the date of purchase. To the extent that the aggregate accreted value and accrued interest of the new notes, the old notes and our 12 1/2% Notes tendered in response to such offer to purchase exceeds the amount of insurance proceeds available for such offer, holders of the new notes, the old notes and 12 1/2% Notes that subscribe to the offer to purchase will receive a ratable portion of the insurance proceeds. To the extent the accreted value and interest on the new notes, the old notes and the 12 1/2% Notes tendered are less than the available proceeds, the excess will be returned to us.


                               FORM OF NEW NOTES

   The certificates representing the new notes will be issued in fully registered form, without coupons. Except as described in the next paragraph, the new notes will be deposited with The Bank of New York, as custodian for DTC, and registered in the name of Cede & Co., as DTC's nominee, in the form of one or more global notes. Holders of the new notes will own book-entry interests in the global note evidenced by records maintained by DTC.

   Book-entry interests may be exchanged for certificated notes of like tenor and equal aggregate principal amount if:

     (1) DTC notifies us that it is unwilling or unable to continue as depositary or we determine that DTC is unable to continue as depositary and we fail to appoint a successor depositary within 90 days;

     (2)  we provide for the exchange pursuant to the terms of the indenture; or

     (3) we determine that the book-entry interests will no longer be represented by global notes and we execute and deliver to the trustee under the indenture instructions to that effect.

   As of the date of this prospectus, no certificated notes are issued and outstanding.

                         DESCRIPTION OF THE OLD NOTES

   We issued old notes under an indenture between our company, as issuer, and The Bank of New York, as trustee (the "Trustee"). The following is a summary of the material provisions of the indenture. For a complete statement of the terms, we refer you to the indenture, which is filed as an exhibit to the registration statement of which this prospectus is a part. Certain provisions of the indenture are made a part thereof by the Trust Indenture Act of 1939, as amended. Definitions or particular terms in the indenture supplement this summary. For definitions of certain capitalized terms used in the following summary, see "--Certain definitions" below.


General

   The old notes are unsecured (except to the extent described under "-- Security" below), unsubordinated obligations of our company, which have an aggregate principal amount at maturity of $199 million, and will mature on July 15, 2007. Interest on the old notes accrues at the rate of 13% per annum and is payable semiannually in arrears (to holders of record at the close of business on January 1 or July 1 immediately preceding the Interest Payment Date) on January 15 and July 15 of each year. Payment of interest does not begin until January 15, 2003. Interest is computed on the basis of a 360-day year of twelve 30-day months. The old notes were issued at a discount of $684.61 per $1,000 of principal amount at maturity.

   The principal, interest, and premium, if any, on the old notes is payable, and the old notes may be exchanged or transferred, at the office or agency of our company in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the Trustee at 101 Barclay Street, Floor 21 West, New York, New York 10286; Attention: Corporate Trust Trustee Administration); provided that, at our option, payment of interest may be made by check mailed to the holders at their addresses as they appear in the security register maintained by the Trustee.

   The old notes were issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity or any integral multiple thereof. See "The Exchange Offer--Book-entry Transfer." No service charge will be made for any registration of transfer or exchange of old notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

   If by August 15, 2000, we have not consummated the exchange offer or any other registered exchange offer for the old notes or caused a shelf registration statement with respect to resales of the old notes to be declared effective, interest on the old notes (in addition to interest otherwise accruing on the old notes) will accrue at the rate of 0.5% per annum and be payable in cash semiannually in arrears on January 15 and July 15 of each year, commencing January 15, 2001, until the consummation of a registered exchange offer or the effectiveness of a shelf registration statement. See "--Registration Rights" below.

   The old notes were issued as a part of a unit, consisting one old note with a principal amount of $1,000 at maturity and 49.095 shares of Series C cumulative convertible redeemable preferred stock. Each share of Series C preferred stock entitles its holder to purchase one share of common stock, par value $.001, of EarthWatch. The old note and 49.095 shares of Series C preferred stock included in each unit automatically became separately transferable on January 12, 2000.


Optional redemption

   We can redeem the old notes at our option, in whole or in part, at any time or from time to time, on or after July 15, 2004 and prior to maturity. The old notes may be redeemed at the redemption prices, expressed in percentages of principal amount at maturity, set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing July 15 of the years set forth below. Our right of redemption is subject to the rights of holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an interest payment date.

       Year                                                   Redemption Price
       ----                                                   ----------------
       2004..................................................     106.500%
       2005..................................................     104.333%
       2006..................................................     102.167%
       2007..................................................     100.000%




Selection and notice of redemption

   To redeem the old notes, we must give the holder not less than 30 nor more than 60 days' prior notice, which we must mail to the holder by first class mail to the holder's last address as it appears in the security register.

   In the case of any partial redemption, the trustee will select the old notes for redemption:

     . in compliance with the requirements of the principal national securities exchange, if any, on which the old notes are listed, or

     . if the old notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the trustee in its sole discretion will deem to be fair and appropriate.


   No old note of $1,000 in principal amount at maturity or less will be redeemed in part. If any old note is to be redeemed in part only, the notice of redemption relating to such note will state the portion of the principal amount of such note to be redeemed. A new note in principal amount equal to the unredeemed portion of an old note will be issued in the name of the holder thereof upon cancellation of the old note.


Sinking fund

   There are no sinking fund payments for the old notes.


Registration rights

   In this exchange offer, we will exchange the old notes for an issue of unsubordinated notes of our company (the "new notes") with terms identical to the old notes (except that the new notes will not bear legends restricting the transfer thereof or provide for registration rights or additional interest). Upon such registration statement being declared effective, our company shall offer the new notes in return for surrender of the old notes. This exchange offer will remain open for at least 20 business days after the date on which we mail notice of the exchange offer, or otherwise provide notice, to holders of the old notes. The Accreted Value of each new note will be identical to, and will be determined in the same manner as, the Accreted Value of the old notes so surrendered or exchanged therefor. Interest on each new note will be calculated and paid in the same manner as interest on the old notes so surrendered and exchanged therefor. When the exchange offer is completed, we will have no further obligation to register or exchange old notes.

Ranking

   The Indebtedness evidenced by the old notes ranks equally in priority of payment with all present and future unsubordinated indebtedness of our company, including the 12 1/2% Notes, and senior in right of payment to all existing and future subordinated indebtedness of our company. As of May 31, 2000, we had approximately $178 million of indebtedness outstanding, including the old notes. In addition, all existing and future liabilities, including trade payables and indebtedness, including any subordinated indebtedness, of our subsidiaries and all of our secured indebtedness will be effectively senior to the old notes. We and our subsidiaries may incur substantial additional Indebtedness, including secured Indebtedness, under the indenture.

Security

   Under the terms of the indenture, on the Closing Date the Trustee became a beneficiary, through the collateral agent, of an interest under the Amended and Restated Collateral Pledge and Security Agreement dated as of July 7, 1999 and the Pledge Agreement dated as of the Closing Date, in each case between EarthWatch and the collateral agent. We refer in this "Description of the old notes" to the Collateral Pledge and Security Agreement, the Pledge Agreement, and several other related documents as the "Security Documents." The Security Documents provide the Trustee with an interest in the First QuickBird Launch Insurance, including escrowed premiums for such policy, and any and all proceeds of such insurance. Under the terms of the Security Documents, holders of the old notes will share such proceeds, if any, equally with holders of the new notes and the 12 1/2% Notes. It is the intent of the Security Documents that:

       (1) the interest of the Trustee, acting through the collateral agent, in the First QuickBird Launch Insurance should provide proceeds in an amount at least equal to the aggregate Accreted Value of, and any premium and accrued interest on, the old notes from Closing Date through June 30, 2000, and

       (2) the aggregate interest of the collateral agent in the First QuickBird Launch Insurance should be not less than the sum of:

            (a) the amount provided in clause (1) of this sentence plus

            (b) $56.0 million (the estimated accreted value of the 12 1/2% Notes through June 30, 2000).

   Under the indenture and the Security Documents, the Trustee, the trustee with respect to the 12 1/2% Notes, and the collateral agent are authorized to modify, amend, and supplement the Security Documents as necessary to effectively secure the old notes and the 12 1/2% Notes on an equal basis.

   By exchanging your old notes for new notes or otherwise acquiring new notes, you will be deemed to consent to the terms of the Security Documents as they presently exist and as they may be amended from time to time and to authorize the collateral agent to perform its obligations and exercise its rights under such documents. You further agree that, in the event of any distribution in respect of the Collateral, such distribution will be treated as a prepayment, without premium, of the new notes to the extent of such distribution, and the principal amount of the new notes as of such date, and any accrued interest on the new notes, will be deemed reduced by the aggregate amount of any such distribution in respect of the new notes.

   We will do, or cause to be done, anything necessary or required under the Security Documents to confirm the interest of the collateral agent in the Collateral, so as to render such Collateral available for the security and benefit of the indenture and the new notes according to the expressed intent of the Security Documents, the indenture, and the new notes. We will also take, or cause to be taken, upon the Trustee's request, any actions reasonably required to cause the Security Documents to create and maintain, as security for our obligations under the indenture and the new notes, valid and enforceable first priority liens on the Collateral in favor of the collateral agent prior to the rights of all third persons and free from other Liens.

   The release of any Collateral under the Security Documents will not be deemed to impair the security under the indenture if and to the extent that such Collateral is released in accordance with the terms of the indenture and the Security Documents. To the extent applicable, we will comply with, or cause to be complied with, TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Security Documents and the substitution for such property or securities of other property or securities. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of EarthWatch, other than in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent person, in which case such Person will be an independent expert selected or approved by the Trustee in the exercise of reasonable care.

   We will also comply with or cause to be complied with, TIA Section 314(b) relating to opinions of counsel regarding the Lien under the Security Documents. To the extent permitted under the relevant provisions of the indenture, the Trustee may accept as evidence of compliance with such foregoing provisions the appropriate statements contained in such instruments.

   Under the indenture, the Trustee may take all action on behalf of holders of the old notes that it deems necessary or appropriate to (1) enforce or cause the enforcement of the terms of the Security Documents and (2) collect and receive amounts payable in respect of our obligations under the Security Documents. The Trustee also has power to institute suits or proceedings as it may deem expedient to protect its interests and the interests of holders of the old notes in the Collateral. This includes the power to institute and maintain suits or proceedings to restrain enforcement of or compliance with any legislative or other governmental enactment, rule, or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule, or order would impair such security interest or be prejudicial to the interests of holders of the new notes or of the Trustee.


Certain definitions

   Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the indenture. "Accreted Value" means, for any Specified Date, the amount provided below for each $1,000 principal amount at maturity of old notes:

       (1) if the Specified Date occurs on one of the following semiannual dates, the Accreted Value will equal the amount set forth below for such semiannual accrual date:

Semiannual Accrual Date                                     Accreted Value
-----------------------                                     --------------
January 15, 2000.......................................        $  729.88
July 15, 2000..........................................        $  777.32
January 15, 2001.......................................        $  827.24
July 15, 2001..........................................        $  881.65
January 15, 2002.......................................        $  938.96
July 15, 2002..........................................        $1,000.00


       (2) if the Specified Date occurs before the first semiannual accrual date, the Accreted Value will equal the sum of

           (a)  $684.61, and

           (b) an amount equal to the product of:

               (1) the Accreted Value for the first semiannual accrual date less
                   $684.61 multiplied by

               (2) a fraction, the numerator of which is the number of days from the Closing Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days from the Closing Date to the first semiannual accrual date, using a 360-day year of twelve 30-day months;

       (3) if the Specified Date occurs between two semiannual accrual dates, the Accreted Value will equal the sum of:

           (a) the Accreted Value for the semiannual accrual date immediately preceding such Specified Date, and

           (b) an amount equal to the product of:

               (1) the Accreted Value for the immediately following semiannual accrual date less the Accreted Value for the immediately preceding semiannual accrual date multiplied by

               (2) a fraction, the numerator of which is the number of days from the immediately preceding semiannual accrual date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

       (4) if the Specified Date occurs after the last semiannual accrual date, the Accreted Value will equal $1,000.

   "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of EarthWatch or assumed in connection with an Asset Acquisition by a Subsidiary of EarthWatch and not Incurred in connection with, or in anticipation of, such Person becoming a Subsidiary of EarthWatch or such Asset Acquisition.

   "Adjusted Consolidated Net Income" means, for any period, the aggregate net income or loss of EarthWatch and its Subsidiaries for such period determined in conformity with GAAP. However, the following items are excluded in computing Adjusted Consolidated Net Income:

   (1) the net income of any Person, other than net income attributable to a Subsidiary, in which any person other than EarthWatch or any of its Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to EarthWatch or any of its Subsidiaries by such other Person during such period;

   (2) except to the extent includable under clause (1) above, the net income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with EarthWatch or any of its Subsidiaries or all or substantially all of the property and assets of such person are acquired by EarthWatch or any of its Subsidiaries;

   (3) the net income of any Subsidiary (determined by excluding income resulting from transfer of assets by EarthWatch or a Subsidiary to another Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

   (4) any gains or losses, on an after-tax basis, attributable to Asset Sales; and

   (5) all extraordinary gains and extraordinary losses.

Calculations for the purpose of determining Adjusted Consolidated Net Income shall be made without giving effect to (a) the amortization of any expenses incurred in connection with the offering of the old notes and (b) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

   "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. For purposes of this definition, "control" and the correlative meanings of the terms "controlling," "controlled by," and "under common control with," as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

   "Asset Acquisition" means:

   (1) an investment by EarthWatch or any of its Subsidiaries in any other Person pursuant to which such Person becomes a Subsidiary of EarthWatch or is merged into or consolidated with EarthWatch or any of its

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       Subsidiaries; provided that such Person's primary business is related, ancillary, or complementary to the businesses of EarthWatch and its Subsidiaries on the date of such investment; or

   (2) an acquisition by EarthWatch or any of its Subsidiaries of the property and assets of any Person other than EarthWatch or any of its Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary, or complementary to the businesses of EarthWatch and its Subsidiaries on the date of such acquisition.

   "Asset Disposition" means the sale or other disposition by EarthWatch or any of its Subsidiaries (other than to EarthWatch or to one of its Subsidiaries) of:

   (1) all or substantially all of the Capital Stock of any of EarthWatch's Subsidiaries; or

   (2) all or substantially all of the assets that constitute a division or line of business of EarthWatch or any of its Subsidiaries.

   "Asset Sale" means any sale, transfer, or other disposition, including by way of merger, consolidation, or sale-leaseback transaction, in one transaction or a series of related transactions by EarthWatch or any of its Subsidiaries to any Person other than EarthWatch or any of its Subsidiaries of:

   (1) all or any of the Capital Stock of any Subsidiary;

   (2) all or substantially all of the property and assets of an operating unit or business of EarthWatch or any of its Subsidiaries; or

   (3) any other property and assets of EarthWatch or any of its Subsidiaries outside the ordinary course of business of EarthWatch or such Subsidiary, and,

in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations, and sales of assets of EarthWatch. For purposes of this definition, "Asset Sale" does not include:

   (1) sales or other dispositions of inventory, receivables, and other current assets; or

   (2) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of.

   "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing:

   (1) the sum of the products of:

       (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security; and

       (b) the amount of such principal payment by

   (2) the sum of all such principal payments.

   "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

   "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, or other equivalents, however designated, whether voting or non-voting, in equity of such Person, whether outstanding on or issued after the Closing Date, including all common stock and preferred stock.

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   "Capitalized Lease" means, as applied to any Person, any lease of any property, whether real, personal, or mixed, of which the discounted present value of the rental obligations of such person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

   "Change of Control" means such time as:

   (1) a "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Permitted Holders, in each case together with their respective Affiliates, becomes the ultimate "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, of more than 35% of the total voting power of the Voting Stock of EarthWatch on a fully diluted basis and such ownership is greater than the amount of voting power of the Voting Stock of EarthWatch, on a fully diluted basis, held by the Permitted Holders and their respective Affiliates on such date; or

   (2) individuals who on the Closing Date constitute the board of directors of EarthWatch, together with any new directors whose election by the board of directors or whose nomination by the board of directors for election by EarthWatch's stockholders was either (a) approved by a vote of at least two-thirds of the members of the board of directors then in office who either were members of the board of directors on the Closing Date or whose election or nomination for election was previously so approved or
       (b) implemented under the "Composition of the Board" provision of the Stockholders' Agreement, cease for any reason to constitute a majority of the members of the board of directors of EarthWatch then in office.

   "Closing Date" means July 12, 1999, the actual date on which the old notes were issued under the indenture.

   "Collateral" means the First QuickBird Launch Insurance and the other collateral described in the Security Documents.

   "Collateral agent" means The Bank of New York or any successor or substitute collateral agent for the Collateral with respect to the old notes and the 12 1/2% Notes under the Security Documents.

   "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

   (1) Consolidated Interest Expense;

   (2) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets);

   (3) depreciation expense;

   (4) amortization expense; and

   (5) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for EarthWatch and its Subsidiaries in conformity with GAAP; provided that, if any Subsidiary of EarthWatch is not a Wholly Owned Subsidiary, Consolidated EBITDA will be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Subsidiary multiplied by (B) the percentage ownership interest in the income of such Subsidiary not owned on the last day of such period by EarthWatch or any of its Subsidiaries.

   "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting;

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

all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by EarthWatch or any of its Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued, or scheduled to be paid or to be accrued by EarthWatch and its Subsidiaries during such period; excluding, however:

   (1) any amount of such interest of any Subsidiary of EarthWatch if the net income of such Subsidiary of EarthWatch is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof); and

   (2) any premiums, fees, and expenses (and any amortization thereof) payable in connection with the offering of the old notes and Series C preferred stock, all as determined on a consolidated basis (without taking into account the Subsidiaries of EarthWatch) in conformity with GAAP.

   "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of:

   (1) the aggregate amount of Indebtedness of EarthWatch and its Subsidiaries on a consolidated basis outstanding on such Transaction Date to:

   (2) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of EarthWatch have been filed with the SEC or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant described below (such four fiscal quarter period being the "Four Quarter Period"); provided that, in making the foregoing calculation:

       (A) pro forma effect will be given to any Indebtedness to be Incurred or repaid on the Transaction Date;

       (B) pro forma effect will be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

       (C) pro forma effect will be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Subsidiary of EarthWatch or has been merged with or into EarthWatch or any of its Subsidiaries during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause
           (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, division, or line of business of the Person, that is acquired or disposed of for which financial information is available.

   "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect EarthWatch or any of its Subsidiaries against fluctuations in currency values.

   "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

   "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the board of directors, whose determination shall be conclusive if evidenced by a board

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resolution; provided that for purposes of clause (viii) of the second paragraph of the "Limitation on Indebtedness" covenant, (x) the fair market value of any security registered under the Exchange Act will be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by EarthWatch exceeds $10 million, the fair market value of such property will be determined by a nationally recognized investment banking firm and set forth in their written opinion which shall be delivered to the Trustee.

   "First QuickBird Launch Insurance" means launch and in-orbit operations insurance in respect of the First QuickBird Satellite with the terms and provisions described under the "Maintenance of Properties and Insurance" covenant and in form and substance acceptable to the collateral agent.

   "First QuickBird Satellite" means the QuickBird 1 spacecraft manufactured under the contract dated June 9, 1998, between Ball Aerospace and EarthWatch, for the QuickBird spacecraft number SE.IM.PRJ.0004.A, including amendments and exhibits attached thereto, and related attached components and equipment.

   "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the indenture will be computed in conformity with GAAP applied on a consistent basis.

   "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

   (1) to purchase or pay, or to advance or supply funds for the purchase or payment of, such Indebtedness or other obligation of such other Person, whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities, or services, to take-or-pay, or to maintain financial statement conditions or otherwise; or

   (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part, or other obligation in whole or in part.

However, the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

   "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee, or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" by means of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount will be considered an Incurrence of Indebtedness.

   "Indebtedness" means, with respect to any Person at any date of determination without duplication:

   (1) all indebtedness of such Person for borrowed money;

   (2) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;

   (3) all obligations of such Person in respect of letters of credit or other similar instruments, including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit, including trade letters of credit, securing obligations, other than obligations described in (1) or (2) above or (5), (6), or (7) below, entered into in the ordinary course of business of such Person to the extent such letters

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

       of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement;

   (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

   (5) all obligations of such Person under a Capitalized Lease;

   (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, but the amount of such Indebtedness will be the lesser of the fair market value of such asset at such date of determination and the amount of such Indebtedness;

   (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

   (8) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date or, in the case of a revolving credit or other similar facility, the total amount of funds outstanding and/or available on the date of determination, of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation. However:

   (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, and

   (2) Indebtedness will not include any liability for federal, state, local, or other taxes.

   "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, or other similar agreement or arrangement designed to protect EarthWatch or any of its Subsidiaries against fluctuations in interest rates in respect of Indebtedness to or under which EarthWatch or any of its Subsidiaries is a party or a beneficiary on the Closing Date or becomes a party or a beneficiary thereafter, so long as the notional principal amount of any Interest Rate Agreement does not exceed the principal amount of the Indebtedness of EarthWatch and its Subsidiaries that bears interest at floating rates.

   "Investment" in any Person means:

   (1) any direct or indirect advance, loan, or other extension of credit, including by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of EarthWatch or its Subsidiaries; or

   (2) any capital contribution by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others to, or any purchase or acquisition of Capital Stock, bonds, notes, debentures, or other similar instruments issued by such Person.

The term "Investment" also includes the fair market value of the Capital Stock or any other Investment held by EarthWatch or any of its Subsidiaries of or in any Person that has ceased to be a Subsidiary.

   "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including any conditional sale or other title retention agreement or lease in the nature of a security interest or any agreement to give any security interest.

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   "Moody's" means Moody's Investors Service, Inc. and its successors.

   "Net Cash Proceeds" means:

   (1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations, to the extent corresponding to the principal, but not interest, component of such obligations, when received in the form of cash or cash equivalents, except to the extent such obligations are financed or sold with recourse to EarthWatch or any Subsidiary, and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

       (a) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel and investment bankers;

       (b) provisions for all taxes, whether or not such taxes will actually be paid or are payable, as a result of such Asset Sale without regard to the consolidated results of operations of EarthWatch and its Subsidiaries, taken as a whole;

       (c) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either is secured by a Lien on the property or assets sold, or is required to be paid as a result of such sale; and

       (d) appropriate amounts to be provided by EarthWatch or any Subsidiary as a reserve against any liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

   (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations, to the extent corresponding to the principal, but not interest, component of such obligations, when received in the form of cash or cash equivalents, except to the extent such obligations are financed or sold with recourse to EarthWatch or any of its Subsidiaries, and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale, and net of taxes paid or payable as a result of such conversion.

   "Offer to Purchase" means an offer to purchase old notes by EarthWatch from the holders of the old notes commenced by mailing a notice to the Trustee and each such holder, stating that:

   (1) all old notes validly tendered will be accepted for payment;

   (2) the purchase price and the applicable payment date;

   (3) any old note not tendered will continue to accrue interest, or original issue discount, pursuant to its terms;

   (4) unless EarthWatch defaults in the payment of the purchase price, any old note accepted for payment pursuant to the Offer to Purchase will cease to accrue interest, or original issue discount, on and after the applicable payment date;

   (5) holders of old notes electing to have an old note purchased pursuant to the Offer to Purchase will be required to surrender the old note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such old note completed, to the paying agent at the address specified in the notice, prior to the close of business on the business day immediately preceding the applicable payment date;

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   (6) holders of old notes will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third business day immediately preceding such payment date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of old notes delivered for purchase and a statement that such holder is withdrawing his election to have such old notes purchased; and

   (7) holders of old notes whose old notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the old notes surrendered. For this purpose, each old note purchased and each new note issued will have a principal amount at maturity of $1,000 or an integral multiple of $1,000.

   On the applicable payment date, EarthWatch will:

   (1) accept for payment on an equal basis old notes or portions of old notes tendered in response to an Offer to Purchase;

   (2) deposit with the paying agent money sufficient to pay the purchase price of all old notes or portions of old notes accepted; and

   (3) deliver, or cause to be delivered, to the Trustee all old notes or portions of old notes accepted, together with an officers' certificate specifying the old notes or portions thereof accepted for payment by EarthWatch.

   The paying agent will promptly mail to the holders of old notes so accepted payment in an amount equal to the purchase price, and the Trustee will promptly authenticate and mail to such holders a new note equal in principal amount to any unpurchased portion of the old note surrendered. However, each old note purchased and each new note issued will have a principal amount at maturity of $1,000 or integral multiples of $1,000. EarthWatch will publicly announce the results of an Offer to Purchase as soon as practicable after the payment date. The Trustee will act as the paying agent for an Offer to Purchase. EarthWatch will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Exchange Act to the extent such laws and regulations are applicable, in the event that EarthWatch is required to repurchase old notes pursuant to an Offer to Purchase.

   "Permitted Holders" means Morgan Stanley & Co. Incorporated, American High Income Trust, American Variable Insurance Series Asset Allocation Fund, American Variable Insurance Series Bond Fund, American Variable Insurance Series High-Yield Bond Fund, The Bond Fund of America, Inc., ITT Industries, Inc., and Ball Technology Holdings Corp.

   "Permitted Investment" means:

   (1) an Investment in EarthWatch or a Subsidiary or a Person who will, upon the making of such Investment, become a Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to EarthWatch or a Subsidiary; provided that such Person's primary business is related, ancillary, or complementary to the businesses of EarthWatch and its Subsidiaries on the date of such Investment;

   (2) Temporary Cash Investments;

   (3) payroll, travel, and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

   (4) stock, obligations, or securities received in satisfaction of judgments; and

   (5) Investments in Currency Agreements and Interest Rate Agreements permitted under the "Limitation on Indebtedness" covenant to the extent that such Investments relate to actual obligations owed by or owed to EarthWatch or any Subsidiary, and the face or notional amount of such Investment does not exceed the amount of the underlying obligation to which such Investment relates.

   "Permitted Liens" means:

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   (1) Liens for taxes, assessments, governmental charges, or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted, and for which a reserve or other appropriate provision, if any, as will be required to be made to conform with GAAP will have been made;

   (2) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as will be required to be made to conform with GAAP will have been made;

   (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security;

   (4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds, and other obligations of a similar nature incurred in the ordinary course of business, exclusive of obligations for the payment of borrowed money;

   (5) easements, rights-of-way, municipal and zoning ordinances, and similar charges, encumbrances, title defects, or other irregularities that do not materially interfere with the ordinary course of business of EarthWatch or any of its Subsidiaries;

   (6) Liens, including extensions and renewals, upon real or personal property acquired after the Closing Date, so long as:

       (a) any such Lien is created solely for the purpose of securing Indebtedness incurred, in accordance with the "Limitation on Indebtedness" covenant (1) to finance the cost, including the cost of improvement or construction, of the item of property or assets subject to such Lien and such Lien is created prior to, at the time of, or within six months after the latest of the acquisition, the completion of construction, and the commencement of full operation of such property, or (2) to refinance any indebtedness previously so secured,

       (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, and

       (c) any such Lien will not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

   (7) leases or subleases granted to others that do not materially interfere with the ordinary course of business of EarthWatch and its Subsidiaries, taken as a whole;

   (8) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of EarthWatch or its Subsidiaries and that relate to such property or assets;

   (9) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

  (10) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

  (11) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of EarthWatch or any of its Subsidiaries, so long as such Liens do not extend to or cover any property or assets of EarthWatch or any such Subsidiary other than the property or assets acquired;

  (12) Liens in favor of EarthWatch or any of its Subsidiaries;

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  (13) Liens arising from the rendering of a final judgment or order against
       EarthWatch or any of its Subsidiaries that does not give rise to an Event of Default;

  (14) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property and that relate to such letters of credit and the products and proceeds of such letters of credit;

  (15) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

  (16) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options, or similar agreements or arrangements designed solely to protect EarthWatch or any of its Subsidiaries from fluctuations in interest rates, currencies, or the price of commodities;

  (17) Liens arising out of conditional sale, title retention, consignment, or similar arrangements for the sale of goods entered into by EarthWatch or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of EarthWatch and its Subsidiaries prior to the Closing Date;

  (18) Liens on or sales of receivables;

  (19) Liens, including any extensions or renewals of such Liens, so long as any such extensions or renewals do not increase the amount of the obligations secured by such Liens, existing on the Closing Date;

  (20) Liens granted after the Closing Date on any assets or capital stock of EarthWatch or its Subsidiaries that are created in favor of the holders of old notes or a representative of such holders;

  (21) Liens with respect to the assets of a Subsidiary of EarthWatch granted by such Subsidiary to EarthWatch or one of its Wholly Owned Subsidiaries to secure Indebtedness owing to EarthWatch or such other Subsidiary;

  (22) Liens securing Indebtedness which is incurred to refinance secured Indebtedness, so long as such Liens do not extend to or cover any property or assets of EarthWatch or any of its Subsidiaries, other than the property or assets securing the Indebtedness being refinanced; and

  (23) any and all Liens granted under and in connection with the Security Documents.

  However, Permitted Liens do not include any Liens on the First QuickBird Satellite or the First QuickBird Launch Insurance except, in the case of Liens on the First QuickBird Launch Insurance, Liens on the First QuickBird Satellite or the First QuickBird Launch Insurance in favor of the collateral agent or otherwise securing the old and new notes and the 12 1/2% Notes.

  "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

  "Public Equity Offering" means an underwritten primary public offering of common stock of EarthWatch pursuant to an effective registration statement under the Securities Act.

  "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

  (1) required to be redeemed on or prior to the Stated Maturity of the old notes,

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  (2) redeemable at the option of the holder of such class or series of Capital
      Stock at any time prior to the Stated Maturity of the old notes; or

  (3) convertible into or exchangeable for Capital Stock referred to in (1) or
      (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the old notes.

However, any Capital Stock that constitutes Redeemable Stock only because it gives the holders of such Capital Stock the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the Stated Maturity of the old notes will not constitute Redeemable Stock if:

  (1) the "change of control" provision applicable to such capital stock is no more favorable to holders of such Capital Stock than the provisions contained in the "Repurchase of notes upon a Change of Control" covenant described below; and

  (2) such Capital Stock, or the agreements or instruments governing the redemption rights of such Capital Stock, specifically provides that such Person will not repurchase or redeem any such stock under such provision prior to EarthWatch's repurchase of such old notes as are required to be repurchased under the "Repurchase of notes upon a Change of Control" covenant described below.

  "Restricted Payment" means any payment or other action taken, directly or indirectly, by EarthWatch or any of its Subsidiaries whereby EarthWatch or any of its Subsidiaries:

  (1) declares or pays any dividend or makes any distribution on or with respect to its Capital Stock, other than:

      (a) dividends or distributions payable solely in shares of its Capital Stock, other than Redeemable Stock, or in options, warrants or other rights to acquire shares of such Capital Stock, and

      (b) pro rata dividends or distributions on common stock of Subsidiaries of EarthWatch held by minority stockholders, so long as such dividends do not in the aggregate exceed the minority stockholders' proportional share of such Subsidiaries' cumulative net income from the first day of the fiscal quarter beginning immediately after the Closing Date;

  (2) purchases, redeems, retires, or otherwise acquires for value

      (a) any shares of Capital Stock of EarthWatch, including options, warrants, or other rights to acquire such shares of Capital Stock held by any Person, or

      (b) any shares of Capital Stock of a Subsidiary of EarthWatch, including options, warrants, or other rights to acquire such shares of Capital Stock, held by any Affiliate of EarthWatch, other than an Affiliate that is a Wholly Owned Subsidiary of EarthWatch, or held by any holder, or any Affiliate of such holder, of 5% or more of the Capital Stock of EarthWatch;

  (3) makes any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of EarthWatch that is subordinated in right of payment to the old notes, other than the purchase, repurchase, or the acquisition of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment, or final maturity, in each case due within one year of the date of acquisition; or

  (4) makes any Investment in any Person, other than a Permitted Investment.

The board of directors of EarthWatch will determine in good faith the amount of any Restricted Payment, if such Restricted Payment is made in a form other than in cash, and such determination will be conclusive.

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

  "S&P" means Standard & Poor's Ratings Services and its successors.

  "Security Documents" means (1) the Pledge Agreement, dated as of July 7, 1999, among EarthWatch, the collateral agent, and the Bank of New York, as securities intermediary under which EarthWatch pledged to the collateral agent certain United States treasury securities purchased with a portion of the net proceeds of the issuance of the Permitted Specified Indebtedness to secure payment from time to time of premiums in respect of the First QuickBird Launch Insurance, and
(2) the Amended and Restated Collateral Pledge and Security Agreement dated as of July 7, 1999, as amended, made by EarthWatch in favor of the collateral agent, under which EarthWatch granted to the collateral agent a Lien in the Collateral and pursuant to which any proceeds of the Collateral will be allocated in order to:

  (A) provide on an equal basis for (i) up to $56 million with respect to the 12 1/2% Notes, all as more specifically provided in the Amended and Restated Collateral Pledge and Security Agreement, and (ii) the Accreted Value of the old notes and the new notes through the earlier of June 30, 2000 and the date that the First QuickBird Satellite is launched, all as more specifically provided in the Amended and Restated Collateral Pledge and Security Agreement, and

  (B) provide for the residual payment to EarthWatch after the required priority payments in respect of the old notes, the new notes and the 12 1/2% Notes, all as more specifically provided in the Amended and Restated Collateral Pledge and Security Agreement, as such agreement may be amended, restated, supplemented, or otherwise modified from time to time.

  "Significant Subsidiary" means, at any date of determination, any Subsidiary of EarthWatch that, together with its Subsidiaries,

  (1) for the most recent fiscal year of EarthWatch, accounted for more than 10% of the consolidated revenues of EarthWatch and its Subsidiaries, or

  (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of EarthWatch and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of EarthWatch for such fiscal year.

  "Specified Date" means (1) any payment date with respect to an Offer to Purchase the old notes upon a Change of Control, (2) any payment date with respect to an Offer to Purchase upon an insurance proceeds payment, (3) any redemption date with respect to an optional redemption of the old notes, or (4) any date on which the old notes are due and payable after an Event of Default.

  "Stated Maturity" means:

  (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable, and

  (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

  "Strategic Subordinated Indebtedness" means Indebtedness of EarthWatch Incurred to finance the acquisition of a Person engaged in a business that is related, ancillary, or complementary to the business conducted by EarthWatch or any of its Subsidiaries, which Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred:

  (1) is expressly made subordinate in right of payment to the old notes; and

  (2) provides that no payment of principal, premium, or interest on, or any other payment with respect to, such Indebtedness may be made prior to the payment in full of all of EarthWatch's obligations under the old notes;

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

      provided that such Indebtedness may provide for and be repaid at any time from the proceeds of a capital contribution or the sale of Capital Stock (other than Redeemable Stock) of EarthWatch after the Incurrence of such Indebtedness.

  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

  "Temporary Cash Investment" means any of the following:

  (1) direct obligations of the United States of America or any of its agencies, or obligations fully and unconditionally guaranteed by the United States of America or any of its agencies;

  (2) time deposit accounts, certificates of deposit, and money market deposits maturing within one year of the date of their acquisition and issued by a bank or trust company which is organized under the laws of the United States of America, any state, or any foreign country recognized by the United States of America, which bank or trust company has capital, surplus, and undivided profits aggregating in excess of $50 million, or the foreign currency equivalent of $50 million, and has outstanding debt which is rated "A", or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization, as defined in Rule 436 under the Securities Act, or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

  (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in (1) above, which obligations are entered into with a bank meeting the qualifications described in (2) above;

  (4) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation, other than an Affiliate of EarthWatch, organized and in existence under the laws of the United States of America, any state, or any foreign country recognized by the United States of America with a rating, at the time as of which any investment is made, of "P-1" or higher according to Moody's, or "A-1" or higher according to S&P; and

  (5) securities with maturities of six months or less from the date of acquisition that are issued or fully and unconditionally guaranteed by any state, commonwealth, or territory of the United States of America, or by any of their political subdivisions or taxing authorities, and rated at least "A" by S&P or Moody's.

  "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed, or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

  "Transaction Date" means the date on which any Restricted Payment is to be made.

  "12 1/2% Notes" means the 12 1/2% Senior Notes due 2005 of EarthWatch issued under an indenture dated as of March 19, 1997, as amended and restated as of April 8, 1999, and as supplemented as of July 7, 1999 between EarthWatch and The Bank of New York, trustee.

  "Voting Stock" means, with respect to any person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers, or other voting members of the governing body of such person.

  "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary, other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law, by such Person or one or more Wholly Owned Subsidiaries of such Person.


Covenants

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  Summary

  In the indenture, EarthWatch has agreed to certain restrictions that limit its and its Subsidiaries' ability, among other things, to:

  .   incur additional debt;

  .   pay dividends;

  .   repurchase capital stock or subordinated indebtedness;

  .   make investments;

  .   incur liens; and

  .   engage in sale-leaseback transactions.

  If a Change of Control occurs, EarthWatch must commence, within 30 days, and consummate an Offer to Repurchase all old notes and new notes at a price equal to 101% of the Accreted Value of those notes on the date of purchase, plus accrued interest, if any, to the date of purchase.

  In addition, in the event and to the extent that the Trustee receives insurance proceeds on the First QuickBird Launch Insurance, EarthWatch must commence, within 30 days, and consummate an Offer to Repurchase all old notes, new notes and 12 1/2% Notes, up to such holder's (and the holders' of the new notes and the 12 1/2% Notes) ratable portion of the insurance proceeds, at a price equal to 100% of the Accreted Value of the old notes on the date of purchase, plus any accrued interest to the date of purchase.


  Limitation on Indebtedness

  (a) EarthWatch will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness (other than the old notes and new notes and Indebtedness existing on the Closing Date); provided that EarthWatch may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds from such Indebtedness, the Consolidated Leverage Ratio would be greater than zero and less than 5:1.

  Notwithstanding this limitation, EarthWatch and any of its Subsidiaries (except as specified below) may Incur each and all of the following types of
Indebtedness:

  (1) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $100 million;

  (2) Indebtedness owed (A) to EarthWatch evidenced by a promissory note or (B) to any Subsidiary of EarthWatch; provided that any event which results in any such Subsidiary of EarthWatch ceasing to be a Subsidiary or any subsequent transfer of such Indebtedness (other than EarthWatch or another Subsidiary of EarthWatch) will be deemed, in each case, to constitute an Incurrence of Indebtedness not permitted by this clause (2);

  (3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (1), (2), (4), (8), or (9) of this paragraph) and any refinancings of such Indebtedness in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees, and expenses); provided that Indebtedness, the proceeds of which are used to refinance or refund the old notes, or Indebtedness that ranks equally with, or is subordinated in right of payment to, the old notes shall only be permitted under this clause (3) if:

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      (A) in case the old notes are refinanced in part or the Indebtedness to be refinanced ranks equally with the old notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made to rank equally with, or subordinate in right of payment to, the remaining old notes,

      (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the old notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the old notes at least to the same extent that the Indebtedness to be refinanced is subordinated to the old notes and

      (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of EarthWatch be refinanced by means of any Indebtedness of any Subsidiary of EarthWatch pursuant to this clause (3);

  (4) Indebtedness,

      (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business,

      (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect EarthWatch or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities, and compensation payable thereunder and

      (C) arising from agreements providing for indemnification, adjustment of purchase price, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of EarthWatch or any of its Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets, or a Subsidiary of EarthWatch (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets, or a Subsidiary of EarthWatch for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by EarthWatch or of its Subsidiaries in connection with such disposition;

  (5) Indebtedness of EarthWatch, to the extent the net proceeds of such Indebtedness are promptly (A) used to purchase old notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the old notes as described below under "Defeasance";

  (6) Guarantees of the old notes and Guarantees of Indebtedness of EarthWatch by any of its Subsidiaries; provided any such Subsidiary Guarantees the old notes;

  (7) Indebtedness, including Guarantees, Incurred to finance the cost, including the cost of design, development, acquisition, construction, insurance, installation, improvement, transportation, launch, or integration, to acquire satellites, ground systems, image processing software and systems, or other tangible assets used or useful in the satellite imaging and related businesses of EarthWatch and its Subsidiaries (including acquisitions by way of Capitalized Leases and acquisitions of the Capital Stock of a Person that becomes a Subsidiary of EarthWatch to the extent of the fair market value of the satellites, ground systems, image processing software and systems, or other tangible assets so acquired) by EarthWatch or a Subsidiary of EarthWatch after the Closing Date;

  (8) Indebtedness of EarthWatch not to exceed, at any one time outstanding, two times:

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       (A) the Net Cash Proceeds received by EarthWatch after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of EarthWatch, to the extent (I) such capital contribution or Net Cash Proceeds have not been used pursuant to clause (2)(b) of the first paragraph or clause (2), (3), or (4) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment and (II) if such capital contribution or Net Cash Proceeds are used to consummate a transaction under which EarthWatch Incurs Acquired Indebtedness, the amount of such Net Cash Proceeds exceeds one-half of the amount of Acquired Indebtedness so Incurred and

       (B) 80% of the fair market value of property, other than cash and cash equivalents, received by EarthWatch after the Closing Date from the sale of its Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of EarthWatch, to the extent (I) such capital contribution or sale of Capital Stock has not been used pursuant to clause (2), (3), or (4) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment and (II) if such capital contribution or Capital Stock is used to consummate a transaction pursuant to which EarthWatch Incurs Acquired Indebtedness, 80% of the fair market value of the property received exceeds one-half of the amount of Acquired Indebtedness so Incurred, provided that such Indebtedness does not mature prior to the Stated Maturity of the old notes and has an Average Life longer than the old notes;

  (9)  Acquired Indebtedness;

  (10) Strategic Subordinated Indebtedness; and

  (11) subordinated Indebtedness of EarthWatch, in addition to Indebtedness permitted under clauses (1) through (10) above, in aggregate principal amount outstanding at any time not to exceed $100 million.

  (b) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that EarthWatch or a Subsidiary of EarthWatch may Incur pursuant to this "Limitation on Indebtedness" covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

  (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Guarantees, Liens, or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount will not be included and
(2) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below will not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, EarthWatch, in its sole discretion, will classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.


  Limitation on Restricted Payments

  EarthWatch will not, and will not permit any of its Subsidiaries to, directly or indirectly make any Restricted Payment if at the time of, and after giving effect to, the proposed Restricted Payment:

  (1)  a Default or Event of Default will have occurred and be continuing; or

  (2) the aggregate amount of all Restricted Payments made after the Closing Date will exceed the sum of:

       (a) 50% of the aggregate amount of the Adjusted Consolidated Net Income or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss, accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter immediately

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           following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been made available to holders of the old notes, plus

      (b) the aggregate Net Cash Proceeds received by EarthWatch after the Closing Date from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a person who is not a Subsidiary of EarthWatch or from the issuance to a person who is not a Subsidiary of EarthWatch of any options, warrants, or other rights to acquire Capital Stock of EarthWatch, in each case excluding any Redeemable Stock or any options, warrants, or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the old notes, and the Net Cash Proceeds from any capital contributions to the Company after the Closing Date from Person other than Subsidiaries of the Company, in each case excluding such Net Cash Proceeds to the extent used to Incur Indebtedness pursuant to clause (a)(8) under the "Limitation on Indebtedness" covenant and excluding Net Cash Proceeds from the issuance of Capital Stock to the extent used to make Permitted Investment in accordance with clause (6) of such defined term, plus

      (c) an amount equal to the net reduction after the Closing Date in Investments, other than reductions in Permitted Investments, in any person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to EarthWatch or any of its Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment, except to the extent any such proceeds are included in the calculation of Adjusted Consolidated Net Income, not to exceed, in each case, the amount of Investments previously made by EarthWatch or any of its Subsidiaries in such Person.

  The following Restricted Payments may be made so long as, other than in the case of clauses (1) and (2), no Default or Event of Default has occurred and is continuing or occurs as a consequence of the Restricted Payments:

  (1) the payment of any dividend within 60 days after the date of declaration of such dividend if, at such date of declaration, such payment would comply with the prior paragraph;

  (2) the repurchase, redemption, or other acquisition of Capital Stock of EarthWatch, or options, warrants, or other rights to acquire such Capital Stock, (a) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock, other than Redeemable Stock, of EarthWatch or (b) for cash in an aggregate amount not to exceed $2.0 million in any calendar year;

  (3) the making of any principal payment or the repurchase, redemption, retirement, defeasance, or other acquisition for value of Indebtedness of EarthWatch which is subordinated in right of payment to the old notes in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock, other than Redeemable Stock, of EarthWatch;

  (4) the declaration or payment of dividends on the common stock of EarthWatch following a Public Equity Offering of such common stock, of up to 5% per year of the Net Cash Proceeds received by EarthWatch in such Public Equity Offering;

  (5) payments or distributions to dissenting stockholders under applicable law under or in connection with a consolidation, merger, or transfer of assets;

  (6) any purchase, redemption, retirement, or other acquisition of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants; or

  (7) repurchases of fractional shares of Capital Stock in connection with the exercise of stock options or warrants to acquire Capital Stock (other than redeemable stock) of EarthWatch.



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  Each Restricted Payment permitted under the preceding paragraph, other than an exchange of Capital Stock for Capital Stock or Indebtedness referred to in (2) or (3) above, and the Net Cash Proceeds from any issuance of Capital Stock referred to in (2) or (3) above, will be included in calculating whether the conditions of clause (2) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments.


  Limitation on Liens

  EarthWatch will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist any Lien, other than Permitted Liens, on any of its assets or properties of any character or any shares of Capital Stock or Indebtedness of any of its Subsidiaries, without making effective provision for all of the old notes and all other amounts due under the indenture to be directly secured equally and ratably with, or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the old notes, prior to, the obligation or liability secured by such Lien. In addition, EarthWatch will not, and will not permit any Subsidiary to, create, incur, assume, or suffer to exist any Lien on the First QuickBird Satellite or the First QuickBird Launch Insurance except, in the case of the First QuickBird Launch Insurance, Liens on such insurance in favor of the collateral agent or otherwise securing the old notes, the new notes, and the 12 1/2% Notes.


  Limitation on Sale-leaseback transactions

  EarthWatch will not, and will not permit any of its Subsidiaries to, enter into any sale-leaseback transaction involving any of its assets or properties, whether now owned or acquired later, through which EarthWatch or one of its Subsidiaries sells or transfers such assets or properties and then or later leases such assets or properties or any part of them or any other assets or properties which EarthWatch or such Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

  This restriction does not apply to any sale-leaseback transaction if:

  (1) the lease is for a period, including renewal rights, of three years or less;

  (2) the lease secures or relates to industrial revenue or pollution control bonds;

  (3) the transaction is solely between EarthWatch and any of its Wholly Owned Subsidiaries or solely between its Wholly Owned Subsidiaries; or

  (4) the lease relates to any present or future ground station of EarthWatch or any of its Subsidiaries.


  Repurchase of notes upon a Change of Control

  EarthWatch must commence, within 30 days of the occurrence of a Change of Control, and must then consummate in accordance with the indenture an Offer to Purchase for all old notes then outstanding, at a purchase price equal to 101% of the Accreted Value of such old notes on the relevant payment date, plus any accrued interest to the payment date.

  There can be no assurance that EarthWatch will have sufficient funds available at the time of any Change of Control to make any debt payment, including repurchases of old notes, required by this covenant as well as may be contained in other securities of EarthWatch which might be outstanding at the time. This covenant will, unless consents are obtained, require EarthWatch to repay all indebtedness then outstanding which by its terms would prohibit such old note repurchase, either prior to or concurrently with such note repurchase.

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  Maintenance of properties and insurance

  EarthWatch will use its best efforts to obtain and maintain in full force and effect with respect to each and every satellite, other than the First QuickBird Satellite, and each permitted replacement satellite therefor, launch insurance with respect to each such satellite, in each case for a period which EarthWatch deems reasonable by comparison with other companies in a similar industry, but in no event for a period less than 30 days commencing on the date of intentional ignition of the launch vehicle. Such insurance must be sufficient to cover an amount equal to or greater than the sum of:

  (1) the cost to replace such satellite and launch vehicle;

  (2) the cost to launch a replacement satellite; and

  (3) the cost of launch insurance for such satellite or, in the event that EarthWatch has reason to believe that the cost of obtaining comparable insurance for a replacement satellite would be materially higher, EarthWatch's best estimate of the cost of such comparable insurance.

  The insurance policy required to be obtained under this "Maintenance of Properties and Insurance" covenant must provide that (1) if 95% or more of a satellite's capacity is lost, the full amount of insurance will become due and payable, and (2) if a satellite is able to maintain more than 15% but less than 95% of its capacity, a portion of such insurance based on the lost capacity will become due and payable.

  If EarthWatch receives proceeds from insurance relating to any satellite under this "Maintenance of Properties and Insurance" covenant, EarthWatch may use a portion of such proceeds to repay any vendor or third-party purchase money financing pertaining to such satellite that is required to be repaid by reason of the loss giving rise to such insurance proceeds. Until such time as EarthWatch has at least two satellites operating in orbit:

  (1) if EarthWatch does not have any satellites in orbit, EarthWatch will use the remainder of such proceeds to develop, construct, launch, and insure a replacement high-resolution satellite of comparable or superior utility as compared with the satellite being replaced and to develop the necessary supporting infrastructure for the replacement satellite and will use its best efforts to launch such replacement satellite within nine months of the scheduled launch or of the launch failure giving rise to the loss proceeds; and

  (2) if EarthWatch then has only one satellite in orbit, as soon as practicable after loss of a satellite and, in any event, no more than 28 months after such scheduled launch or launch failure, EarthWatch will use the remainder of such proceeds to develop, construct, launch, and insure a second high-resolution satellite of comparable or superior utility as the satellite being replaced.

  If a constellation of two satellites has been successfully launched and continues to remain operating in orbit, EarthWatch may use such insurance proceeds for the development or construction of additional satellites or further development as the board of directors determines is in the best interests of EarthWatch.

  With respect to the intentional ignition of the launch vehicle for, and any operation following such ignition of, the First QuickBird Satellite, EarthWatch has obtained and will maintain in full force and effect after the Closing Date with respect to the First QuickBird Satellite, launch insurance with respect to such satellite, in each case for a period which EarthWatch deems reasonable by comparison with other companies in a similar industry but in no event for a period of less than two years commencing on the date of intentional ignition of the launch vehicle. Such insurance names the collateral agent as sole loss payee thereof and is sufficient to cover an amount equal to or greater than the sum of:

  (1) the cost to replace such satellite and launch vehicle;

  (2) the cost to launch a replacement satellite; and

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  (3) the cost of launch insurance for such satellite or, in the event that
      EarthWatch has reason to believe that the cost of obtaining comparable insurance for a replacement satellite would be materially higher, EarthWatch's best estimate of the cost of such comparable insurance.

  However, in no event will the amount of such launch insurance at any time after the Closing Date for which the premium has been fully paid be less than the sum of (1) $56.0 million and (2) $130.0 million after any amounts paid in respect of any discounts and commissions to the placement agent, fees, expenses, and other costs payable by EarthWatch and associated with the issuance of the old notes and original issue discount of interest accrued on the old notes for the period from the Closing Date through the earlier of June 30, 2000 and the date the First QuickBird Satellite is launched. If premiums are not at any time fully paid in respect of such launch insurance solely by reason of the fact that premiums previously paid have been returned by the relevant insurance companies, EarthWatch will not thereby be in default of its obligations under this sentence so long as all such returned premiums have been distributed to the collateral agent as provided in the Security Documents and any amounts subsequently made available to EarthWatch by the collateral agent in accordance with the Security Documents are immediately used for the purchase of launch insurance complying with this sentence. The insurance policy entered into on March 15, 1999 with respect to the First QuickBird Satellite provides for the same percentage payments to become due and payable in the event that such satellite is lost or maintains less than all of its capacity as are required under the first paragraph of this "Maintenance of Properties and Insurance" covenant.

  The collateral agent will be the sole loss payee on the First QuickBird Launch Insurance and all proceeds, if any, from any First QuickBird Launch Insurance will be paid directly to the collateral agent for application to the old notes, the new notes and the 12 1/2% Notes in accordance with the provisions of the Security Documents and the "Repurchase of Notes upon an Insurance Proceeds Payment" covenant. If, notwithstanding the fact that the collateral agent will be the sole loss payee with respect to the First QuickBird Launch Insurance, EarthWatch or any of its Subsidiaries at any time receives any proceeds relating to the First QuickBird Launch Insurance from the relevant insurance company or from any source, other than the collateral agent in accordance with the Security Documents, EarthWatch will cause such proceeds to be held in trust for the benefit of the collateral agent and immediately turned over to the collateral agent in the same form received with appropriate endorsements.


  Repurchase of notes upon an insurance proceeds payment

  EarthWatch must commence within 30 days of receipt by the collateral agent of any proceeds under the First QuickBird Launch Insurance, and consummate, an Offer to Purchase the old notes, an offer to purchase the new notes and an offer to purchase the 12 1/2% Notes on a pro rata basis in an aggregate amount equal to the insurance proceeds not previously subject to an Offer to Purchase under this covenant. The purchase price for the old notes, the new notes, and the 12 1/2% Notes in connection with such Offer to Purchase will equal 100% of the accreted value of such Indebtedness on the relevant payment date plus accrued and unpaid interest, if any, to such date. If the aggregate purchase price of the old notes, the new notes, and the 12 1/2% Notes tendered in connection with such Offer to Purchase is less than the insurance proceeds, the remaining insurance proceeds will be paid over to EarthWatch and may be used for general corporate purposes.


  Rating of notes

  EarthWatch will use its best efforts to obtain a rating for the old notes from either Moody's or S&P or, if neither firm is then in the business of providing such ratings, from another nationally recognized statistical rating organization, as defined in Rule 436 under the Securities Act at any time after the later to occur of (1) the date that is one year after the Closing Date and
(2) the date that is six months after the date of the launch of QuickBird 1, and to keep a rating with respect to the old notes continuously in effect through the maturity or redemption of the old notes.


  SEC reports and reports to holders

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  At all times from and after the earlier of (1) the commencement of an exchange offer or effectiveness of a shelf registration statement ("registration") and
(2) the date that is one year after the Closing Date, whether or not EarthWatch is then required to file reports with the SEC, EarthWatch will file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 as if it were subject to such requirements. EarthWatch will supply the Trustee and each holder of Notes or will supply to the Trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information. At all times prior to registration, upon the request of any holder of old notes or any prospective purchaser, EarthWatch also will supply such holder or prospective purchasers with the information required under Rule 144A under the Securities Act.


Events of Default

  The following events are defined as "Events of Default" in the indenture:

  (1) default in the payment of principal of, or any premium on, any old note when the same becomes due and payable at maturity, upon acceleration, redemption, or otherwise;

  (2) default in the payment of interest on any old note when the same becomes due and payable, and such default continues for a period of 30 days;

  (3) the failure to make or consummate an Offer to Purchase in accordance with the "Repurchase of notes upon a Change of Control" or the "Repurchase of notes upon an insurance proceeds payment" covenants;

  (4) EarthWatch defaults in the performance of or breaches any other covenant or agreement of EarthWatch in the indenture or under the old notes, other than a default specified in clause (1), (2), or (3) above or under the Security Documents, and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the old notes;

  (5) there occurs with respect to any issue or issues of Indebtedness of EarthWatch or any Significant Subsidiary having an outstanding principal amount of $1 million or more in the aggregate for all such issues of all such persons, whether such Indebtedness now exists or is created after the Closing Date,

     (a) an event of default that has caused the holder of such Indebtedness to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and/or

     (b) the failure to make a principal payment at the final, but not any interim, fixed maturity and such defaulted payment is not made, waived, or extended within 30 days of such payment default; or

     (c) there occurs with respect to the 12 1/2% Notes any default in the performance or observance of any term, condition, covenant, or agreement contained in such Indebtedness or in any agreement related to such Indebtedness, or any other event specified in any such Indebtedness or agreement, if the effect of such event is to cause, or permit the holder or holders of such Indebtedness (or any trustee or other representative of any such holder(s)) to cause, such Indebtedness to become due prior to its Stated Maturity;

  (6) any final judgment or order not covered by insurance for the payment of money in excess of $1 million in the aggregate for all such final judgments or orders against all such persons, treating any deductibles, self-insurance, or retention as not so covered, is rendered against EarthWatch or any Significant Subsidiary and is not paid or discharged, and there is any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed $1 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, is not in effect;

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

  (7) a court having jurisdiction in the premises enters a decree or order for

      (a) relief in respect of EarthWatch or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, or other similar law in effect now or after the Closing Date;

      (b) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of EarthWatch or any Significant Subsidiary or for all or substantially all of the property and assets of EarthWatch or any Significant Subsidiary;

      (c) the winding up or liquidation of the affairs of EarthWatch or any Significant Subsidiary and, in each case, such decree or order will remain in effect for a period of 60 consecutive days without being stayed or put on hold by a court; or

  (8) EarthWatch or any Significant Subsidiary

      (a) commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

      (b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of EarthWatch or any Significant Subsidiary or for all or substantially all of the property and assets of EarthWatch or any Significant Subsidiary; or

      (c) effects any general assignment for the benefit of creditors.

  (9) there occurs with respect to the First QuickBird Satellite (a) the loss of 15% or more of such satellite's capacity or (b) any other event that permits or requires the payment of any proceeds of the First QuickBird Launch Insurance by the insurance company under such policy and, in either such case, such proceeds are not paid over to the collateral agent within 90 days of the demand being made under the applicable First QuickBird Launch Insurance policy.

  If an Event of Default, other than one specified in clause (7) or (8) above that occurs with respect to EarthWatch, occurs and is continuing under the indenture, the Trustee or the holders of at least 25% in aggregate principal amount at maturity of the old notes then outstanding, by written notice to EarthWatch and to the Trustee if such notice is given by the holders, may, and the Trustee at the request of such holders will, declare the Accreted Value of, premium (if any), and accrued interest on the old notes to be immediately due and payable. Upon a declaration of acceleration, such Accreted Value of, premium (if any), and accrued interest will be immediately due and payable.

  In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration is automatically rescinded and annulled if the event of default triggering such Event of Default under clause (5) will be remedied or cured by EarthWatch or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

  If an Event of Default specified in clause (7) or (8) above occurs with respect to EarthWatch, the Accreted Value of, premium (if any), and accrued interest on the Notes then outstanding will automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. Holders of at least a majority in principal amount of the outstanding old notes, by written notice to EarthWatch and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and the consequences of such acceleration if:

  (1) all existing Events of Default, other than the nonpayment of the Accreted Value of, premium (if any), and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and

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

  (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

  This waiver provision does not apply to a default caused by the nonpayment of the Accreted Value of, premium (if any), and interest on, any old note as specified in clause (1) or (2) above or under a provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected. For information as to the waiver of defaults, see "-- Modification and waiver."

  The holders of at least a majority in aggregate principal amount of the outstanding old notes may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of old notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction, received from holders of old notes.

  A holder may not pursue any remedy with respect to the indenture or the old notes unless:

  (1) the holder gives the Trustee written notice of a continuing Event of Default;

  (2) the holders of at least 25% in aggregate principal amount of outstanding old notes make a written request to the Trustee to pursue the remedy;

  (3) such holder or holders offer(s) the Trustee indemnity satisfactory to the Trustee against any costs, liability, or expense;

  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

  (5) during such 60-day period, the holders of a majority in aggregate principal amount at maturity of the outstanding old notes do not give the Trustee a direction that is inconsistent with the request.

  However, such limitations do not apply to the right of any holder of an old note to receive payment of the Accreted Value of, premium (if any), or interest on, such old note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the old notes, which right will not be impaired or affected without the consent of the holder.

  The indenture requires the two principal accounting officers of EarthWatch to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of EarthWatch and its Subsidiaries and EarthWatch's and its Subsidiaries' performance under the indenture and that EarthWatch has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status of such default. EarthWatch will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the indenture.


Consolidation, merger and sale of assets

  EarthWatch will not consolidate with, merge with or into, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of its property and assets to any person or permit any person to merge with or into EarthWatch unless:

  (1) EarthWatch will be the continuing person, or the person, if other than EarthWatch, formed by such consolidation or into which EarthWatch is merged or that acquired or leased such property and assets of EarthWatch will be a corporation organized and validly existing under the laws of the United States of America or any of its jurisdictions and expressly assumes, by a supplemental indenture, executed and

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

      delivered to the Trustee and the collateral agent, all of the obligations of EarthWatch on all of the old notes and under the indenture;

  (2) immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; and

  (3) EarthWatch delivers to the Trustee an officers' certificate and opinion of counsel, in each case stating that such consolidation, merger, or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Defeasance

  Summary

  EarthWatch may, at its option, terminate its obligations under the old notes and the indenture, in the manner described in the paragraph below titled "Legal Defeasance." This defeasance, commonly known as "legal defeasance," means that EarthWatch will be deemed to have paid and discharged any and all obligations in respect of the Notes other than, among other matters, its obligation to:

  .  register the transfer or exchange of the old notes;

  .  replace stolen, lost, or mutilated old notes;

  .  maintain paying agencies; and

  .  hold monies in trust for payment of the obligations under the old notes.


  In addition, EarthWatch may, at its option, terminate its obligations with respect to certain covenants under the indenture in the manner described in the paragraph below titled "Covenant defeasance." This defeasance is commonly known as "covenant defeasance."


  Legal defeasance

  EarthWatch may exercise its legal defeasance option with respect to old notes that mature or are to be called for redemption within one year if, among other things:

  (1) EarthWatch deposits with the Trustee, in trust, money, and/or U.S. Government Obligations, that through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium (if any), and accrued interest on the old notes on the Stated Maturity of such payments in accordance with the terms of the indenture and the Notes;

  (2) no Default or Event of Default will have occurred and be continuing on the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which EarthWatch is a party or by which EarthWatch is bound; and

  (3) if at such time the old notes are listed on a national securities exchange, EarthWatch has delivered to the trustee an opinion of counsel to the effect that the old notes will not be delisted as a result of such deposit, defeasance, and discharge.


  Covenant defeasance

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  EarthWatch may exercise its covenant defeasance option if, among other things, it:

  (1) deposits with the Trustee, in trust, money, and/or U.S. Government Obligations, that through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium (if any), and accrued interest on the old notes on the Stated Maturity of such payments in accordance with the terms of the indenture and the old notes;

  (2) satisfies the provisions described in clauses (2) and (3) under the discussion "Legal defeasance" above; and

  (3) delivers to the Trustee an opinion of counsel to the effect that (a) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (b) holders will not recognize income, gain, or loss for federal income tax purposes as a result of EarthWatch's exercise of its option under this defeasance provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance, and discharge had not occurred and (c) after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.
      S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

  Once EarthWatch has satisfied these conditions, the provisions of the indenture will no longer be in effect with respect to all of the covenants described under "Covenants;" clauses (4) and (9) under "Events of Default" with respect to certain covenants; and clauses (5) and (6) under "Events of Default."


  Defeasance and certain other Events of Default

  If EarthWatch exercises its option to omit compliance with certain covenants and provisions of the indenture with respect to the old notes as described in the immediately preceding paragraph and the old notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the old notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the old notes at the time of the acceleration resulting from such Event of Default. However, EarthWatch will remain liable for such payments.


Modification and waiver

  Modifications and amendments of the indenture may be made by EarthWatch and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the outstanding old notes. However, no such modification or amendment may, without the consent of each holder affected thereby:

  (1) change the Stated Maturity of the principal of, or any installment of interest on, any old note;

  (2) reduce the Accreted Value of, or premium, if any, or interest on, any old note;

  (3) change the place or currency of payment of principal of, or premium, if any, or interest on, any old note;

  (4) impair the right to institute suit for the enforcement of any payment of any old note on or after the Stated Maturity, or, in the case of a redemption, on or after the Redemption Date, of any old note;

  (5) reduce the above-stated percentage of outstanding old notes the consent of whose holders is necessary to modify or amend the indenture;

  (6) waive a default in the payment of principal of, or premium, if any, or interest on, the old notes;

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

  (7) alter the obligation of EarthWatch to offer to purchase the old notes in accordance with the indenture following the occurrence of a Change of Control or waive any default in the performance of such obligation; or

  (8) reduce the percentage or aggregate principal amount at maturity of outstanding old notes, the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

  In addition, without the consent of 66 2/3% of the holders affected thereby, the Trustee may not direct the collateral agent or otherwise permit the release of any Collateral except as expressly provided in the Security Documents.


No personal liability of incorporators, stockholders, officers, directors, or employees

  No incorporator, stockholder, officer, director, employee, or controlling person of EarthWatch or any of its successors will have any liability for any of EarthWatch's obligations under the old notes or the indenture, or for any claim based on, or in respect of, such obligations or their creation. Each holder, by accepting the old notes, waives and releases all such liability.


Concerning the Trustee

  Except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

  The indenture and provisions of the Trust Indenture Act of 1939, as amended, that are incorporated by reference into the indenture contain limitations on the rights of the Trustee, should it become a creditor of EarthWatch, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions but if it acquires any conflicting interest, it must eliminate such conflict or resign.

  The Trustee is also the trustee under the 12 1/2% Notes indenture and the collateral agent.

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                         DESCRIPTION OF CAPITAL STOCK

  The following description summarizes material terms of our capital stock and is qualified in its entirety by reference to the actual terms of the capital stock contained in our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

  Our certificate of incorporation authorizes us to issue 100,000,000 shares of common stock, par value $.001 per share, and 45,000,000 shares of preferred stock, par value $.001 per share. We are currently authorized to issue 10,000,000 shares of Series A preferred stock, 10,000,000 shares of Series B preferred stock, and 25,000,000 shares of Series C preferred stock.

  As of May 31, 2000: 44,985 shares of common stock were outstanding; 7,642,955 shares of Series A preferred stock were outstanding; 7,642,955 shares of Series B preferred stock were outstanding; and 23,492,344 shares of Series C preferred stock were outstanding.


Common stock

  The holders of common stock are entitled to one vote for each share held of record at all meetings of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors. Subject to preferences that are applicable to outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available to be paid.

  In the event of a liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of the outstanding preferred stock. The holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption provisions applicable to the common stock. The outstanding shares of common stock are fully paid and nonassessable.


Series A and Series B preferred stock

  Except with respect to the voting rights and representation on the board of directors as set forth below, our Series A preferred stock and Series B preferred stock are identical in all material respects.

  Rank. Our Series A preferred stock and Series B preferred stock rank equally with each other and senior to our Series C preferred stock and common stock with respect to dividends, liquidation preference, and redemption.

  Dividends. The holders of our Series A preferred stock and Series B preferred stock are entitled to receive cumulative dividends, whether or not declared by our board of directors, at an annual rate of 7% of the liquidation preference amount until no later than June 15, 2002. Such dividends are payable quarterly on March 31, June 30, September 30, and December 31, and commenced on June 30, 1999. Such dividends may be paid, subject to certain limitations, at our option, either in cash or in additional shares of Series A preferred stock or Series B preferred stock, as applicable, until June 15, 2002. After June 15, 2002, dividends will accrue at an annual rate of 7% of the liquidation preference amount and will be payable, when, as, and if declared by the board of directors, in cash only. If any dividend is not paid in full in cash on a quarterly payment date after June 15, 2002, the liquidation preference of the Series A preferred stock and Series B preferred stock will be increased by an amount equal to the product of (a) the amount per share not paid divided by the total amount payable per share and (b) one quarter of the dividend rate multiplied by the effective liquidation preference. We are prohibited from paying dividends on any shares of stock having rights junior to the Series A and Series B preferred stock until all accumulated dividends have been paid on the Series A and Series B preferred stock.

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  Liquidation preference.  Upon our liquidation, dissolution, or winding up, the holders of Series A preferred stock and Series B preferred stock will be entitled to receive out of the assets available for distribution prior to and in preference of the Series C preferred stock, an amount equal to $3.50 per share, plus all accrued and unpaid dividends, subject to adjustment.

  Conversion. From June 15, 1999 and until June 15, 2002, each share of Series A preferred stock and Series B preferred stock is convertible at the option of the holder into that number of shares of common stock obtained by dividing the applicable liquidation preference, plus any accumulated but unpaid dividends by $3.50, subject to antidilution adjustments. Prior to June 15, 2002, each share of Series A preferred stock and Series B preferred stock will automatically convert into common stock at the applicable conversion ratio upon the earlier of
(a) our initial public offering of shares of common stock with an aggregate public offering price of at least $35 million and (b) the listing of shares of our common stock under certain circumstances. After June 15, 2002, each share of Series A preferred stock and Series B preferred stock shall not be convertible into common stock.

  Antidilution.   The conversion price of the Series A preferred stock and
Series B preferred stock is subject to adjustment under certain circumstances, including upon any subsequent issuance of capital stock. The issuance of the Series C preferred stock resulted in an adjustment in the conversion prices of the Series A preferred stock and Series B preferred stock. See "Principal stockholders".

  Redemption. We are required to redeem all of the Series A preferred stock and Series B preferred stock outstanding on March 31, 2009, at a redemption price equal to 100% of the then existing applicable liquidation preference, plus accrued and unpaid dividends to the date of redemption, subject to the legal availability of funds.

  Voting rights. Each holder of Series A preferred stock is entitled to .65 (subject to adjustment) votes per share held (on an as-converted basis) and each holder of Series B preferred stock is entitled to 1.35 (subject to adjustment) votes per share held (on an as-converted basis).

  Board representation. The holders of Series A preferred stock have the right to elect two persons to our board of directors and the holders of the Series B preferred stock have the right to elect four persons to our board of directors.

Series C preferred stock

  Rank. The Series C preferred stock is junior to the Series A preferred stock and Series B preferred stock, but senior to the common stock, with respect to dividends, liquidation preference, and redemption.

  Dividends. The holders of Series C preferred stock are entitled to cumulative dividends, whether or not declared by the board of directors, at an annual rate of 8.5% until no later than June 15, 2002. Such dividends are payable quarterly on March 31, June 30, September 30, and December 31, and commenced on June 30, 1999. Until June 15, 2002, such dividends may be paid, subject to certain limitations, at our option, either in cash or in additional shares of Series C preferred stock. After June 15, 2002, dividends will accrue at an annual rate of 8.5% of the liquidation preference amount and will be payable, when, as, and if declared by the board of directors, in cash only. If any dividend is not paid in full in cash on a quarterly payment date after June 15, 2002, the liquidation preference of the Series C preferred stock will be increased by an amount equal to the product of (a) the amount per share not paid divided by the total amount payable per share and (b) one quarter of the dividend rate multiplied by the effective liquidation preference. We are prohibited from paying dividends on any shares of stock having rights junior to the Series C preferred stock until all accumulated dividends have been paid on the Series C preferred stock.

  Liquidation preference. Upon our liquidation, dissolution, or winding up, the holders of the Series C preferred stock will be entitled to receive out of the assets available for distribution following payment of the Series A and Series B liquidation preference an amount equal to $3.50 per share, plus all accrued and unpaid dividends, subject to adjustment.

  Conversion.   Until June 15, 2002, each share of Series C preferred stock will be convertible at the option of the holder into that number of shares of common stock obtained by dividing the Series C liquidation preference, plus any accumulated but unpaid dividends by $3.50, subject to antidilution adjustments. Prior to June 15, 2002, each share of

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

Series C preferred stock will automatically convert into common stock at the applicable conversion ratio upon the earlier of (a) our initial public offering of shares of common stock with an aggregate public offering price of at least $35 million and (b) the listing of shares of our common stock under certain circumstances. After June 15, 2002, each share of Series C preferred stock shall not be convertible into common stock.

  Antidilution. The conversion price of the Series C preferred stock is subject to adjustment under certain circumstances.

  Redemption. We are required to redeem all of the Series C preferred stock outstanding on March 31, 2009, at a redemption price equal to 100% of the then liquidation preference, plus accrued and unpaid dividends to the date of redemption, subject to the legal availability of funds.

  Voting rights. Each holder of Series C preferred stock is entitled to one (subject to adjustment) vote per share held on an "as-converted" basis.

  Board representation. The holders of the Series C preferred stock are entitled to elect three members of the board of directors.

  Tag along rights. If one of our stockholders or a group of our stockholders proposes to sell any shares of capital stock in one transaction such that, following such sale, shares of capital stock representing more than 35% of the then outstanding shares (on a fully diluted basis) will have been sold to one holder or a group of related holders, then each holder of Series C preferred stock shall have the right to receive notice of such a transaction and shall also have the right to participate in the transaction and sell a proportionate number of such holders' Series C preferred stock in such transaction.


Warrants

  Odetics, Incorporated holds a warrant to purchase 12,463 shares of Series C preferred stock at an exercise price of $4.53 per share. Such warrant contains provisions for the adjustment of the exercise price and number of shares underlying the warrant upon the occurrence of certain events.


Stockholders' agreement

  In connection with our recapitalization, we entered into a stockholders' agreement which provides for voting agreements with respect to election of directors, agreements requiring board approval for major transactions, and registration rights for holders of our Series C preferred stock.


  Election of additional directors

  The stockholders' agreement provides for a board of 11 members. The holders of the Series A preferred stock are entitled to designate two directors, the holders of the Series B preferred stock are entitled to designate four directors, EarthWatch's Chief Executive Officer is entitled to designate two directors, and the holders of the Series C preferred stock are entitled to designate the remaining three directors. The numbers of directors that the holders of Series A preferred stock and Series B preferred stock are entitled to designate may be adjusted if such holders' percentage ownership changes.

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  Approval requirements

  The stockholders' agreement provides that a majority of the Board, a majority of the directors designated by the Series A preferred stock, and a majority of the directors designated by the Series B preferred stock must approve certain corporate actions, including:

  . amendments to our certificate of incorporation, bylaws, and other organizational documents;

  . the amendment, termination, or waiver of any provision under the recapitalization agreement;

  .  the issuance of equity securities;

  . the grant or exercise of certain shares or equity interests, options, warrants or conversion, or other rights;

  . any new agreements granting any preemptive, antidilution, or registration rights with respect to any class of securities;

  .  the incurrence of any indebtedness over $25 million; and

  . the replacement of independent auditors or making material changes to accounting methodology.


  Registration rights

The holders of the Series A, Series B, and Series C preferred stock each have three rights to demand a registration of their securities having an aggregate fair market value of at least $5 million beginning on the 90th day following the successful launch and commercially viable operation, for a period of 60 consecutive days, of QuickBird 1, or any successor satellite, and unlimited piggyback registration rights.


Transfer agent and registrar

  The transfer agent and registrar for our common stock and preferred stock is The Bank of New York.


Delaware law and certain charter provisions

   Our certificate of incorporation does not provide for cumulative voting for the election of directors. As a result, the holders of shares representing a majority of the voting power of the shares present or represented at a meeting in which directors are to be elected have the power to elect all the directors to be elected at such meeting, and no person may be elected without the support of holders of shares representing a majority of the voting power of the shares present or represented at such meeting.

   Under Delaware law, a special meeting of stockholders may be called by the Board of Directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. Our bylaws authorize the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors, or stockholders holding in the aggregate not less than 10% of the voting power of the company to call a special meeting of stockholders.

   Under Delaware law and our bylaws, stockholders may execute an action by written consent in lieu of a stockholder meeting. Delaware law permits a corporation to eliminate such actions by written consent. Elimination of written consents of stockholders may lengthen the amount of time required to take stockholder actions since certain actions by written consent are not subject to the minimum notice requirement of a stockholders' meeting. The elimination of stockholders' written consents, however, deters hostile takeover attempts. Without the availability of stockholder's actions by written consent, a holder or group of holders controlling a majority in interest of our capital

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

stock would not be able to amend our bylaws or remove directors pursuant to a stockholder's written consent. Any such holder or group of holders would have to call a stockholders' meeting and wait until the notice periods determined by the Board of Directors pursuant to our bylaws prior to taking any such action.


Provisions of Delaware law

   We do not currently have publicly-traded equity securities. In the future, if we have publicly-traded equity securities, we would become subject to Section 203 of the Delaware General Corporation Law, a provision that, in general, prohibits a publicly-held Delaware corporation from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless:

  . prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder,

  . upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned by:

          (1)  persons who are directors and also officers and

          (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

  . on or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.


 Section 203 defines business combination to include:

  . any merger or consolidation involving the corporation and the interested stockholder;

  . any sale, transfer, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

  . subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  . any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  . the receipt of the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.


   In general, Section 203 defines an interested stockholder as an entity or person who, together with affiliates and associates, beneficially owns (or within three years did beneficially own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us, if we have publicly-traded equity securities. No assurance can be given that we will have publicly-traded equity securities in the future.

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                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

          The following is a summary of the material U.S. federal income tax consequences to U.S. holders (as defined below) resulting from the exchange of old notes for new notes and relating to the ownership and disposition of the new notes by such U.S. holders. This summary is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, Treasury regulations, administrative pronouncements and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not purport to be a complete discussion of all U.S. federal income tax consequences. This summary also does not address the tax consequences of the exchange offer and the ownership and disposition of the new notes under state, local, or non-U.S. tax laws. In addition, this summary does not address the tax consequences applicable to holders subject to special rules, such as:

          .  broker-dealers;

          .  banks;

          .  insurance companies;

          .  tax-exempt entities

          . investors holding the new notes as a part of a straddle, hedge, or conversion transaction;

          .  investors whose functional currency is not the U.S. dollar.

          This summary applies only to a holder of a note if such holder is a "U.S. holder". You are a U.S. holder if you are:

          .  an individual who is a citizen or resident of the United States;

          . a corporation or partnership created or organized in the United States or under the laws of the United States or any state thereof (including the District of Columbia);

          . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

          . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one of more United States persons have the authority to control all substantial decisions of the trust (or, under certain circumstances, a trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source).


          Finally, a ruling from the IRS with respect to the tax consequences of the exchange offer and the ownership and disposition of the new notes has not been received. As such, there can be no assurance that the IRS will not take a different position.

          PROSPECTIVE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS.

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

The exchange offer

          The exchange of an old note for a new note pursuant to the exchange offer should not be taxable to any exchanging U.S. holder for U.S. federal income tax purposes. As a result, an exchanging U.S. holder should not recognize any gain or loss on the exchange, the holding period for the new note should include the holding period for the old note, and the basis of the new note should be the same as the basis for the old note.

          The exchange offer will result in no U.S. federal income tax consequences to a nonexchanging U.S. holder of old notes.

Allocation of purchase price

          Since the old notes were issued as part of an investment unit with the Series C preferred stock, we allocated the issue price between the old note and the Series C preferred stock based on our best judgment of their relative fair market values on the issue date. We allocated $512.78 to each note and $171.83 to the shares of Series C preferred stock that comprise each unit. Pursuant to Treasury Regulations issued under provisions of the Code relating to original issue discount (the "OID Regulations"), you are bound by such allocation for U.S. federal income tax purposes unless you disclosed on a statement attached to your tax return for the taxable year that includes the acquisition date of such unit that your allocation differs from ours. No assurance can be given that the IRS will accept our allocation. If our allocation were successfully challenged by the IRS, the issue price, original issue discount accrual on the new note, and gain or loss on the sale or disposition of a new note or Series C preferred stock would be different from that resulting under the allocation determined by us.

Interest penalty

          The treatment of interest described below with respect to the new notes is based in part upon our determination that, as of the date of issuance of the old notes, there is only a remote possibility that the interest penalty would be paid to U.S. holders of the old notes. See "Description of the old notes-Registration rights". The IRS may take a different position, which could affect the timing and character of interest income reported by U.S. holders of the new notes.

Original issue discount

          The old notes were issued with original issue discount ("OID") and thus the new notes will also have OID. Except as described under "Applicable high-yield discount obligations" below, you will be required to include OID in income as interest periodically over the term of the new note before receipt of cash or other payments attributable to such income. Since the cash payments of stated interest on the new notes will not constitute "qualified stated interest," you will not separately include such payments in income upon receipt.

          The amount of OID with respect to each new note will be equal to the excess of its "stated redemption price at maturity" over its issue price. Under the OID Regulations, the "stated redemption price at maturity" of each new note will include all payments to be made in respect thereof, including any stated interest payments, other than "qualified stated interest." Payments of qualified stated interest are payments of interest which are unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a qualifying rate, including a single fixed rate. Since no actual cash payments will be made in respect of the new notes until January 15, 2003, no interest payments on the new notes will constitute "qualified stated interest" and, accordingly, the stated redemption price at maturity of each new note will equal the sum of all interest and principal payments that will be made on the new note. The "issue price" of a new note is the portion of the issue price of the unit allocated to the new note as determined in the manner described under "Allocation of purchase price" above.

          A U.S. holder of a debt instrument issued with OID is required to include in gross income for U.S. federal income tax purposes an amount equal to the sum of the "daily portions" of OID for all days during the taxable year on which the holder holds the debt instrument. The daily portions of OID required to be included in a holder's gross income in a taxable year will be determined upon a constant-yield basis by allocating to each day during the taxable year on which the holder holds the debt instrument a pro-rata portion of the OID on such debt instrument which is attributable to the "accrual period" in which such day is included. Accrual periods with respect to a note may be of any length and may vary in length over the term of the note as long as (i) no accrual period is longer than one year, and (ii) each scheduled payment of interest or principal on the note occurs on either the final or first day of an accrual period. The amount of the OID attributable to each "accrual period" will be the product of the "adjusted issue price" at the beginning of such accrual period and the "yield to maturity" of the debt instrument (stated in a manner appropriately taking into account the length of the accrual period). The "yield to maturity" is the discount rate that, when used in computing the present value of all payments to be made under the new notes, produces an amount equal to the issue price of the new notes. The "adjusted issue price" of a debt instrument at the beginning of an accrual period is defined generally as the issue price of the debt instrument plus the aggregate amount of OID that accrued in all prior accrual periods, less any cash payments on the debt instrument. Accordingly, you will be required to include OID in respect of a note in gross income for U.S. federal income tax purposes in advance of the receipt of cash in respect of such income. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length. The amount of OID allocable to the final accrual period at maturity of the note is the difference between (x) the amount payable at the maturity of the note, and (y) the note's adjusted issue price as of the beginning of the final accrual period.

          Under the OID Regulations, an issuer of a debt instrument may be deemed to call such instrument prior to maturity if the exercise of that call would reduce the instrument's yield to maturity. If we were deemed to call the new notes, as a result of these rules, the timing and amount of OID accrued would be different.

Acquisition premium

     To the extent a holder had acquisition premium with respect to an old note, the holder generally will have acquisition premium with respect to a new note. A holder will reduce the OID otherwise includable for each accrual period by an amount equal to the product of (i) the amount of such OID otherwise includable for such period, and (ii) a fraction, the numerator of which is the acquisition premium and the denominator of which is the excess of the amounts payable on the new note after the purchase date over the adjusted issue price.

Market discount

     Any gain or loss on a disposition of a new note would generally be capital gain or loss. However, a subsequent purchaser of a new note who did not acquire the new note (or an old note exchanged for a new note) at its original issue, and who acquires such new note (or such old note, as the case may be) at a price that is less than the adjusted issue price (as determined under the OID rules described above), may be required to treat the new note as a "market discount bond". Any recognized gain on a disposition of the new note would then be treated as ordinary income to the extent that it does not exceed the "accrued market discount" on the new note which has not previously been included in income.

     In general, any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the new note. In addition, there are rules deferring the deduction of all or part of the interest expense on indebtedness incurred or continued to purchase or carry such bond, and permitting a holder to elect to include accrued market discount in income on a current basis.

Applicable high-yield discount obligations

          The new notes will be subject to the "applicable high yield discount obligation" provisions of the Code. Because the yield on the new notes is at least five percentage points above the applicable federal rate and the new notes are issued with "significant original issue discount," otherwise deductible interest and original issue discount will not be deductible with respect thereto until such interest is actually paid. In addition, because the yield of the new notes is more than six percentage points above the applicable federal rate, (i) a portion of such interest corresponding to the yield in excess of six percentage points above the applicable federal rate will not be deductible by us at any time, and (ii) a corporate holder may be entitled to treat the portion of the interest that is not deductible by us as a dividend for purposes of qualifying for the dividends received deductions provided for by the tax code, subject to applicable limitations.

Sale, redemption or retirement

          If a new note is redeemed, sold or otherwise disposed of, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition of such new note (to the extent such amount does not represent accrued but unpaid interest) and such holder's tax basis in the new note. A U.S. holder's tax basis in a new note will equal the initial purchase price of an old note by such holder, increased by the amount of any OID previously included in income by such holder, and reduced by any payments of amounts on the notes not constituting "qualified stated interest." Such gain or loss generally will be capital gain or loss, provided that such holder has held the new note as a capital asset. A capital gain or loss will be a long-term capital gain or loss if the holder's holding period is more than 12 months. For individual holders, long-term capital gains are subject to a maximum federal income tax rate of 20 percent. The deduction of capital losses may be subject to limitation. In addition, a holder will recognize interest income to the extent of any accrued but unpaid interest on the new notes not previously recognized by the holder at the time of the redemption or sale.

Backup withholding

          A holder may be subject, under certain circumstances, to backup withholding at a 31% rate with respect to "reportable payments" on the new notes. This withholding generally applies only if the holder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report proper payments of interest and dividends and the IRS has notified us the holder is subject to backup withholding, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Any amount withheld from payment to a holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations) are not subject to backup withholding. Holders should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

Information reporting

          We are required to furnish certain information to the IRS and will furnish annually to record holders of the new notes information with respect to interest paid (and OID accrued) on the new notes during the calendar year.

                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes in the exchange offer for its own account must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such notes. We reserve the right at our sole discretion to purchase or make offers for, or to offer new notes for, any old notes or any other notes that remain outstanding subsequent to the expiration of the exchange offer pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase old notes or any other notes in the open market, in privately negotiated transactions or otherwise. This prospectus, as it may be amended or supplemented from time to time, may be used by all persons subject to the Prospectus delivery requirements of the Securities Act, including broker-dealers in connection with resales of new notes received in the exchange offer, where such notes were acquired as a result of market-making activities or other trading activities and may be used by us to purchase any notes outstanding after expiration of the exchange offer. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers in the exchange offer for their own account may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes, or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes received by it in the exchange offer for its own account and any broker or dealer that participates in a distribution of any such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of such new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this Prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers.

                                 LEGAL MATTERS

     The validity of the new notes offered hereby will be passed upon for us by Baker & McKenzie.

                                    EXPERTS

     The consolidated financial statements of EarthWatch Incorporated and subsidiaries as of December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     A registration statement on Form S-4, including amendments thereto, relating to the new notes offered by this prospectus has been filed by us with the Securities and Exchange Commission. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to us and the new notes offered by this prospectus, reference is made to the registration statement, exhibits, and schedules. A copy of the registration statement may be inspected by anyone without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, NW, Judiciary Plaza, Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Securities and Exchange Commission upon payment of certain fees prescribed by the Securities and Exchange Commission. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

                                                            Page
                                                            ----

          Report of Independent Accountants                 F-2
          Consolidated Balance Sheet                        F-3
          Consolidated Statement of Operations              F-4
          Consolidated Statement of Cash Flows              F-5
          Consolidated Statement of Stockholders' Equity    F-6
          Notes to Consolidated Financial Statements        F-7

EarthWatch Incorporated
(A Development Stage Company)

Consolidated Balance Statement
-----------------------------------------------------------------------------




To the Board of Directors and Stockholders of EarthWatch Incorporated:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of EarthWatch Incorporated (a development stage company) and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 for the consolidated statement of operations and cash flows, and for each of the five years in the period ended December 31, 1999 for the consolidated statement of stockholders' equity (deficit), in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
March 31, 2000

EarthWatch Incorporated
(A Development Stage Company)


Consolidated Balance Sheet
----------------------------------------------------------------------------------------------------------------------------------
                                                                                         December 31,  December 31,   March 31,
                                                                                            1998           1999         2000
                                                                                                                     (Unaudited)
                                                   ASSETS
Current assets:
      Cash and cash equivalents                                                         $  5,044,605  $  82,193,314  $  63,119,066
      Accounts receivable, net of allowance of $0, $90,646, and $43,118, at
          December 31, 1998 and 1999, and March 31, 2000, respectively                       720,034        768,029         83,338
      Investment securities                                                                        -      3,026,480              -
      Investment securities - restricted                                                   6,664,347     28,374,848     28,641,042
      Other assets                                                                           474,092        968,769        415,665
                                                                                        ------------  -------------  -------------
          Total current assets                                                            12,903,078    115,331,440     92,259,111
                                                                                        ------------  -------------  -------------
Property, plant, and equipment:
      Construction in progress                                                            59,696,137    143,716,962    163,220,303
      Computer equipment and software                                                     10,287,166     12,275,986     13,687,733
      Machinery and equipment                                                              5,406,435      5,665,918      5,748,545
      Furniture and fixtures                                                                 913,837      1,113,073      1,187,586
                                                                                        ------------  -------------  -------------
                                                                                          76,303,575    162,771,939    183,844,167
      Accumulated depreciation                                                            (8,251,176)   (12,031,861)   (12,902,171)
                                                                                        ------------  -------------  -------------
          Property, plant, and equipment, net                                             68,052,399    150,740,078    170,941,996
                                                                                        ------------  -------------  -------------
Investment securities - restricted                                                         3,063,279              -              -
Debt issuance costs, net                                                                     943,795      5,069,065      4,891,265
Other assets                                                                                 365,126        328,537        319,573
                                                                                        ------------  -------------  -------------
          TOTAL ASSETS                                                                  $ 85,327,677  $ 271,469,120  $ 268,411,945
                                                                                        ============  =============  =============

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities
Current liabilities:
      Accounts payable                                                                  $  4,306,153  $  12,307,440  $   7,927,723
      Accounts payable to related parties                                                  1,408,755        645,464        155,580
      Accrued interest payable                                                             2,489,986              -              -
      Accrued expenses                                                                       488,065      1,103,408      1,153,282
      Deferred revenue                                                                             -        400,000        400,000
      Current portion of long-term debt                                                      242,189         92,743         77,011
                                                                                        ------------  -------------  -------------
          Total current liabilities                                                        8,935,148     14,549,055      9,713,596
      Long-term debt, net                                                                 49,561,820    167,055,390    174,139,481
                                                                                        ------------  -------------  -------------
          Total liabilities                                                               58,496,968    181,604,445    183,853,077
                                                                                        ------------  -------------  -------------

Commitments (Note 11)

Mandatorily redeemable preferred stock due 2009
     7%   Cumulative convertible - Series A; $.001 par value, 0 shares authorized, issued, and outstanding as of December 31, 1998;
          10,000,000 shares authorized, 7,505,765 shares issued and outstanding as of December 31, 1999; 10,000,000 shares authorized, 7,642,955 shares issued and outstanding as of March 31, 2000, aggregate
          liquidation preference of $14,567,000                                                    -     24,146,264     24,146,401
     7%   Cumulative convertible - Series B; $.001 par value, 0 shares authorized, issued, and outstanding as of December 31, 1998; 10,000,000 shares authorized, 7,505,765 shares issued and outstanding as of December 31,
          1999; 10,000,000 shares authorized, 7,642,955 shares issued and outstanding as of March 31, 2000, aggregate liquidation preference of
          $14,567,001                                                                              -     24,146,264     24,146,401
     8.5% Cumulative convertible - Series C; $.001 par value, 0 shares authorized, issued, and outstanding as of December 31, 1998; 25,000,000 shares authorized, 22,987,305 shares issued and outstanding as of
          December 31, 1999; 10,000,000 shares authorized, 23,492,344 shares issued and outstanding as of March 31, 2000, aggregate liquidation
          preference of $82,223,000                                                                -     75,091,442     75,139,119
                                                                                        ------------  -------------  -------------
               Total mandatorily redeemable preferred stock                                        -    123,383,970    123,431,921
                                                                                        ------------  -------------  -------------

Stockholders' Equity (Deficit)
     Series A Convertible preferred stock, $0.001 par value, 21,500,000 shares authorized, 19,368,326 shares issued and outstanding as of December
          31, 1998; none authorized, issued, or outstanding as of December 31,
          1999 and as of March 31, 2000                                                       19,368              -              -
     Series B Convertible preferred stock, $0.001 par value, 5,000,000 shares authorized, 311,300 shares issued and outstanding as of December 31,
          1998; none authorized, issued, or outstanding as of December 31, 1999
          and as of March 31, 2000                                                               311              -              -
     Series C Senior Convertible preferred stock, $0.001 par value, 7,000,000 shares authorized, issued, and outstanding as of December 31, 1998;
          none authorized, issued, or outstanding as of December 31, 1999
          and as of March 31, 2000                                                             7,000              -              -
     Series D Convertible preferred stock, $0.001 par value, 1,000,000 shares authorized,issued, and outstanding as of December 31, 1998; none authorized, issued, or outstanding as of December 31, 1999 and
          as of March 31, 2000                                                                 1,000              -              -
     Common stock, $.001 par value, 65,000,000 shares authorized, 203,548 shares issued and outstanding as of December 31,1998; 100,000,000 shares authorized, one share issued and outstanding as of December 31, 1999;
          100,000,000 shares authorized, 44,985 issued and outstanding as of
          March 31, 2000                                                                         204              -             45
     Additional paid-in capital                                                          118,025,489     78,277,690     78,288,891
     Accumulated Other Comprehensive Income (Loss)                                            43,429       (115,953)       (61,373)
     Accumulated deficit                                                                 (91,266,092)  (111,681,032)  (117,100,616)
                                                                                        ------------  -------------  -------------
          Total stockholders' equity (deficit)                                            26,830,709    (33,519,295)   (38,873,053)
                                                                                        ------------  -------------  -------------
          TOTAL LIABILITIES, MANDATORILY REDEEMABLE
               PREFERRED STOCK, AND STOCKHOLDERS' EQUITY (DEFICIT)                      $ 85,327,677  $ 271,469,120  $ 268,411,945
                                                                                        ============  =============  =============

      The accompanying notes are an integral part of these consolidated financial statements.

EarthWatch Incorporated
(A Development Stage Company)

Consolidated Statement of Operations
-------------------------------------------------------------------------------

                                                                                                                        Period from
                                                                                                                      March 31, 1995
                                                      Year Ended December 31           Three Months Ended March 31,    (Inception)
                                          ------------------------------------------   ----------------------------         To
                                                 1997          1998         1999            1999         2000         March 31, 2000
                                                 ----          ----         ----            ----         ----         --------------
                                                                                         (unaudited)   (unaudited)     (unaudited)
Revenue                                   $    436,912   $  1,808,573   $  5,913,310    $   167,247    $ 2,019,248    $  15,070,687

Cost of Goods Sold                             381,997      1,904,867      5,120,575        142,770      1,343,535       12,385,261
                                          ------------   ------------   ------------    -----------    -----------    -------------
        Gross profit (loss)                     54,915        (96,294)       792,735         24,477        675,713        2,685,426
                                          ------------   ------------   ------------    -----------    -----------    -------------

Expenses:
  Selling, general and administrative        8,587,856      4,975,232     12,762,636      2,231,113      3,015,742       37,763,284
  Research and development                  19,121,233      9,112,745      6,956,244      2,067,030      2,379,624       60,873,192
  Loss from impairment of fixed assets      25,518,696        599,015              -              -              -       26,117,711
  Gain from arbitration settlement                   -     (1,514,776)             -              -              -       (1,514,776)
                                          ------------   ------------   ------------    -----------    -----------    -------------
        Total expenses                      53,227,785     13,172,216     19,718,880      4,298,143      5,395,366      123,239,411
                                          ------------   ------------   ------------    -----------    -----------    -------------

Loss from operations                       (53,172,870)   (13,268,510)   (18,926,145)    (4,273,666)    (4,719,653)    (120,553,985)
Interest income (expense), net               2,441,885        348,955     (1,392,621)       129,795       (651,993)       3,597,481
                                          ------------   ------------   ------------    -----------    -----------    -------------
  Net loss                                 (50,730,985)   (12,919,555)   (20,318,766)    (4,143,871)    (5,371,646)    (116,956,504)

  Mandatorily redeemable preferred stock
     dividends and accretion                         -              -        (96,174)             -        (47,938)        (144,112)
                                          ------------   ------------   ------------    -----------    -----------    -------------
        Net loss attributable to
        common stockholders               $(50,730,985)  $(12,919,555)  $(20,414,940)   $(4,143,871)   $(5,419,584)   $(117,100,616)
                                          ============   ============   ============    ===========    ===========    =============

       The accompanying notes are an integral part of these consolidated financial statements.

EarthWatch Incorporated
(A Development Stage Company)

Consolidated Statement of Cash Flows
-------------------------------------------------------------------------------

                                                           Year Ended December 31,                    Three Months Ended March 31,
                                                   ----------------------------------------------     ----------------------------
                                                        1997              1998             1999              1999           2000
                                                   -------------   -------------     ------------     ------------    ------------
Cash Flows From Operating Activities                                                                     (unaudited)    (unaudited)
Net loss                                           $ (50,730,985)  $ (12,919,555)    $(20,318,766)    $ (4,143,871)   $ (5,371,646)
Adjustments to reconcile net loss to net cash
 used by operating activities:
   Depreciation expense                                3,138,931       4,383,188        3,885,611        1,182,628         894,225
   Non-cash interest expense, net of
    amounts capitalized                                        -         760,019        4,752,339                -       1,980,668
   Other non-cash charges                                 61,419          29,279                -            7,989               -
   Loss on disposal of property, plant
     and equipment                                    55,974,018         667,358            3,346                -               -
   Changes in assets and liabilities:                                                                                            -
      Accounts receivable, net                       (28,495,851)     28,329,903          (47,995)         436,256         684,691
      Other assets                                      (937,094)      1,243,312         (458,088)        (733,847)        562,068
      Accounts payable                                 2,594,384      (2,153,712)       8,001,287        1,960,114      (4,379,717)
      Accounts payable to related parties              1,969,383      (2,484,767)        (763,291)      (1,075,860)       (489,884)
      Accrued expenses                                 2,233,546         282,383       (1,874,643)      (1,559,681)         49,872
      Deferred revenue                                       621          (1,667)         400,000                -               -
                                                   -------------   -------------     ------------     ------------    ------------
         Net cash provided (used) by
           operating activities                      (14,191,628)     18,135,741       (6,420,200)      (3,926,272)     (6,069,723)
                                                   -------------   -------------     ------------     ------------    ------------
Cash Flows From Investing Activities
Purchase of investment securities                    (16,579,338)       (882,000)     (27,686,994)               -               -
Proceeds from maturities of investment
 securities                                            2,304,000       5,431,000        5,853,910        3,716,000       2,814,866
Proceeds from sale of property, plant
 and equipment                                           256,485       3,959,280            1,213                -
Construction in progress additions                   (53,156,096)    (25,912,268)     (72,681,412)      (4,167,903)    (14,207,685)
Other property, plant and equipment additions         (1,115,314)       (124,893)      (2,557,024)        (264,611)     (1,592,802)
                                                   -------------   -------------     ------------     ------------    ------------
         Net cash used in investing activities       (68,290,263)    (17,528,881)     (97,070,307)        (716,514)    (12,985,621)
                                                   -------------   -------------     ------------     ------------    ------------
Cash Flows From Financing Activities
Proceeds from issuance of long-term notes, net        48,268,288               -       97,450,086                -               -
Proceeds from issuance of preferred and
 common stock, net                                     6,006,977          50,872       83,512,114              800          11,260
Proceeds from issuance of units, net                           -               -                -                -               -
Cash acquired in merger                                        -               -                -                -               -
Principal payments on debt                              (607,595)     (2,023,118)        (322,984)         (48,955)        (30,164)
                                                   -------------   -------------     ------------     ------------    ------------
         Net cash provided (used) by
          financing activities                        53,667,670      (1,972,246)     180,639,216          (48,155)        (18,904)
                                                   -------------   -------------     ------------     ------------    ------------
         Net increase in cash and
           cash equivalents                          (28,814,221)     (1,365,386)      77,148,709       (4,690,941)    (19,074,248)

Cash and Cash Equivalents
Beginning of period                                   35,224,212       6,409,991        5,044,605        5,044,605      82,193,314
                                                   -------------   -------------     ------------     ------------    ------------
End of period                                      $   6,409,991   $   5,044,605     $ 82,193,314     $    353,664    $ 63,119,066
                                                   =============   =============     ============     ============    ============

Supplemental Disclosure of Cash Flow Information

   Interest paid                                   $   2,939,864   $   6,344,475     $  3,150,575     $  3,133,245    $      3,481

Supplemental Disclosure of Non-Cash
 Investing and Financing Activities
   New capital lease obligations                   $     304,730   $           -     $          -     $          -    $          -
   Net book value of assets received
    in merger                                                  -               -                -                -               -
   Liabilities assumed in merger                               -               -                -                -               -
   Stockholder advances converted to equity                    -               -                -                -               -
   Property in-kind contributed by stockholder            (3,524)              -                -                -               -
   Non-cash interest capitalized in construction
    in progress                                        5,670,000       6,056,000       11,340,000        1,749,902       5,295,655
   Capital equipment financed through note payable     1,612,347               -                -                -               -
   Issuance of mandatorily redeemable cumulative
     preferred stock                                           -               -       39,765,364                -               -

                                                                       Period from
                                                                     March 31, 1995
                                                                       (Inception)
                                                                           To
                                                                     March 31, 2000
                                                                     --------------
Cash Flows From Operating Activities                                  (unaudited)
Net loss                                                            $ (116,956,504)
Adjustments to reconcile net loss to net cash
 used by operating activities:
   Depreciation expense                                                 14,120,290
   Non-cash interest expense, net of amounts capitalized                 7,493,026
   Other non-cash charges                                                  156,048
   Loss on disposal of property, plant and equipment                    56,720,642
   Changes in assets and liabilities:                                            -
      Accounts receivable, net                                             915,787
      Other assets                                                        (512,864)
      Accounts payable                                                   7,415,114
      Accounts payable to related parties                                  155,580
      Accrued expenses                                                   1,113,101
      Deferred revenue                                                  (1,755,800)
                                                                    --------------
             Net cash provided (used) by operating activities          (31,135,580)
                                                                    --------------
Cash Flows From Investing Activities
Purchase of investment securities                                      (45,148,332)
Proceeds from maturities of investment securities                       16,403,776
Proceeds from sale of property, plant and equipment                      4,216,978
Construction in progress additions                                    (201,103,717)
Other property, plant and equipment additions                          (13,403,425)
                                                                    --------------
          Net cash used in investing activities                       (239,034,720)
                                                                    --------------
Cash Flows From Financing Activities
Proceeds from issuance of long-term notes, net                         145,718,374
Proceeds from issuance of preferred and common stock, net              191,133,665
Proceeds from issuance of units, net
Cash acquired in merger                                                    916,457
Principal payments on debt                                              (4,479,130)
                                                                    --------------
          Net cash provided (used) by financing activities             333,289,366
                                                                    --------------
          Net increase in cash and cash equivalents                     63,119,066
Cash and Cash Equivalents
Beginning of period                                                              -
                                                                    --------------
End of period                                                       $   63,119,066
                                                                    ==============
Supplemental Disclosure of Cash Flow Information
   Interest paid                                                    $   12,671,989

Supplemental Disclosure of Non-Cash Investing and
 Financing Activities
   New capital lease obligations                                    $    1,397,803
   Net book value of assets received in merger                           4,290,496
   Liabilities assumed in merger                                         3,738,588
   Stockholder advances converted to equity                              1,030,000
   Property in-kind contributed by stockholder                           7,521,028
   Non-cash interest capitalized in construction in progress            28,506,656
   Capital equipment financed through note payable                       3,202,132
   Issuance of mandatorily redeemable cumulative
          preferred stock                                               39,765,364

       The accompanying notes are an integral part of these consolidated financial statements.

EarthWatch Incorporated
(A Development Stage Company)


Consolidated Statement of Stockholders' Equity (Deficit)
--------------------------------------------------------------------------------

                                                            Convertible                Convertible              Convertible Senior
                                                              Series A                  Series B                    Series C
                                                          Preferred Stock            Preferred Stock             Preferred Stock
                                                      Shares          Amount      Shares        Amount        Shares        Amount
Balance at January 1, 1995                                  -    $          -          -    $         -           -       $     -
Issuance of stock in exchange for future
      cash contributions and contributions
      of property in-kind                           8,000,000      14,400,000          -              -           -             -
Contribution of net assets in merger                5,362,285         551,908          -              -           -             -
Issuance of common stock for services
      and for stock options exercised                       -               -          -              -           -             -
Issuance of preferred stock                         5,475,001      21,712,635    189,040      1,890,400           -             -
Property in-kind, conversion of debt, and
      cash contributions from stockholder                   -               -          -              -           -             -
Net loss                                                    -               -          -              -           -             -
                                                 ------------    ------------   --------    -----------  ----------       -------
Balance at December 31, 1995                       18,837,286      36,664,543    189,040      1,890,400           -             -
Restatement of capital stock and additional
      paid-in capital for reincorporation as
      of January 1, 1996                                    -     (36,645,706)         -     (1,890,211)          -             -
Issuance of stock in exchange for property
      in-kind and other, net                          513,124             513     22,260             22           -             -
Issuance of preferred stock                                 -               -    100,000            100   7,000,000         7,000
Property in-kind contributed by stockholder                 -               -          -              -           -             -
Net loss                                                    -               -          -              -           -             -
                                                 ------------    ------------   --------    -----------  ----------       -------
Balance at December 31, 1996                       19,350,410          19,350    311,300            311   7,000,000         7,000
Issuance of common stock                                    -               -          -              -           -             -
Issuance of common stock for services
      and for stock options exercised                       -               -          -              -           -             -
Issuance of preferred stock                                 -               -          -              -           -             -
Other                                                       -               -          -              -           -             -
Net gain (loss)                                             -               -          -              -           -             -
                                                 ------------    ------------   --------    -----------  ----------       -------
Balance at December 31, 1997                       19,350,410          19,350    311,300            311   7,000,000         7,000
Issuance of preferred and common stock for
      stock options exercised                          17,916              18          -              -           -             -
Net loss                                                    -               -          -              -           -             -
                                                 ------------    ------------   --------    -----------  ----------       -------
Balance at December 31, 1998                       19,368,326          19,368    311,300            311   7,000,000         7,000
Issuance of preferred and common stock for
      stock options exercised                               -               -          -              -           -             -
Issuance of common stock for warrants
      exercised                                             -               -          -              -           -             -
Surrender and cancellation of shares from Ball
      Technologies Holdings Corp.                  (2,761,983)         (2,762)         -              -           -             -
Reclassification of preferred and common
      stock into Series C 8.5% Cumulative
      Convertible Redeemable Preferred Stock
      Due 2009 in connection with the
      recapitalization                            (16,606,343)        (16,606)  (311,300)          (311) (7,000,000)       (7,000)
Issuance of preferred and common stock
      in connection with the recapitalization               -               -          -              -           -             -
Mandatorily redeemable preferred stock dividends
      and accretion                                         -               -          -              -           -             -
Net loss                                                    -               -          -              -           -             -
                                                 ------------    ------------   --------    -----------  ----------       -------
Balance at December 31, 1999                                -               -          -              -           -             -
Issuance of preferred and common stock for
      stock options exercised (unaudited)                   -               -          -              -           -             -
Mandatorily redeemable preferred stock dividends
      and accretion (unaudited)                             -               -          -              -           -             -
Net loss (unaudited)                                        -               -          -              -           -             -
                                                 ------------    ------------   --------    -----------  ----------       -------
Balance at March 31, 2000 (unaudited)                       -    $          -          -    $         -           -       $     -
                                                 ============    ============   ========    ===========  ==========       =======

                                                                  Convertible
                                                                   Series D                                         Additional
                                                                Preferred Stock                Common Stock          Paid-in
                                                            Shares          Amount        Shares         Amount      Capital
Balance at January 1, 1995                                       -         $     -             -      $      -     $          -
Issuance of stock in exchange for future
      cash contributions and contributions
      of property in-kind                                        -               -             1             -                -
Contribution of net assets in merger                             -               -             -             -                -
Issuance of common stock for services
      and for stock options exercised                            -               -        79,500        63,600                -
Issuance of preferred stock                                      -               -             -             -                -
Property in-kind, conversion of debt, and
      cash contributions from stockholder                        -               -             -             -                -
Net loss                                                         -               -             -             -                -
                                                       -----------         -------    ----------      --------     ------------
Balance at December 31, 1995                                     -               -        79,501        63,600                -
Restatement of capital stock and additional
      paid-in capital for reincorporation as
      of January 1, 1996                                         -               -             -       (63,521)      38,599,438
Issuance of stock in exchange for property
      in-kind and other, net                                     -               -             -             -        2,288,561
Issuance of preferred stock                                400,000             400             -             -       69,833,305
Property in-kind contributed by stockholder                      -               -             -             -          (25,944)
Net loss                                                         -               -             -             -                -
                                                       -----------         -------    ----------      --------     ------------
Balance at December 31, 1996                               400,000             400        79,501            79      110,695,360
Issuance of common stock                                         -               -             -             -        1,229,240
Issuance of common stock for services
      and for stock options exercised                            -               -        69,416            70           55,463
Issuance of preferred stock                                600,000             600             -             -        5,999,400
Other                                                            -               -             -             -           (4,773)
Net gain (loss)                                                  -               -             -             -                -
                                                       -----------         -------    ----------      --------     ------------
Balance at December 31, 1997                             1,000,000           1,000       148,917           149      117,974,690
Issuance of preferred and common stock for
      stock options exercised                                    -               -        54,631            55           50,799
Net loss                                                         -               -             -             -                -
                                                       -----------         -------    ----------      --------     ------------
Balance at December 31, 1998                             1,000,000           1,000       203,548           204      118,025,489
Issuance of preferred and common stock for
      stock options exercised                                    -               -         1,000             1              799
Issuance of common stock for warrants
      exercised                                                  -               -     1,556,000         1,556           14,004
Surrender and cancellation of shares from Ball
      Technologies Holdings Corp.                                -               -             -             -            2,762
Reclassification of preferred and common
      stock into Series C 8.5% Cumulative
      Convertible Redeemable Preferred Stock
      Due 2009 in connection with the
      recapitalization                                  (1,000,000)         (1,000)   (1,760,548)       (1,761)     (39,765,364)
Issuance of preferred and common stock
      in connection with the recapitalization                    -               -             1             -                -
Mandatorily redeemable preferred stock dividends
      and accretion                                              -               -             -             -                -
Net loss                                                         -               -             -             -                -
                                                       -----------         -------    ----------      --------     ------------
Balance at December 31, 1999                                     -               -             1             -       78,277,690
Issuance of preferred and common stock for
      stock options exercised (unaudited)                        -               -        44,985            45           11,201
Mandatorily redeemable preferred stock dividends
      and accretion (unaudited)                                  -               -             -             -                -
Net loss (unaudited)                                             -               -             -             -                -
                                                       -----------         -------    ----------      --------     ------------
Balance at March 31, 2000 (unaudited)                            -         $     -        44,986      $     45     $ 78,288,891
                                                       ===========         =======    ==========      ========     ============

                                                                           Accumulated
                                                            Stock             Other                                Total
                                                        Subscription       Comprehensive     Accumulated       Stockholders'
                                                         Receivable        Income (Loss)       (Deficit)      Equity (Deficit)
Balance at January 1, 1995                             $          -         $       -       $            -      $           -
Issuance of stock in exchange for future
      cash contributions and contributions
      of property in-kind                               (14,400,000)                -                    -                  -
Contribution of net assets in merger                              -                 -                    -            551,908
Issuance of common stock for services
      and for stock options exercised                             -                 -                    -             63,600
Issuance of preferred stock                                       -                 -                    -         23,603,035
Property in-kind, conversion of debt, and
      cash contributions from stockholder                13,381,523                 -                    -         13,381,523
Net loss                                                          -                 -           (3,909,208)        (3,909,208)
                                                       ------------         ---------       --------------      -------------
Balance at December 31, 1995                             (1,018,477)                -           (3,909,208)        33,690,858
Restatement of capital stock and additional
      paid-in capital for reincorporation as
      of January 1, 1996                                          -                 -                    -                  -
Issuance of stock in exchange for property
      in-kind and other, net                                      -                 -                    -          2,289,096
Issuance of preferred stock                                       -                 -                    -         69,840,805
Property in-kind contributed by stockholder               1,018,477                 -                    -            992,533
Net loss                                                          -                 -          (23,706,344)       (23,706,344)
                                                       ------------         ---------       --------------      -------------
Balance at December 31, 1996                                      -                 -          (27,615,552)        83,106,948
Issuance of common stock                                          -                 -                    -          1,229,240
Issuance of common stock for services
      and for stock options exercised                             -                 -                    -             55,533
Issuance of preferred stock                                       -                 -                    -          6,000,000
Other                                                             -                 -                    -             (4,773)
Net gain (loss)                                                   -            80,400          (50,730,985)       (50,650,585)
                                                       ------------         ---------       --------------      -------------
Balance at December 31, 1997                                      -            80,400          (78,346,537)        39,736,363
Issuance of preferred and common stock for
      stock options exercised                                     -                 -                    -             50,872
Net loss                                                          -           (36,971)         (12,919,555)       (12,956,526)
                                                       ------------         ---------       --------------      -------------
Balance at December 31, 1998                                      -            43,429          (91,266,092)        26,830,709
Issuance of preferred and common stock for
      stock options exercised                                     -                 -                    -                800
Issuance of common stock for warrants
      exercised                                                   -                 -                    -             15,560
Surrender and cancellation of shares from Ball
      Technologies Holdings Corp.                                 -                 -                    -                  -
Reclassification of preferred and common
      stock into Series C 8.5% Cumulative
      Convertible Redeemable Preferred Stock
      Due 2009 in connection with the
      recapitalization                                            -                 -                    -        (39,792,042)
Issuance of preferred and common stock
      in connection with the recapitalization                     -                 -                    -                  -
Mandatorily redeemable preferred stock dividends
      and accretion                                               -                 -              (96,174)           (96,174)
Net loss                                                          -          (159,382)         (20,318,766)       (20,478,148)
                                                       ------------         ---------       --------------      -------------
Balance at December 31, 1999                                      -          (115,953)        (111,681,032)       (33,519,295)
Issuance of preferred and common stock for
      stock options exercised (unaudited)                         -                 -                    -             11,246
Mandatorily redeemable preferred stock dividends
      and accretion (unaudited)                                   -                 -              (47,938)           (47,938)
Net loss (unaudited)                                              -            54,580           (5,371,646)        (5,317,066)
                                                       ------------         ---------       --------------      -------------
Balance at March 31, 2000 (unaudited)                  $          -         $ (61,373)      $ (117,100,616)     $ (38,873,053)
                                                       ============         =========       ==============      =============

       The accompanying notes are an integral part of these consolidated financial statements.

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

1.   General Information

     EarthWatch Incorporated and its subsidiaries ("EarthWatch" or "the Company"), a development stage company, was incorporated on September 30, 1994 under the laws of the State of Colorado and, on August 21, 1995, was reincorporated in the State of Delaware. The Company commenced operations on March 31, 1995 with the contribution of the net assets of WorldView Imaging Corporation ("WorldView") and certain assets of Ball Corporation ("Ball") (the "Merger") (See "Note 3--Merger Agreement"). The Company is a supplier of digital geographic imagery and is building high-resolution commercial imaging satellites to generate high-quality, direct-to-desktop digital imagery of the earth's surface. The Company's current and anticipated customers include utility, real estate, engineering, transportation, agricultural, and media companies as well as federal, state and local governments.

     Since inception, the Company has incurred considerable losses and is expected to incur additional losses subsequent to March 31, 2000. The Company has not yet generated any significant revenues from its imaging business. Therefore, the Company is considered to be in the development stage.

2.   Summary of Significant Accounting Principles

     Principles of Consolidation
     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany investments, accounts, and transactions have been eliminated.

     Cash and Cash Equivalents
     The Company considers all highly liquid investments, excluding restricted investment securities, purchased with an original maturity of three months or less, to be cash equivalents. Cash equivalents are carried at amortized cost.

     Investment Securities
     The Company accounts for its investment securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that individual debt and equity securities be classified into one of three categories: trading, held to maturity, or available for sale. The Company determines the appropriate classification of investment securities at the time of purchase and reevaluates such designation at each balance sheet date.

     Property and Equipment
     Property and equipment are recorded at cost. Pursuant to SFAS No. 34, "Capitalization of Interest Cost", the cost of significant assets includes capitalized interest incurred during the construction and development period. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets (three to seven years). Leasehold improvements and assets acquired pursuant to capital-lease obligations are amortized on a straight-line basis over the shorter of their useful lives or lease terms; such amortization is included in depreciation expense. Repairs and maintenance are expensed as incurred.

     Long-Lived Assets
     The Company evaluates the recoverability of its long-lived assets based on fair values or undiscounted cash flows, in the event fair value is not readily determinable, whenever events or changes in circumstances occur which indicate the carrying amount of an asset may not be recoverable. Impairments are measured using discounted cash flows.

     Revenue Recognition
     Revenue is primarily derived from the sale of third-party imagery under contracts to customers. Revenue is also earned processing third-party data, such as aerial photography, into usable digital imagery. Revenue from these sales is recognized when the product has been delivered to the customer.

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Research and Development Costs
     The Company records as research and development expense all engineering costs associated with the design of its satellites where the Company maintains the risk associated with design failure. Once the satellite design is stable and not subject to significant modification, engineering costs are capitalized as investments in satellite equipment.

     Advertising Costs
     Advertising costs are expensed as incurred and historically have been immaterial.

     Stock-Based Compensation
     The Company uses the intrinsic value method of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees to account for all of its employee stock-based compensation plans. Stock-based compensation for nonemployees is computed using the fair value method under SFAS 123, Accounting for Stock-Based Compensation.

     Income Taxes
     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

     Fair Values of Financial Instruments
     The Company's financial instruments include cash and cash equivalents, investment securities, accounts receivable, accounts payable, accrued liabilities, and debt. The carrying amounts of financial instruments, other than investments and debt, approximate fair value due to their short-term maturities. The Company's investment securities were accounted for at fair value. The carrying amount of debt approximates its fair value based upon rates currently available for similar instruments.

     Concentration of Credit Risk
     The Company's cash and cash equivalents and investment securities are maintained in various financial institutions. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk in this area.

     Significant Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from these estimates, making it reasonably possible that a change in these estimates could occur in the near-term.

     New Accounting Pronouncements
     In June 1998, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires the recognition of all derivative instruments as either assets or liabilities in the statements of financial position and measurement of those derivative instruments at fair value. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Currently (and historically), the Company does not hold derivative instruments or engage in hedging activities. The adoption of this standard is not expected to have a material effect on the Company's financial statements.

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 provides specific guidance, among other things, as to the recognition of revenue related to up-front non-refundable fees and service charges received in connection with a contractual arrangement. We do not anticipate that the adoption of SAB 101 will have a material impact on our financial condition or results of operations.

     As of July 1, 2000, FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of Accounting Principles Board Opinion No. 25," which clarifies certain issues related to the accounting for stock-based compensation, becomes effective for the Company. The adoption of this standard is not expected to have a material effect on the Company's financial statements.

     Unaudited Interim Financial Statements
     The accompanying interim consolidated financial statements as of March 31, 2000, the consolidated statements of operations, of cash flows, and of stockholders' equity for the three-month periods ended March 31, 2000 and 1999, are unaudited. In the opinion of the Company, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results for the interim periods.

     Comprehensive Income
     Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income includes all changes in equity during a period from non-owner sources. Total comprehensive loss was $50,650,585, $12,876,126, and $20,434,719 for the years ended December 31, 1997, 1998, and 1999, respectively.

     Reclassification
     Certain items previously reported in specific financial statement captions have been reclassified to conform to the current presentation.


3.   Merger Agreement

     On March 31, 1995, Ball and WorldView consummated the Merger pursuant to an Agreement and Plan of Merger (the "Agreement") which was entered into on January 25, 1995. Pursuant to this Agreement, the stockholders of WorldView contributed assets and liabilities of WorldView with a net carrying value of $551,908 in exchange for 5,362,285 shares of the Company's Series A preferred stock ("Series A Preferred Stock"). Pursuant to this Agreement, Ball provided two gimbaled mirror systems in exchange for 875,000 shares of Series A Preferred Stock; Ball also provided $10,000,000 cash in exchange for 7,125,000 shares of Series A Preferred Stock. The contributed net assets were recorded by the Company at amounts equal to Ball's and WorldView's basis in such net assets.

4.   Investment Securities

     In connection with the issuance of the 12 1/2% senior notes (the "Senior Notes"), due March 1, 2001, the Company purchased U.S. Treasury notes to be held in escrow as security for the first six semi-annual interest payments on the Notes. During the third quarter of 1999, these securities were released from escrow in connection with the exchange for 12 1/2% notes due March 1, 2005. During the first quarter of 2000, they were sold and converted to cash.

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

                                                                                            Gross
                                                                                          Unrealized
                  Investment Securities                                      Cost       Gains (Losses)     Fair Value
                  ---------------------                                 --------------  --------------    ------------
        U.S. Government securities as of December 31, 1998:
           Maturing in one year or less..............................       (none)          (none)           (none)
                                                                        =============   =============     ===========

        U.S. Government securities as of December 31, 1999:
           Maturing in one year or less..............................      $3,078,360        ($51,880)     $3,026,480
                                                                        =============   =============     ===========

        U.S. Government securities as of March 31, 2000:
           Maturing in one year or less..............................      (none)          (none)           (none)
                                                                        =============   =============     ===========


     In connection with the issuance of the 13% senior discount notes (the "Senior Discount Notes"), the Company purchased U.S. Treasury notes to be held in escrow as security for the premiums on the launch insurance on the QuickBird 1 satellite.


                                                                                           Gross
                                                                                         Unrealized
                Investment Securities - Restricted                           Cost      Gains (Losses)     Fair Value
                ----------------------------------                        -----------  --------------    ------------
        U.S. Government securities as of December 31, 1998:
           Maturing in one year or less..............................     $ 6,642,610       $  21,737     $ 6,664,347
           Maturing in more than one year............................       3,041,587          21,692       3,063,279
                                                                          -----------       ---------     -----------
                                                                          $ 9,684,197       $  43,429     $ 9,727,626
                                                                          ===========       =========     ===========

        U.S. Government securities as of December 31, 1999:
           Maturing in one year or less..............................     $28,438,921        ($64,073)    $28,374,848
                                                                          ===========       =========     ===========

        U.S. Government securities as of March 31, 2000:
           Maturing in one year or less..............................     $28,702,415        ($61,373)    $28,641,042
                                                                          ===========       =========     ===========

5.   Construction In Progress and Loss from Impairment of Fixed Assets


     Construction in progress consists primarily of satellite construction and launch costs, ground station construction costs, and third-party developed software. Construction in progress consisted of the following:


                                                    December 31, 1998      December 31, 1999         March 31, 2000
                                                    -----------------      -----------------         --------------
  QuickBird satellites                                  $  58,063,457         $  125,414,700         $  139,798,406

  Digital Globe software                                      477,315             14,809,982             19,653,719

  Ground station equipment                                  1,155,365              3,492,280              3,768,178
                                                        -------------         --------------         --------------
                                                        $  59,696,137         $  143,716,962         $  163,220,303
                                                        =============         ==============         ==============


     During the year-ended December 31, 1998, the Company determined that certain software would not be used with the QuickBird satellite system. Accordingly, the total accumulated development costs of $599,000 are included in the Statement of Operations as a loss from impairment of fixed assets for the year ended December 31, 1998.

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     On December 24, 1997, the EarlyBird 1 satellite was successfully launched from the Svobodny Cosmodrome. Four days later, on December 28, 1997, the Company's mission operations center lost contact with the satellite. After several weeks of continued unsuccessful efforts to contact EarlyBird 1, management determined that the satellite was lost and filed a proof of loss claim with the Company's insurance carriers. Due to the uncertainty related to the performance of EarlyBird 2 and the costs necessary to complete and launch this second satellite, the Company determined that it would not plan a future launch of EarlyBird 2. Accordingly, as of December 31, 1997, the total accumulated construction costs for the EarlyBird satellite program, including EarlyBird 1, EarlyBird 2, and related ground equipment were included in the Statement of Operations as a $25.5 million loss from impairment of fixed assets, net of the expected insurance proceeds receivable of $29 million.

6.   Debt

     12 1/2% Senior Notes and Warrant Issuance
     On March 19, 1997, the Company issued $50,000,000 in Senior Notes representing 50,000 units. Each Unit included one warrant (the "Warrants") to purchase 31.12 shares of Common Stock at an exercise price of $0.01 per share, subject to adjustment. The Senior Notes rank pari passu in right of payment with all existing and future unsubordinated unsecured indebtedness of the Company.

     Recapitalization
     In April 1999, the Company amended and restated the Senior Notes Indenture, dated as of March 1997. Under the amended and restated Senior Notes Indenture, the new senior notes (the "New Senior Notes") replaced the Senior Notes, extending the maturity from March 1, 2001 to March 1, 2005, and the indenture trustee for the Senior Notes authorized the release of all collateral securing the Senior Notes upon the securing of the New Senior Notes with the proceeds of satellite insurance for QuickBird 1. The Company is to accrete the next six semi-annual interest payments, which will result in an increase of the principal of the securities to $72 million. The interest rate remains at 12 1/2%. The Company recorded an additional discount on the notes equal to the difference between the current principal balance and the principal balance at maturity.

     13% Senior Discount Notes and Series C 8 1/2% Convertible Redeemable Preferred Stock Issuance
     On July 12, 1999, the Company received $136,237,390 gross proceeds from a debt and equity offering. This offering represented 199,000 units, each of which consisted of one Senior Discount Note due July 15, 2007 and 49.095 shares of the Company's Series C 8 1/2% Cumulative Convertible Redeemable Preferred Stock ("Series C Convertible Preferred"). Each note had an initial accreted value of $684.61 and has a principal amount at maturity of $1,000.00. The Senior Discount Notes do not begin to accrue cash interest until July 15, 2002. Beginning on January 15, 2003, interest will be payable on January 15 and July 15 of each year. The Company may redeem any of the Senior Discount Notes beginning on July 15, 2004. Issuance costs of $6.0 million were incurred in connection with the issuance of the units. Of these costs, $4.5 million were allocated to the Senior Discount Notes and $1.5 million were allocated to the Series C Convertible Preferred. The Company allocated the gross proceeds between the debt and equity securities issued using their relative fair values. This allocation resulted in additional debt discount of $34,195,000.

     The Company is obligated to use its best efforts to consummate an exchange offer for the Senior Discount Notes by August 15, 2000 or to cause a registration statement with respect to the resales of the Senior Discount Notes to be declared effective as soon as practicable after that time. Prior to that time, the Senior Discount Notes are designated as eligible for trading in private offerings, resales, and trading through automated linkages, or the PORTAL market.

     The Senior Discount Notes rank equally with the other unsubordinated indebtedness of the Company. The Senior Discount Notes will be senior to any subordinated indebtedness of the Company. The notes will be secured by an interest in insurance proceeds that the Company receives in the event of a loss or substantial impairment of its planned QuickBird 1 satellite.

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     The Company's long-term debt and capital-lease obligations are comprised of the following:


                                                                              December 31,      December 31,       March 31,
                                                                            ---------------   ---------------   ---------------
                                                                                 1998              1999              2000
                                                                            ---------------   ---------------   ---------------
13% Senior Discount Notes, net of unamortized discount of  $0,
    $86,681,504, and $81,189,953, respectively, effective rate of 15.9%...  $            --     $112,318,496      $117,810,047
 12 1/2% Senior Notes, net of unamortized discount of $669,944,
   $17,321,394, and $15,714,423, respectively.............................       49,330,056       54,678,606        56,285,577
   Capital-lease obligations..............................................          473,953          151,031           120,868
                                                                             --------------     ------------    --------------
                                                                                 49,804,009      167,148,133       174,216,492

   Less: current portion..................................................         (242,189)         (92,743)          (77,011)
                                                                             --------------     ------------    --------------
                                                                             $   49,561,820     $167,055,390    $  174,139,481
                                                                             ==============     ============    ==============

     Future payments under debt and capital-lease obligations are summarized below:

                       2000                                                           $     103,120
                       2001                                                                  59,001
                       2002 - 2004                                                       74,240,000
                       Thereafter                                                       353,110,000
                                                                                      -------------
                    Total minimum debt and lease payments                               427,512,121
                    Less: amounts representing interest                                (156,361,090)
                                                                                      -------------
                    Present value of minimum debt and lease payments                    271,151,031
                    Less: current portion                                                   (92,743)
                                                                                      -------------
                       Long-term portion                                              $ 271,058,288
                                                                                      =============

7.   Stockholders' Equity


     In conjunction with the Company's reincorporation in Delaware on August 21, 1995, the Company changed the par value of its outstanding common stock ("Common Stock") and all convertible preferred stock from no par value to a par value of $0.001.

     Recapitalization
     A special meeting of the Company's stockholders was called in April 1999 to discuss a preferred stock financing and recapitalization of the Company. The stockholders approved and adopted an Amended and Restated Certificate of Incorporation and a Recapitalization Agreement, which resulted in three new series of EarthWatch Preferred Stock. At the closing, shares of the Company's new Series A 7% Cumulative Convertible Redeemable Preferred Stock ("Series A Convertible Preferred") and Series B 7% Cumulative Convertible Redeemable Preferred Stock ("Series B Convertible Preferred") and new Common Stock were sold and issued for an aggregate cash payment of $50,000,000. In accordance with the Recapitalization Agreement, all outstanding shares of Common Stock and former Series A, B, C, and D preferred stock were exchanged (at a 1 to .44116 ratio for all outstanding Preferred Stock and at a 1 to .210202 ratio for all outstanding Common Stock) for an aggregate of 11,042,075 shares of new Series C Convertible Redeemable Preferred Stock ("Series C Convertible Preferred").

     Additional Funding
     As discussed in Note 6--Debt, 199,000 units of Series C Preferred Stock were issued in July 1999.

     Description of EarthWatch Stock
     The following description summarizes certain terms of the Company's capital stock and certain provisions of the Company's amended and restated certificate of incorporation and bylaws.

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Old Series A and B Convertible Preferred Stock
     Each share of Series A Convertible Preferred Stock (the "Old Series A Preferred Stock") and Series B Convertible Preferred Stock (the "Old Series B Preferred Stock") was, as of December 31, 1998, convertible into one share of Common Stock, subject to future adjustment in the event of recapitalizations or dividends of Common Stock. The holders of Old Series A Preferred Stock had the contractual right to receive additional shares upon certain issuances of stock for a price less than $4.00 per share. The conversion ratio of Old Series B Preferred Stock was subject to adjustment upon certain issuances of stock for a price less than $10.00 per share.

     All Old Series A and B Preferred Stock, by their terms, were convertible at the option of the holder at any time and converted into Common Stock simultaneously upon an initial public offering with gross proceeds of at least $5,000,000 or with the written notice to the Company from holders of a majority of the outstanding shares of either of the two series of participating preferred stock consenting thereto. Upon conversion, all accrued and unpaid dividends, whether or not declared, were canceled.

     All Old Series A and B Preferred Stock were voting and had liquidation preferences (Old Series A Stock and Series B Stock at $4.00 and $10.00 per share, respectively, plus an amount equal to all declared but unpaid dividends on each share).

     When, and only if, dividends were declared by the Company's Board of Directors, the Series A Stock and Series B Stock participated pari passu and had a right to receive dividends of $0.32 per share per annum prior to any dividends paid to holders of Common Stock. Upon the distribution to each common stockholder of an amount per share equal to $4.00 divided by the Old Series A Stock conversion ratio, the Old Series A Stock, Old Series B Stock, and Common Stock shared in any remaining liquidation distributions on a pro rata as-converted basis.

     Old Series C Senior Convertible Preferred Stock Issuance
     On April 30, 1996, the Company issued 7,000,000 shares of 12% Series C Convertible Senior Preferred Stock (the "Old Series C Preferred Stock") at a price of $10.00 per share. Holders of the Old Series C Preferred Stock were entitled to dividends at an annual rate of 12% of the accreted liquidation preference on a quarterly basis commencing June 30, 1996. All unpaid dividends compounded quarterly at the annual dividend rate. The Company did not declare or pay in cash the dividends accrued as of December 31, 1998. Accordingly, the liquidation preference increased from $10.00 to $13.72 per share as of December 31, 1998.

     Each share of Old Series C Preferred Stock was convertible, at the option of the holder, at any time into one share of Common Stock of the Company, subject to adjustment in certain events. Accrued and unpaid dividends may be converted concurrently with the conversion of the Old Series C Preferred Stock, at the option of the holder only upon certain events, at a conversion price equal to 85% of the market price of the Company's Common Stock.

     Old Series D Convertible Preferred Stock
     The Old Series D Convertible Preferred Stock (the "Old Series D Preferred Stock") currently had the same terms as the Old Series B Stock but excluded anti-dilution protection.

     Series A and Series B Convertible Redeemable Preferred Stock
     As of March 31, 2000, there were 7,642,955 shares of Series A Convertible Preferred Stock outstanding held of record by one stockholder and 7,642,955 shares of Series B Convertible Preferred Stock outstanding held of record by six stockholders.

     Except with respect to the voting rights and representation on the board of directors, the Company's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are identical in all respects.

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Rank. Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are pari passu and rank senior to Series C Convertible Preferred Stock and Common Stock with respect to dividends, liquidation preference, and redemption.

     Dividends. The holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are entitled to receive cumulative dividends, whether or not declared by the Company's board of directors, at an annual rate of 7% until no later than June 15, 2002. Such dividends are payable quarterly commencing on June 30, 1999. Such dividends may be paid, subject to certain limitations, at the Company's option, either in cash or in additional shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as applicable. After June 15, 2002, dividends will accrue at an annual rate of 7% of the liquidation preference and will be payable, when, as, and if declared by the board of directors, in cash only. If any dividend is not paid in full in cash on a quarterly payment date after June 15, 2002, the liquidation preference of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will be increased by an amount equal to the product of (a) the amount per share not paid divided by the total amount payable per share and (b) one quarter of the dividend rate multiplied by the effective liquidation preference. The Company is prohibited from paying dividends on any shares of stock having rights junior to the Series A and Series B Convertible Preferred Stock until all accumulated dividends have been paid on the Series A and Series B Convertible Preferred Stock.

     Liquidation Preference. Upon liquidation, dissolution, or winding up, the holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will be entitled to receive, out of the assets available for distribution prior to and in preference of the Series C Convertible Preferred Stock, an amount equal to $3.50 per share, plus all accrued and unpaid dividends.

     Conversion. The Series A Convertible Preferred Stock and Series B Convertible Preferred Stock were not convertible into Common Stock prior to June 15, 1999. From June 15, 1999 and until June 15, 2002, each share of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock is convertible at the option of the holder into that number of shares of Common Stock obtained by dividing the applicable liquidation preference, plus any accumulated but unpaid dividends by $3.50, subject to anti-dilution adjustments. Prior to June 15, 2002, each share of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will automatically convert into Common Stock at the applicable conversion ratio upon the earlier of (a) an initial public offering of shares of Common Stock with an aggregate public offering price of at least $35,000,000 and
     (b) the listing of shares of the Company's Common Stock under certain circumstances. After June 15, 2002, each share of Series A preferred stock and Series B preferred stock shall not be convertible into common stock.

     Anti-dilution. The conversion price of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock is subject to adjustment under certain circumstances. The issuance of the Series C Convertible Preferred Stock resulted in an adjustment in the conversion prices of the Series A and Series B Convertible Preferred Stock.

     Redemption. The Company is required to redeem all of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock outstanding on March 31, 2009, at a redemption price equal to 100% of the then existing applicable liquidation preference, plus accrued and unpaid dividends to the date of redemption, subject to the legal availability of funds therefor.

     Voting Rights. Each holder of Series A Convertible Preferred Stock is entitled to .65 (subject to adjustment) votes per share held (on an as-converted basis) and each holder of Series B Convertible Preferred Stock is entitled to 1.35 (subject to adjustment) votes per share held (on an as-converted basis).

     Board Representation. The holders of Series A Convertible Preferred Stock have the right to elect two persons to the board of directors and the holders of the Series B Convertible Preferred Stock have the right to elect four persons to the board of directors.

     Series C Convertible Redeemable Preferred Stock

     Rank. The Series C Convertible Preferred Stock is junior to the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, but senior to the Common Stock, with respect to dividends, liquidation preference, and redemption.

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Dividends. The holders of Series C Convertible Preferred Stock are entitled to cumulative dividends, whether or not declared by the board of directors, at an annual rate of 8.5% until no later than June 15, 2002. Such dividends are payable quarterly and commenced on June 30, 1999. Until June 15, 2002, such dividends may be paid, subject to certain limitations, at our option, either in cash or in additional shares of Series C Convertible Preferred Stock. After June 15, 2002, dividends will accrue at an annual rate of 8.5% of the liquidation preference and will be payable, when, as, and if declared by the board of directors, in cash only. If any dividend is not paid in full in cash on a quarterly payment date after June 15, 2002, the liquidation preference of the Series C Convertible Preferred Stock will be increased by an amount equal to the product of (a) the amount per share not paid divided by the total amount payable per share and (b) one quarter of the dividend rate multiplied by the effective liquidation preference. The Company is prohibited from paying dividends on any shares of stock having rights junior to the Series C Convertible Preferred Stock until all accumulated dividends have been paid on the Series C Convertible Preferred Stock.

     Liquidation Preference. Upon liquidation, dissolution, or winding up, the holders of the Series C Convertible Preferred Stock will be entitled to receive out of the assets available for distribution, following payment of the Series A and Series B liquidation preference, an amount equal to $3.50 per share, plus all accrued and unpaid dividends, subject to adjustment.

     Conversion. Until June 15, 2002, each share of Series C Convertible Preferred Stock will be convertible at the option of the holder into that number of shares of Common Stock obtained by dividing the Series C liquidation preference, plus any accumulated but unpaid dividends by $3.50, subject to anti-dilution adjustments. Prior to June 15, 2002, each share of Series C Convertible Preferred Stock will automatically convert into Common Stock at the applicable conversion ratio upon the earlier of (a) an initial public offering of shares of Common Stock with an aggregate public offering price of at least $35,000,000 and (b) the listing of shares of the Company's Common Stock under certain circumstances. After June 15, 2002, each share of Series C preferred stock shall not be convertible into common stock.

     Antidilution. The conversion price of the Series C Convertible Preferred Stock is subject to adjustment under certain circumstances.

     Redemption. The Company is required to redeem all of the Series C Convertible Preferred Stock outstanding on March 31, 2009, at a redemption price equal to 100% of the effective liquidation preference, plus accrued and unpaid dividends to the date of redemption, subject to the legal availability of funds therefor.

     Voting Rights. Each holder of EarthWatch Series C Convertible Preferred Stock is entitled to one (subject to adjustment) vote per share on an "as-converted" basis.

     Board Representation. The holders of the Series C Convertible Preferred Stock are entitled to elect three members of the board of directors.

     Tag-along Rights. If one stockholder or a group of stockholders proposes to sell any shares of capital stock in one transaction such that, following such sale, shares of capital stock representing more than 35% of the then outstanding shares (on a fully-diluted basis) will have been sold to one holder or a group of related holders, then each holder of Series C Convertible Preferred Stock shall have the right to receive notice of such a transaction and shall also have the right to participate in the transaction and sell a proportionate number of such holders' Series C Convertible Preferred Stock in such transaction.

     Common Stock
     Dividends payable to common stockholders are subordinated to the preferred stockholders.

     Holders of Common Stock are entitled to one vote for each share held of record at all meetings of the stockholders. Holders of Common Stock are not entitled to cumulative voting rights with respect to the election of directors. Subject to preferences that are applicable to outstanding shares of preferred stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available to be paid.

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     In the event of a liquidation, dissolution, or winding up, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of the outstanding preferred stock. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption provisions applicable to the Common Stock. The outstanding shares of Common Stock are fully paid and nonassessable.

8.   Stock Options

     The Company maintains a 1995 Stock Option/Stock Issuance Plan (the "95 Plan") pursuant to which incentive and nonqualified stock options to purchase shares of the Company's stock or the stock itself may be issued to employees, officers, directors, and consultants. Under the 95 Plan, incentive stock options are granted at an exercise price not less than the fair value of the stock on the date of grant, as determined by the Company's Board of Directors. Options granted pursuant to the 95 Plan are subject to certain terms and conditions as contained in the 95 Plan itself, generally vest over a four-year period, and are immediately exercisable. Upon termination of services to the Company by the optionee, any exercised but unvested shares are subject to repurchase by the Company at the original exercise price. During 1999, the Board of Directors amended the 95 Plan eliminating future grants.

     In conjunction with the Recapitalization Agreement in 1999, all outstanding options were exchanged for new replacement options for the purchase of Series C Convertible Preferred Stock. The replacement options were granted with terms substantially equivalent to the options they were replacing, except that the exercise prices and number of shares were converted using the same exchange ratios used in the Recapitalization Agreement for outstanding shares.

     Had compensation expense for the Company's stock options been determined based on the fair values at the grant dates for awards under the plan consistent with the method of accounting prescribed by SFAS No. 123, Accounting for Stock-based Compensation, the Company's net loss for the current period would have been as follows:


                                                        1997                1998                1999
                                                        ----                ----                ----
          Net loss - as reported                   $(50,730,985)       $(12,919,555)       $(20,318,766)
          Net loss - pro forma                      (50,813,468)        (13,029,611)        (20,396,318)


     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                                          1997                1998                1999
                                                          ----                ----                ----
     Expected dividend yield                                 0.00%               0.00%               0.00%

     Expected stock price volatility                         0.00%               0.00%               0.00%

     Risk free interest rate                         5.80% - 6.76%       5.27% - 5.63%       4.60% - 5.14%

     Expected life of options (years)                        5.00                4.42                5.00

     The weighted-average fair values of options granted during 1997, 1998, and 1999 were $0.21, $0.17, and $0.94 per share, respectively. The weighted-average remaining contractual life of outstanding options is approximately seven years.

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Changes during 1997, 1998, and 1999 in options outstanding were as follows:



                                                       Number      Weighted-   Number         Weighted-       Number      Weighted-
                                                    of Series A     Average    of Common       Average     of Series C     Average
                                                     Preferred     Exercise      Stock        Exercise      Preferred     Exercise
                                                     Shares /(1)/    Price      Shares /(1)/   Price        Shares /(1)/    Price
                                                     ------          -----      ------         -----        ------          -----
     Outstanding at January 1, 1997                   37,800        $0.05      1,158,300        $0.80
        Options granted                                    -                     620,295         0.80
        Exercised                                          -                     (10,282)        0.80
        Expire                                             -                    (117,571)        0.80
                                                                              ----------        -----
     Outstanding at December 31, 1997                 37,800         0.05      1,650,742         0.80
        Options granted                                    -                     798,655         0.80
        Exercised                                    (17,916)        0.05        (54,631)        0.80
        Expired or terminated                         (2,084)        0.05     (1,019,595)        0.80
                                                     -------        -----     ----------        -----
     Outstanding at December 31, 1998                 17,800         0.05      1,375,171         0.80                -
        As converted                                 (17,800)        0.05     (1,375,171)        0.80          296,916     $3.71
        Adjustment for conversion rounding                                                                          (5)     3.71
        Options granted                                                                                         12,297      3.71
        Exercised                                                                                               (5,025)     3.71
        Expired or terminated                                                                                  (10,859)     3.71
                                                                                                               -------     -----
     Outstanding at December 31, 1999                                                                          293,324      3.71
                                                                                                               =======      ====

     Outstanding options vested                                                                                192,716

     Available for grant at December 31, 1999                                                                        0

      /(1)/ As converted to Series C Convertible Preferred in April 1999.


     On February 15, 2000, the Board of Directors approved the written 1999 Equity Incentive Plan. Options for 2,352,388 shares of Common Stock were issued to EarthWatch employees shortly thereafter with an exercise price of $0.25 per share.

     Stock Warrants
     As of December 31, 1999, the Company had outstanding warrants exercisable for the purchase of 12,462.8 shares of new Series C Convertible Preferred Stock, as converted from 28,250 shares of Series A Stock. The warrants are exercisable at $1.00 per share through May 27, 2001. In addition, warrants were issued in connection with the 12 1/2% Senior Notes and were exercised for the purchase of 1,556,000 shares of Common Stock in connection with the recapitalization and restructuring of the debt (See "Note 6 -- Debt").

9.   Income Taxes

     At December 31, 1999, the Company has net operating loss carryforwards for federal income tax purposes of approximately $89,027,000. If unused, the carryforwards will expire beginning in 2010. The Internal Revenue code places certain limitations on the annual amount of net operating loss carryforwards which can be utilized if certain changes in the Company's ownership occurs. Changes in the Company's ownership may limit the use of such carryforward benefits.

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     The Company's deferred tax assets are comprised of the following as of December 31:


                                                              1998                  1999
                                                              ----                  ----
     Deferred tax assets
         Net operating loss carryforwards                   $ 31,039,655         $ 33,762,887
         Satellite asset write-off                             4,827,914            4,827,914
         Research credit carryforward                            988,788              988,788
         Accrued vacation benefits                               108,142              207,098
         Accelerated depreciation                                112,876               42,858
         Other                                                   255,883              445,109
                                                            ------------         ------------
             Gross deferred tax assets                        37,333,258           40,284,654
     Valuation allowance                                     (37,333,258)         (40,284,654)
                                                            ------------         ------------
             Net deferred tax assets                        $        -0-         $        -0-
                                                            ============         ============

     Net deferred tax assets have been reduced to zero by a valuation allowance based on current evidence which indicates that it is considered more likely than not that these benefits will not be realized.

     The following is a reconciliation of the statutory U.S. Federal income tax rate to the Company's effective income tax rate of continuing operations:

                                                                            Year ended December 31,
                                                                        1997         1998          1999
                                                                      --------     --------       ------
     Federal income tax rate                                            34.0%         34.0%         34.0%
     State income tax rate, net of federal benefit                       5.0           5.0           5.0
     Meals and entertainment                                            (0.2)         (0.5)         (0.2)
     Disqualified interest                                             (17.1)            -             -
     Effect of change in valuation allowance and other items           (21.7)        (38.5)        (38.8)
                                                                      ------         -----         -----
     Effective income tax rate                                             - %           - %           - %
                                                                      ======         =====         =====

     Additions to valuation allowance                                 $(20.6)        $(5.2)        $(3.0)
                                                                      ------         -----         -----


10.  Benefit Plan

     In October 1995, the Company adopted a 401k Savings and Retirement Plan (the "401k Plan"), a tax-qualified plan covering all of its employees. Employees may elect to contribute, subject to certain limitations, up to 15% of their annual compensation to the 401k Plan. The 401k Plan provides that the Company may contribute matching or additional contributions to the 401k Plan at the discretion of the Board of Directors. The Company did not make any contributions to the 401k Plan in 1997, 1998, or 1999, or during the first quarter of 2000.

11.  Commitments

     Operating Leases
     The Company leases its facilities under various operating lease arrangements. Future minimum lease payments under noncancelable leases as of December 31, 1999 are summarized below:

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

          2000                                          $  617,897
          2001                                             146,220
          2002                                             133,278
          2003                                             120,336
          2004 and thereafter                              120,792
                                                        ----------
       Total minimum lease payments                     $1,138,523
                                                        ==========

     Rent expense relating to the operating leases approximated $1,230,000, $988,422, and $888,305 for the years ended December 31, 1997, 1998, and 1999, respectively.

     Major Contracts

     Ball Aerospace & Technologies Corp. Contract
     In March 1996, the Company entered into a labor hour contract with Ball Aerospace & Technologies Corp. ("Ball Aerospace"), for the provision of engineering services in support of the various tasks associated with the spacecraft as identified and authorized by the Company. This contract is currently in full force and effect. During the year ended December 31, 1997, the Company made payments to Ball Aerospace totaling $22,287,707 under this contract.

     Effective October 14, 1997 in conjunction with the settlement of a letter contract for the design and manufacture of QuickBird 1 & 2, the Company entered into an agreement with Ball Aerospace granting the Company an option to purchase either one or two 1-meter QuickBird spacecraft at varying contract amounts, depending on the timing of the Company's exercise of that option. Under the agreement, Ball Aerospace is permitted to sell spacecraft based on the QuickBird design to third parties under certain circumstances. Ball Aerospace did not perform any work under the agreement from October 1997 through May 1998, and the Company did not make any payments to Ball Aerospace during that time. Pursuant to the terms of the agreement, the Company issued to Ball Aerospace a promissory note in the principal amount of approximately $1.6 million; the Company repaid all obligations outstanding under the note in full on May 15, 1998.

     Effective June 9, 1998, upon the expiration of the Ball Aerospace agreement, the Company entered into a new agreement with Ball Aerospace, which was amended on February 16, 1999. This agreement restarted work on the QuickBird 1, with a total fixed cost of $33.8 million and allowed the Company to exercise an option until March 15, 1999 to purchase a second QuickBird satellite at a cost of $31.1 million. During the years ended December 31, 1998 and 1999, the Company made payments to Ball Aerospace totaling $9,976,000 and $33,455,000 under this contract.

     Eastman Kodak Company Agreement
     During October 1996, the Company and Eastman Kodak Company ("Kodak") entered into an agreement for the QuickBird Sensor Subsystem. Under this agreement, Kodak will provide the necessary resources for the definition, design, production, integration, test, and verification of one Sensor Subsystem and critical parts required for a second Sensor Subsystem. The contract also includes an option for completion of the second Sensor Subsystem. In return, the Company will pay Kodak amounts totaling approximately $18,215,950 based upon the accomplishment of specific program milestones.

     In April 1997, the Company exercised an option with Kodak to begin work on the second Sensor Subsystem, increasing the total contractual value to $24,840,950. During the third quarter of 1997, this agreement was amended to significantly reduce the scheduled level of effort for the period from August 1997 to February 1998.

     In March 1998, the Company and Kodak agreed to a restart of the first Sensor Subsystem with a total value of $21,700,000 and an option for the second. In December 1998, the Company exercised the option for the second subsystem.

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     This increased the total contract value to $26,900,000, of which $5,456,580, $4,325,000, and $5,994,891 have been paid during the years ending December 31, 1997, 1998, and 1999, respectively.

     The first sensor subsystem was delivered on July 1999. The second sensor subsystem is scheduled for delivery in Spring 2000.

     Fokker Contract
     In September 1997, the Company signed an agreement with Fokker Space B.V. ("Fokker") for two solar array assemblies in connection with the QuickBird satellite program. The fixed price for this contract is $7,651,000 plus financing charges. During 1998, the Company sold the first assembly to Ball Aerospace at a price equal to the Company's cost in the assembly. The Company has included $712,700 in accounts payable as of December 31, 1999 relating to the services performed by Fokker.

     In February 1999, the Company and Fokker signed a contract for the fabrication of a third solar array, which will be used for QuickBird 2. The contract price is $3,300,000. The array is scheduled for delivery in July 2000. Amounts totaling $500,000, $3,746,578, and $4,415,459 have been paid during the years ending December 31, 1997, 1998, and 1999, respectively.

     ITT Industries, Inc. Transactions
     In December 1998, the Company entered into various contracts with the ITT Systems division of ITT Industries, Inc. for system engineering and other efforts associated with the scheduling and tasking module of the QuickBird satellite and the development of a satellite simulator. The current value of these contracts is $4,099,867 and $441,471.

     In June 1999, EarthWatch entered into a contract relating to a study of a sensor to determine, among other things, the current state of the art of sensor technology, the advantages and disadvantages possessed by the various technologies, and the feasibility of the various sensor technologies. The value of this effort is $204,911.

     Kearfott Guidance & Navigation Corporation
     In March 2000, the Company entered into an incentive agreement with the Kearfott Guidance & Navigation Corporation relating to the purchase order 00RDK00188 with Ball Aerospace and Technologies Corporation to deliver three Two Axis Rate Assemblies ("TARAs") on or before July 31, 2000.
     The Company committed to pay Kearfott up to a maximum of one million dollars for the early delivery of the TARAs.

     MDA Contract
     During June 1996, the Company and MacDonald Dettwiler and Associates ("MDA") entered into an agreement whereby the Company agreed to purchase a total of $6,800,000 in goods and services from MDA. As of December 31, 1999, the Company has included $307,016 in accounts payable for goods and services from MDA. Amounts totaling $997,225, $322,102, and $3,091,653 have been paid during the years ending December 31, 1997, 1998, and 1999, respectively.

     NASA - Earth Science Enterprise Contract
     In September 1998, the Company entered into a contract with National Aeronautics and Space Administration ("NASA") for the supply of data sets through delivery orders. Contract maximum value is $9,900,000. A formal Delivery Order was received from NASA with a value of $6,202,900. The Company recognized $557,700 and $5,120,286 in revenue under this contract during the years ended December 31, 1998 and 1999, respectively.

     NIMA - Commercial Imagery Infrastructure/Data Buy
     The Company entered into a contract with National Imagery Mapping Agency ("NIMA") for the development and/or enhancement of the Company's infrastructure to facilitate delivery of metadata, imagery products, and wideband imagery data to NIMA, and to provide, upon receipt of a delivery order, metadata, imagery, and wideband

EarthWatch Incorporated
(A Development Stage Company)

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     imagery products. The current minimum value of the contract is $2,353,500 with a maximum not to exceed value of $100,000,000. The Company recognized $546,675 in revenue under this contract for the year ended December 31, 1999.

     STC Contract
     In July 1997, the Company and Scientific and Technological Center ("STC Complex") entered into a contract whereby STC will provide launch and associated services for the dormant EarlyBird 2 satellite. The Company can terminate this contract without any additional liability at any time.

     United Start Contract
     The Company has an agreement with United Start Corporation ("United Start"), whereby United Start would provide launch and associated services for the QuickBird 1 satellite launch before November 30, 2001. The Company is to provide a combination of archival data and cash totaling $14,000,000 over the term of the contract. The Company has included $1,850,000 in accounts payable as of December 31, 1999. The Company has paid $153,559 and $3,335,334 during the years ending December 31, 1998 and 1999, respectively.

12.  Summary of Activity by Geographical Area

     ($ in Millions)
     Net Sales                                 U.S.          Other        Consolidated
     ---------                                 ----          -----        ------------
Cumulative since inception                  $ 15,070.6    $      -         $ 15,070.6
1997                                             436.9           -              436.9
1998                                           1,808.6           -            1,808.6
1999                                           5,913.3           -            5,913.3

     Long-Lived Assets                         U.S.          Other        Consolidated
     -----------------                         ----          -----        ------------
1998                                        $ 74,625.3    $1,678.3         $ 76,303.6
1999                                         161,093.6     1,678.3          162,771.9

                            [Alternate cover page]

                  SUBJECT TO COMPLETION, DATED JUNE 13, 2000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy securities, in any state where the offer or sale is not permitted.

                            EarthWatch Incorporated
                      13% SENIOR DISCOUNT NOTES DUE 2007
                            ______________________


     We currently have outstanding 13% Senior Discount Notes due 2007 which have a principal amount at maturity of $199,000,000. The 13% Senior Discount Notes due 2007 (the "new notes") were issued on ___________, 2000, and were registered under the Securities Act. The new notes were issued in exchange for our 13% Senior Discount Notes due 2007 (the "old notes") which had substantially similar terms to the new notes but had not been registered.

     The new notes rank equally in right of payment with all existing and future unsubordinated and unsecured indebtedness.

                             _____________________

     Investing in the new notes involves risks. See "Risk factors" beginning on page 9.

                             _____________________

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             _____________________

     Morgan Stanley & Co. Incorporated and Dean Witter Reynolds Inc. (collectively, "Morgan Stanley Dean Witter") will use this prospectus in connection with offers and sales of the new notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Morgan Stanley Dean Witter may act as principal or agent in the transactions. EarthWatch will receive no portion of the proceeds of the sales of the new notes and will bear the expenses incident to the registration of the new notes. If Morgan Stanley Dean Witter conducts any market-making activities, it may be required to deliver a "market-making prospectus" when effecting offers and sales of the new notes because of the equity ownership of EarthWatch by affiliates of Morgan Stanley Dean Witter. For so long as a market-making prospectus is required to be delivered, the ability of Morgan Stanley Dean Witter to make a market in the new notes may be dependent, in part, on the ability of EarthWatch to maintain a current market-making prospectus.



   _______________, 2000

               TABLE OF CONTENTS   [Alternate table of contents]

                                                                            Page
                                                                            ----
Summary...................................................................    1
Selected historical financial data........................................    8
Risk factors..............................................................    9
Special note regarding forward looking statements.........................   20
Use of proceeds...........................................................   21
Dividend policy...........................................................   21
Capitalization............................................................   23
Selected historical financial data........................................   24
Management's discussion and analysis of financial condition and results
 of operations............................................................   25
Business..................................................................   32
Management................................................................   43
Material relationships and related party transactions.....................   52
Principal stockholders....................................................   54
Recapitalization..........................................................   55
Description of material indebtedness......................................   57
The exchange offer........................................................   58
Description of the new notes..............................................   66
Form of new notes.........................................................   66
Description of the old notes..............................................   67
Description of capital stock..............................................   97
United States federal income tax consequences.............................  102
Plan of distribution......................................................  106
Legal matters.............................................................  106
Experts...................................................................  106
Where you can find more information.......................................  106
Index to financial statements.............................................  F-1

                           _________________________

     You should rely only on the information provided in this prospectus. We have authorized no one to provide you with different information. Neither we nor Morgan Stanley Dean Witter are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                               [Alternate Page]

                              The exchange offer

     We issued the old notes on July 12, 1999. In connection with the issuance of the old notes, we entered into an indenture and a registration rights agreement. These agreements required us to offer to holders of the old notes the opportunity to exchange their old notes for a like principal amount of new notes and to file a registration statement under the Securities Act for registration of the new notes in connection therewith. The exchange offer was commenced on ______________, 2000.

     The form and terms of the new notes are substantially identical to the form and terms of the old notes, except that the new notes:

          .    are registered under the Securities Act;

          .    do not provide for registration rights;

          . do not provide for payment of additional interest upon failure to register or exchange the old notes, which terminates upon completion of the exchange offer; and

          .    do not bear legends containing transfer restrictions.

 See "Description of the new notes."

                               [Alternate Page]

                     Summary of the terms of the new notes


The new notes......................     13% Senior Discount Notes due 2007 which
                                        have a principal amount at maturity of
                                        $199 million.

Maturity  .........................     July 15, 2007.

Interest payment dates.............     The new notes will not begin to accrue
                                        cash interest until July 15, 2002.

                                        Beginning on January 15, 2003, interest
                                        on the new notes will be payable
                                        semiannually in cash on January 15 and
                                        July 15 of each year.

Optional redemption................     We may, at our option, redeem the new
                                        notes beginning on July 15, 2004. The
                                        initial redemption price is 106.5% of
                                        the principal amount at maturity, plus
                                        accrued interest. The redemption price
                                        of the new notes will then decline each
                                        year until maturity.

                                        See "Description of the old notes-
                                        Optional redemption."

Change of control..................     Upon a change of control of EarthWatch,
                                        we will be required to make an offer to
                                        purchase the new notes at a purchase
                                        price equal to 101% of their accreted
                                        value on the date of repurchase, plus
                                        any accrued and unpaid interest. We
                                        cannot assure you that we will have
                                        sufficient funds available at the time
                                        of any change of control to make any
                                        required debt repayment, including
                                        repurchases of the new notes.

Collateral.........................     We currently have in effect a $230
                                        million insurance policy for QuickBird 1 and plan to obtain an additional policy of up to $35 million to cover risks associated with a total loss of QuickBird 1 on launch or during operation. The new notes will be secured equally with the old notes and our 12 1/2% Senior Notes due 2005 by any proceeds of insurance policies covering certain aspects of our QuickBird 1 satellite.

                               [Alternate Page]

                                        If the trustees for the new notes, the
                                        old notes and our 12 1/2% Notes receive
                                        proceeds from the insurance policies
                                        covering risks related to QuickBird 1,
                                        EarthWatch will make an offer to
                                        purchase the new notes, the old notes
                                        and our 12 1/2% Notes at a purchase
                                        price equal to their accreted value,
                                        plus any accrued and unpaid interest to
                                        the date of purchase. To the extent that the aggregate accreted value and accrued interest of the new notes, the old notes and our 12 1/2% Notes tendered in response to such offer to purchase exceeds the amount of insurance proceeds available for such offer, holders of the new notes, the old notes and our 12 1/2% Notes that subscribe to the offer to purchase will receive a ratable portion of the insurance proceeds. To the extent the accreted value and interest on the new notes, the old notes and the 12 1/2% Notes tendered are less than the available proceeds, the excess will be returned to EarthWatch.

Ranking............................     The new notes rank equally in right of
                                        payment with all of our unsubordinated
                                        and unsecured indebtedness, including
                                        our 12 1/2% Notes.

                                        At May 31, 2000, we had approximately
                                        $178 million of indebtedness
                                        outstanding, all of which ranked equally in right of payment with the new notes.


Restrictive covenants..............     The indenture under which the new notes
                                        have been issued contains covenants
                                        that, among other things, restrict our
                                        ability and the ability of our
                                        subsidiaries to:

                                             .    incur additional debt;

                                             .    create liens;

                                             .    engage in sale-leaseback
                                                  transactions;

                                             .    pay dividends or make other
                                                  distributions in respect of
                                                  their capital stock;

                                             .    redeem capital stock; or

                                             .    make investments or restricted
                                                  payments.

                                        However, these limitations are subject
                                        to a number of important qualifications
                                        and exceptions. We are, among other
                                        things, permitted to incur additional
                                        indebtedness, including secured debt,
                                        under specified circumstances.

Form of new notes..................     The new notes have been issued in fully
                                        registered form, without coupons. The
                                        new notes have been deposited

                               [Alternate Page]

                                        with The Bank of New York, as custodian
                                        for The Depository Trust Company, and
                                        registered in the name of Cede & Co. in
                                        the form of one or more global notes.
                                        Holders of the new notes will own book-
                                        entry interests in the global note, and
                                        evidence of these interests will be kept in the records maintained by The Depository Trust Company. See "Form of new notes."

Use of proceeds....................     We will not receive any proceeds from
                                        this offering.

                               [Alternate Page]

     Our limited ability to protect our intellectual property and proprietary information may adversely affect our competitive position.

     Trade secrets, copyright laws, nondisclosure agreements, and other proprietary rights are important to our success and competitive position. Our efforts to protect our proprietary rights may be inadequate and may not prevent others from using our proprietary rights. Existing trade secret and copyright laws offer only limited protection. Further, effective trade secret and copyright protection may not be available in every country in which our services or products are made available, and policing unauthorized use of our proprietary information is difficult.

     The unauthorized misappropriation of our proprietary rights could have a material adverse effect on our business, operating results, and financial condition. Our expected use of the Internet as a means of distribution for our images may exacerbate the risks, as it places our imagery data in the hands of our customers in a form readily duplicated and transferred to other persons without our consent. If we resort to legal proceedings to enforce our proprietary rights, the proceedings could be burdensome and expensive, and the outcome could be uncertain.

     Claims of intellectual property infringement expose us to costs and potential losses.

     Because we have contracted for a significant portion of our infrastructure, suppliers often grant us licenses to use their intellectual property embodied in the hardware and software supplied and indemnification for any infringement of intellectual property rights in connection with such use. Despite this indemnification, we may be subject to claims alleging infringement by us of third party proprietary rights. If any of our products or services infringes third party rights, we may not be able to obtain permission to use such intellectual property on commercially reasonable terms. This could require us to expend significant resources to make our products and services noninfringing or to discontinue the use of such products and services. Any claim of infringement also could cause us to incur substantial costs defending against the claim, even if the claim is without merit. Finally, a party making such a claim could secure a judgment that requires us to pay substantial damages or that prevents us from using or selling our products and services. Any of these events could have a material effect on our business, operating results, financial condition, and our ability to pay principal and interest on the new notes.

     Claims of invasion of privacy or misappropriation of trade secrets could be expensive and cause substantial losses.

     Because our satellites are capable of obtaining imagery in finer detail than has been possible to date by other commercial systems, we may be subject to claims of invasion of privacy, misappropriation of trade secrets, or other novel claims by persons or companies that may object to our collection of satellite imagery of their property. Such claims could cause us to incur substantial costs defending against such claims, even if the claim is without merit. Finally, a party making such a claim could secure a judgment that requires us to pay substantial damages or that prevents us from collecting or using imagery. Any of these events could have a material adverse effect on our business, operating results, financial condition, and our ability to pay principal and interest on the new notes.

Risks relating to the new notes.

     Our launch insurance coverage may not provide adequate protection against satellite loss or impairment.

     Holders of the new notes have an indirect security interest in proceeds from insurance policies covering the launch and first two years of operations of QuickBird 1. Holders' interests in such policies are shared on an equal basis with holders of our old notes and 12 1/2% Notes through a collateral pledge and security agreement. We believe the security interest granted in favor of holders of the new notes has been perfected to the extent feasible under the governing laws of Colorado and New York. However, there is ambiguity in the governing law of these jurisdictions with respect to

                               [Alternate page]

perfecting a security interest in proceeds of an insurance policy. As a result, we cannot assure you that the rights of holders of the new notes to receive payments on the notes from such insurance proceeds will not be superseded by another creditor or class of creditors. Moreover, a default by any of our insurers in their obligations to pay upon a loss would reduce the proceeds available to holders of the new notes, the old notes and the 12 1/2% Notes.

     Our launch insurance policies contain customary exclusions, such as war, insurrection, or willful act, the occurrence of any of which would result in a lack of insurance coverage, which could have a material adverse effect on our business, operating results, and financial condition.

     We cannot assure you that an active trading market will develop for the new notes.

     We do not intend to apply for listing of the new notes on any securities exchange or on the Nasdaq National Market. The new notes may trade at a discount, depending upon prevailing interest rates, the market for similar securities, our performance, and other factors. Morgan Stanley & Co. Incorporated, the initial purchaser, has advised us that it intends to make a market in the new notes following the issuance thereof; however, Morgan Stanley is not obligated to do so and any such market-making activities may be discontinued at any time without notice. We cannot be certain, therefore, that an active market for the new notes will develop or, if such a market develops, that it will continue. See "Plan of Distribution."

     The form and terms of the new notes are substantially identical to the form and terms of the old notes, except that the new notes:

          .    have been registered under the Securities Act;

          .    do not provide for registration rights;

          . do not provide for payment of additional interest upon failure to register or exchange the old notes, which terminates upon completion of the exchange offer; and

          .    do not bear legends containing transfer restrictions.

     The new notes have been issued solely in exchange for an equal principal amount of old notes. As of the date hereof, we have old notes outstanding with an aggregate principal amount at maturity of $199 million.

     We may not have the ability to raise the funds necessary to finance the change of control offer required by the new notes.

     Upon the occurrence of certain change of control events, we will be required to offer to repurchase the new notes, the old notes and the 12 1/2% Notes at a price equal to 101% of their accreted value, plus accrued interest. It is possible that we will not have sufficient funds at the time of the change of control to make the required repurchases. If we are unable to make the required repurchases, we would be in default under the new notes, the old notes and the 12 1/2% Notes.

                               [Alternate page]

     Purchasers of the new notes will be required to include amounts in gross income for federal income tax purposes in advance of receipt of cash payments.

     The new notes have been issued with original issue discount for United States federal income tax purposes. As a result, U.S. holders (as defined in "United States federal income tax consequences") will be required to include amounts in income in respect of the new notes on a constant yield to maturity basis in advance of the receipt of the cash to which such income is attributable. See "United States federal income tax consequences--Original issue discount."

     We may not be able to deduct a portion of the Original Issue Discount that accrues on the new notes.

     The new notes are applicable high-yield discount obligations, as defined in the Code, and the following rules will apply, if the yield to maturity of the new notes exceeds the "applicable federal rate" in effect at the time of their issuance, plus five percentage points. Under these rules, if the yield to maturity of the new notes exceeds the applicable federal rate plus five percentage points, we will not be able to deduct a portion of the original issue discount that accrues on the new notes, and the remaining original issue discount on the notes will not be deductible by us until such original issue discount is paid by us in cash. See "United States federal income tax consequences--Applicable high-yield discount obligations."

               SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     Some of the statements under "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations," "Business," and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk factors" and elsewhere in this prospectus.

     In some cases, you can identify forward-looking statements by terminology, such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements.

                               [Alternate Page]

                                USE OF PROCEEDS

     This prospectus is to be used by Morgan Stanley Dean Witter in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Morgan Stanley Dean Witter may act as principal or agent in such transactions. We will not receive any proceeds from the resale of the new notes by Morgan Stanley Dean Witter, and we did not receive any cash proceeds from the issuance of the new notes in exchange for old notes.

     The net proceeds to us from the issuance of the old notes and shares of Series C preferred stock which we issued in connection with the old notes were approximately $130.2 million, after deducting the selling discounts and commissions and expenses. See "Description of the old notes--General." Of the $130.2 million in net proceeds raised from the issuance of the old notes and shares of Series C preferred stock, approximately $72.7 million were used for satellite and ground system development and satellite launch, including escrowed and paid insurance premiums, approximately $4.5 million were used for product development, and approximately $2.1 million were used to expand our sales and marketing efforts. We currently are using the remaining proceeds for working capital, other operating expenses, and general corporate purposes.

     Because of the number and variability of factors that will determine our use of the net proceeds from the issuance of the old notes and the shares of Series C preferred stock issued in connection therewith, management will retain a significant amount of discretion over the application of such net proceeds. Pending the use of such net proceeds as described above, we intend to invest such funds in interest-bearing bank accounts or invest the proceeds in United States government securities or other short-term, interest-bearing investment grade securities, to the extent permitted by the indenture.

                               [Alternate Page]

                             PLAN OF DISTRIBUTION

     This prospectus is to be used by Morgan Stanley Dean Witter in connection with offers and sales of the new notes in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. Morgan Stanley Dean Witter may act as principal or agent in such transactions. Morgan Stanley Dean Witter has no obligation to make a market in the new notes, and may discontinue its market-making activities at any time without notice, at its sole discretion.

     There is currently no established public market for the new notes. We do not currently intend to apply for listing of the new notes on any securities exchange. Therefore, any trading that does develop will occur on the over-the-counter market. We have been advised by Morgan Stanley Dean Witter that it intends to make a market in the new notes but it has no obligation to do so and any market-making may be discontinued at any time. No assurance can be given that an active public market for the new notes will develop.

     Morgan Stanley Dean Witter acted as placement agent in connection with the original private placement of the old notes and received a placement fee of approximately $1.5 million in connection therewith. Morgan Stanley Dean Witter is affiliated with entities that beneficially own approximately 60% of our Series B preferred stock, 3.4% of our Series C preferred stock, and one share of our common stock, which ownership represents approximately 23% of our outstanding common stock on an as-converted basis as of May 31, 2000.

     Although there are no agreements to do so, Morgan Stanley Dean Witter, as well as others, may act as broker or dealer in connection with the sale of the new notes contemplated by this prospectus and may receive fees or commissions in connection therewith.

     We have agreed to indemnify Morgan Stanley Dean Witter against certain liabilities under the Securities Act or to contribute to payments that Morgan Stanley Dean Witter may be required to make in respect of such liabilities.

                               [Alternate Page]

                         DESCRIPTION OF THE NEW NOTES

     The terms of the new notes are identical in all material respects to those of the old notes described below, except that the new notes (i) have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the old notes, and (ii) are not entitled to certain registration rights under the registration rights agreement, including the provision for additional interest of up to 0.5% on the old notes.

     The new notes are 13% Senior Discount Notes and have a principal amount at maturity of $199 million. The new notes will mature on July 15, 2007. Interest on the new notes accrues at the rate of 13% per annum and is payable semiannually in arrears (to holders of record at the close of business on January 1 or July 1 immediately preceding the Interest Payment Date) on January 15 and July 15 of each year. Payment of interest does not begin until January 15, 2003. Interest is computed on the basis of a 360-day year of twelve 30-day months.

     The new notes are secured equally with the old notes and our 12 1/2%
Notes by any proceeds of insurance policies covering certain aspects of our QuickBird 1 satellite. If the trustees for the new notes, the old notes and our 12 1/2% Notes receive proceeds from the insurance policies covering risks related to QuickBird 1, we will make an offer to purchase the new notes, the old notes and our 12 1/2% Notes at a purchase price equal to their accreted value, plus any accrued and unpaid interest to the date of purchase. To the extent that the aggregate accreted value and accrued interest of the new notes, the old notes and our 12 1/2% Notes tendered in response to such offer to purchase exceeds the amount of insurance proceeds available for such offer, holders of the new notes, the old notes and our 12 1/2% Notes that subscribe to the offer to purchase will receive a ratable portion of the insurance proceeds. To the extent the accreted value and interest on the new notes, the old notes and the 12 1/2% Notes tendered are less than the available proceeds, the excess will be returned to us.

                               FORM OF NEW NOTES

     The certificates representing the new notes were issued in fully registered form, without coupons. Except as described in the next paragraph, the new notes are deposited with The Bank of New York, as custodian for DTC, and registered in the name of Cede & Co., as DTC's nominee, in the form of one or more global notes. Holders of the new notes own book-entry interests in the global note evidenced by records maintained by DTC.

     Book-entry interests may be exchanged for certificated notes of like tenor and equal aggregate principal amount, if:

     (1) DTC notifies us that it is unwilling or unable to continue as depositary or we determine that DTC is unable to continue as depositary and we fail to appoint a successor depositary within 90 days;

     (2)  we provide for the exchange pursuant to the terms of the indenture; or

     (3) we determine that the book-entry interests will no longer be represented by global notes and we execute and deliver to the trustee under the indenture instructions to that effect.

As of the date of this prospectus, no certificated notes are issued and outstanding.

                               [Alternate Page]

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences to U.S. holders (as defined below) relating to the ownership and disposition of the new notes by such U.S. holders. This summary is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, Treasury regulations, administrative pronouncements and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not purport to be a complete discussion of all U.S. federal income tax consequences. This summary does not address the tax consequences of the ownership and disposition of the new notes under state, local, or non-U.S. tax laws. In addition, this summary does not address the tax consequences applicable to holders subject to special rules, such as:

     .    broker-dealers;

     .    banks;

     .    insurance companies;

     .    tax-exempt entities;

     . investors holding the new notes as a part of a straddle, hedge, or conversion transaction; or

     .    investors whose functional currency is not the U.S. dollar.

     This summary applies only to a holder of a note if such holder is a "U.S. holder". You are a U.S. holder if you are:

     .    an individual who is a citizen or resident of the United States;

     . a corporation or partnership created or organized in the United States or under the laws of the United States or any state thereof (including the District of Columbia);

     . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

     . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or, under certain circumstances, a trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source).

     Finally, a ruling from the IRS with respect to the tax consequences of the ownership and disposition of the new notes has not been received. As such, there can be no assurance that the IRS will not take a different position.

     PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS.

                               [Alternate page]

Allocation of purchase price

     Since the old notes were issued as part of an investment unit with the Series C preferred stock, we allocated the issue price between the old note and the Series C preferred stock based on our best judgment of their relative fair market values on the issue date. We allocated $512.78 to each note and $171.83 to the shares of Series C preferred stock that comprise each unit. Pursuant to Treasury Regulations issued under provisions of the Code relating to original issue discount (the "OID Regulations"), you are bound by such allocation for U.S. federal income tax purposes unless you disclosed on a statement attached to your tax return for the taxable year that includes the acquisition date of such unit that your allocation differs from ours. No assurance can be given that the IRS will accept our allocation. If our allocation were successfully challenged by the IRS, the issue price, original issue discount accrual on the new note, and gain or loss on the sale or disposition of a new note or Series C preferred stock would be different from that resulting under the allocation determined by us.

Interest penalty

     The treatment of interest described below with respect to the new notes is based in part upon our determination that, as of the date of issuance of the old notes, there is only a remote possibility that the interest penalty would be paid to U.S. holders of the old notes. See "Description of the old notes-- Registration rights." The IRS may take a different position, which could affect the timing and character of interest income reported by U.S. holders of the new notes.

Original issue discount

     The old notes were issued with original issue discount ("OID") and thus the new notes will also have OID. Except as described under "Applicable high-yield discount obligations" below, you will be required to include OID in income as interest periodically over the term of the new note before receipt of cash or other payments attributable to such income. Since the cash payments of stated interest on the new notes will not constitute "qualified stated interest," you will not separately include such payments in income upon receipt.

     The amount of OID with respect to each new note will be equal to the excess of its "stated redemption price at maturity" over its issue price. Under the OID Regulations, the "stated redemption price at maturity" of each new note will include all payments to be made in respect thereof, including any stated interest payments, other than "qualified stated interest." Payments of qualified stated interest are payments of interest which are unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a qualifying rate, including a single fixed rate. Since no actual cash payments will be made in respect of the new notes until January 15, 2003, no interest payments on the new notes will constitute "qualified stated interest" and, accordingly, the stated redemption price at maturity of each new note will equal the sum of all interest and principal payments that will be made on the new note. The "issue price" of a new note is the portion of the issue price of the unit allocated to the new note as determined in the manner described under "Allocation of purchase price" above.

     A U.S. holder of a debt instrument issued with OID is required to include in gross income for U.S. federal income tax purposes an amount equal to the sum of the "daily portions" of OID for all days during the taxable year on which the holder holds the debt instrument. The daily portions of OID required to be included in a holder's gross income in a taxable year will be determined upon a constant-yield basis by allocating to each day during the taxable year on which the holder holds the debt instrument a pro-rata portion of the OID on such debt instrument which is attributable to the "accrual period" in which such day is included. Accrual periods with respect to a note may be of any length and may vary in length over the term of the note as long as (i) no accrual period is longer than one year, and (ii) each scheduled payment of interest or principal on the note occurs on either the final or first day of an accrual period. The amount of the OID attributable to each "accrual period" will be the product of the "adjusted issue price" at the beginning of such accrual period and the "yield to maturity" of the debt instrument (stated in a manner appropriately taking into account the length of the accrual period). The "yield to maturity" is the discount rate that, when used in computing the present value of all payments to be made under the new notes, produces an amount equal to the issue

                               [Alternate page]

price of the new notes. The "adjusted issue price" of a debt instrument at the beginning of an accrual period is defined generally as the issue price of the debt instrument plus the aggregate amount of OID that accrued in all prior accrual periods, less any cash payments on the debt instrument. Accordingly, you will be required to include OID in respect of a note in gross income for U.S. federal income tax purposes in advance of the receipt of cash in respect of such income. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length. The amount of OID allocable to the final accrual period at maturity of the note is the difference between (x) the amount payable at the maturity of the note, and (y) the note's adjusted issue price as of the beginning of the final accrual period.

     Under the OID Regulations, an issuer of a debt instrument may be deemed to call such instrument prior to maturity if the exercise of that call would reduce the instrument's yield to maturity. If we were deemed to call the new notes, as a result of these rules, the timing and amount of OID accrued would be different.

Acquisition premium

     To the extent a holder had acquisition premium with respect to an old note, the holder generally will have acquisition premium with respect to a new note. A holder will reduce the OID otherwise includable for each accrual period by an amount equal to the product of (i) the amount of such OID otherwise includable for such period, and (ii) a fraction, the numerator of which is the acquisition premium and the denominator of which is the excess of the amounts payable on the new note after the purchase date over the adjusted issue price.

Market discount

     Any gain or loss on a disposition of a new note would generally be capital gain or loss. However, a subsequent purchaser of a new note who did not acquire the new note (or an old note exchanged for a new note) at its original issue, and who acquires such new note (or such old note, as the case may be) at a price that is less than the adjusted issue price (as determined under the OID rules described above), may be required to treat the new note as a "market discount bond". Any recognized gain on a disposition of the new note would then be treated as ordinary income to the extent that it does not exceed the "accrued market discount" on the new note which has not previously been included in income.

     In general, any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the new note. In addition, there are rules deferring the deduction of all or part of the interest expense on indebtedness incurred or continued to purchase or carry such bond, and permitting a holder to elect to include accrued market discount in income on a current basis.

Applicable high-yield discount obligations

     The new notes will be subject to the "applicable high yield discount obligation" provisions of the Code. Because the yield on the new notes is at least five percentage points above the applicable federal rate and the new notes are issued with "significant original issue discount," otherwise deductible interest and original issue discount will not be deductible with respect thereto until such interest is actually paid. In addition, because the yield of the new notes is more than six percentage points above the applicable federal rate, (i) a portion of such interest corresponding to the yield in excess of six percentage points above the applicable federal rate will not be deductible by us at any time, and (ii) a corporate holder may be entitled to treat the portion of the interest that is not deductible by us as a dividend for purposes of qualifying for the dividends received deductions provided for by the tax code, subject to applicable limitations.

Sale, redemption or retirement

     If a new note is redeemed, sold or otherwise disposed of, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition of such new note (to the extent such amount does not represent accrued but unpaid interest) and such holder's tax basis in the new note. A U.S. holder's tax basis in a new note will equal the initial purchase price of an old note by such holder, increased by the amount of any

                               [Alternate page]

OID previously included in income by such holder, and reduced by any payments of amounts on the notes not constituting "qualified stated interest." Such gain or loss generally will be capital gain or loss, provided that such holder has held the new note as a capital asset. A capital gain or loss will be a long-term capital gain or loss if the holder's holding period is more than 12 months. For individual holders, long-term capital gains are subject to a maximum federal income tax rate of 20 percent. The deduction of capital losses may be subject to limitation. In addition, a holder will recognize interest income to the extent of any accrued but unpaid interest on the new notes not previously recognized by the holder at the time of the redemption or sale.

Backup withholding

     A holder may be subject, under certain circumstances, to backup withholding at a 31% rate with respect to "reportable payments" on the new notes. This withholding generally applies only if the holder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report proper payments of interest and dividends and the IRS has notified us the holder is subject to backup withholding, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Any amount withheld from payment to a holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations) are not subject to backup withholding. Holders should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

Information reporting

     We are required to furnish certain information to the IRS and will furnish annually to record holders of the new notes information with respect to interest paid (and OID accrued) on the new notes during the calendar year.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Article X of our Amended and Restated Certificate of Incorporation provides for the indemnification of our directors to the fullest extent permissible under Delaware law.

   Article XI of our Bylaws provides that we will indemnify our officers, directors, and employees against any and all liability and reasonable expenses incurred in connection with any claim, action, suit, or proceeding in which that person may become involved by reason of their relationship to the company, provided that the person acted in good faith and in a manner reasonably believed to be in our best interests. Our bylaws prevent us from indemnifying an officer, director, or employee to the extent not permitted under Delaware law as well as in the following circumstances:

   . as to amounts paid or payable to us for or based upon the director, officer, or employee having gained any personal profit or advantage to which he was not legally entitled; or

   . as to amounts paid or payable to us for accounting profits made from the purchase or sale of our securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended.

   Our bylaws also provide that we will grant indemnification only if our board of directors, outside legal counsel, or a court of competent jurisdiction determines that the officer, director, or employee has met the applicable standard of conduct as described above, or if the officer, director, or employee has been wholly successful with respect to the claim, action, suit, or proceeding.

   Section 145 of the Delaware General Corporation Law permits us to include in our charter documents, and in agreements between a corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

   We maintain liability insurance coverage for our directors and officers.

Item 21. Exhibits and Financial Statement Schedules

 (a) Exhibits.

Exhibit Number           Description
--------------           -----------

1.1 Placement Agreement dated July 7, 1999 by and between EarthWatch and Morgan Stanley & Co. Incorporated.
2.1 Recapitalization Agreement dated as of April 8, 1999 among EarthWatch, Morgan Stanley & Co. Incorporated, Capital Research and Management Company, for the benefit of American High-Income Trust, American Variable Insurance Series Asset Allocation Fund, American Variable Insurance Series Bond Fund, American Variable Insurance Series High-Yield Bond Fund and Bond Fund of America, Inc., Ball Technologies Holdings Corp. and ITT Industries, Inc.
3.1 Amended and Restated Certificate of Incorporation, as amended, of EarthWatch, as currently in effect.
3.2                 Bylaws, as currently in effect.
4.1* Stockholders' Agreement dated as of April 8, 1999 among EarthWatch, Morgan Stanley & Co. Incorporated, Capital Research and Management Company, for the benefit of American High-Income Trust, American Variable Insurance Series Asset Allocation Fund, American Variable Insurance

                    Series Bond Fund, American Variable Insurance Series High-
                    Yield Bond Fund and Bond Fund of America, Inc., ITT
                    Industries, Inc. and the other persons listed on the
                    signature pages thereto.
4.2*                Amended and Restated Indenture dated as of April 8, 1999 by and between EarthWatch and The Bank of New York, including form of 12 1/2% Senior Discount Note Due 2005.
4.3                 Indenture dated as of July 12, 1999, by and between
                    EarthWatch and The Bank of New York, including form of 13%
                    Senior Discount Note Due 2007.
4.4*                Pledge Agreement dated as of July 12, 1999 between
                    EarthWatch and The Bank of New York, as trustee.
4.5*                Amended and Restated Collateral Pledge and Security
                    Agreement dated as of July 12, 1999 between EarthWatch and
                    The Bank of New York, as collateral agent.
4.6*                Series C Preferred Registration Rights Agreement dated as of
                    July 7, 1999 between EarthWatch and Morgan Stanley & Co.
                    Incorporated.
4.7*                Notes registration rights agreement dated as of July 12,
                    1999 between EarthWatch and Morgan Stanley & Co.
                    Incorporated.
4.8*                Specimen 13% Senior Discount Note Due 2007.
4.9*                Specimen 12 1/2% Senior Discount Note Due 2005.
5.1*                Opinion of Baker & McKenzie.
10.1                EarthWatch Incorporated 1995 Stock Option/Stock Issuance
                    Plan.
10.2                EarthWatch Incorporated 1999 Equity Incentive Plan.
10.3                Ball-EarthWatch Agreement dated as of April 8, 1999 by and between EarthWatch and Ball Technologies Holdings Corp.
12.1                Statements regarding computation of ratio of earnings to
                    fixed charges.
21.1                Subsidiaries of EarthWatch.
23.1                Consent of PricewaterhouseCoopers LLP.
23.2*               Consent of Baker & McKenzie (Included in Exhibit 5.1).
24.1                Power of Attorney (included on the signature page of the
                    registration statement).
25.1                Statement of Eligibility of Trustee.
27.1                Financial Data Schedules.
99.1                Form of Letter of Transmittal with respect to exchange
                    offer.
99.2                Form of Notice of Guaranteed Delivery.
99.3                Form of Exchange Agent Agreement.

______

*  To be filed by amendment.

 (b) Financial Statement Schedules

       Schedules are not listed above because the information to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 22. Undertaking

  1. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  2. We hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  3. We hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

 4.   We hereby undertake:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   We hereby undertake as follows: that before any public reoffering of the securities registered hereunder through use of the prospectus that is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), we undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   We undertake that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, we have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado on June 13, 2000.

                                   EARTHWATCH INCORPORATED

                                   By: /s/ Herbert F. Satterlee III
                                      -----------------------------------------
                                          Herbert F. Satterlee III
                                          President and Chief Executive Officer
                                          Director, Chairman
                                          (Principal Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Herbert F. Satterlee and Henry E. Dubois and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

      Signature                           Title                                  Date
      ---------                           -----                                  ----
/s/ Herbert F. Satterlee III      President and Chief Executive Officer       June 13, 2000
------------------------------
Herbert F. Satterlee III          Director, Chairman
                                  (Principal Executive Officer)


/s/ Henry E. Dubois               Chief Operating Officer,                    June 13, 2000
------------------------------
Henry E. Dubois                   Chief Financial Officer,
                                  Executive Vice President
                                 (Principal Financial and
                                  Accounting Officer)


/s/ Walter S. Scott               Chief Technical Officer,                    June 13, 2000
------------------------------
Walter S. Scott                   Executive Vice President, Director

Signature                         Title                                       Date
---------                         -----                                       ----
/s/ Paul M. Albert, Jr.           Director                                    June 13, 2000
----------------------------
Paul M. Albert, Jr.

/s/ Donald E. Foley               Director                                    June 13, 2000
----------------------------
Donald E. Foley

/s/ Anne Karalekas                Director                                    June 13, 2000
----------------------------
Anne Karalekas

/s/ Takatoshi Kodaira             Director                                    June 13, 2000
----------------------------
Takatoshi Kodaira

/s/ Alexander S. Lushtak          Director                                    June 13, 2000
----------------------------
Alexander S. Lushtak

/s/ Michael J. Petrick            Director                                    June 13, 2000
----------------------------
Michael J. Petrick

/s/ Marvin R. Sambur              Director                                    June 13, 2000
----------------------------
Marvin R. Sambur

/s/ Donald W. Vanlandingham       Director                                    June 13, 2000
----------------------------
Donald W. Vanlandingham

                                 EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------

1.1 Placement Agreement dated July 7, 1999 by and between EarthWatch and Morgan Stanley & Co. Incorporated.

2.1 Recapitalization Agreement dated as of April 8, 1999 among EarthWatch, Morgan Stanley & Co. Incorporated, Capital Research and Management Company, for the benefit of American High-Income Trust, American Variable Insurance Series Asset Allocation Fund, American Variable Insurance Series Bond Fund, American Variable Insurance Series High-Yield Bond Fund and Bond Fund of America, Inc., Ball Technologies Holdings Corp. and ITT Industries, Inc.

3.1 Amended and Restated Certificate of Incorporation, as amended, of EarthWatch, as currently in effect.

3.2             Bylaws, as currently in effect.

4.1* Stockholders' Agreement dated as of April 8, 1999 among EarthWatch, Morgan Stanley & Co. Incorporated, Capital Research and Management Company, for the benefit of American High-Income Trust, American Variable Insurance Series Asset Allocation Fund, American Variable Insurance Series Bond Fund, American Variable Insurance Series High-Yield Bond Fund and Bond Fund of America, Inc., ITT Industries, Inc. and the other persons listed on the signature pages thereto.

4.2* Amended and Restated Indenture dated as of April 8, 1999 by and between EarthWatch and The Bank of New York, including form of 12 1/2% Senior Discount Note Due 2005.

4.3 Indenture dated as of July 12, 1999, by and between EarthWatch and The Bank of New York, including form of 13% Senior Discount Note Due 2007.

4.4* Pledge Agreement dated as of July 12, 1999 between EarthWatch and The Bank of New York, as trustee.

4.5* Amended and Restated Collateral Pledge and Security Agreement dated as of July 12, 1999 between EarthWatch and The Bank of New York, as collateral agent.

4.6* Series C Preferred Registration Rights Agreement dated as of July 7, 1999 between EarthWatch and Morgan Stanley & Co. Incorporated.

4.7* Notes registration rights agreement dated as of July 12, 1999 between EarthWatch and Morgan Stanley & Co. Incorporated.

4.8*            Specimen 13% Senior Discount Note Due 2007.

4.9*            Specimen 12 1/2% Senior Discount Note Due 2005.

5.1*            Opinion of Baker & McKenzie.

10.1            EarthWatch Incorporated 1995 Stock Option/Stock Issuance Plan.

10.2            EarthWatch Incorporated 1999 Equity Incentive Plan.

10.3 Ball-EarthWatch Agreement dated as of April 8, 1999 by and between EarthWatch and Ball Technologies Holdings Corp.

12.1 Statements regarding computation of ratio of earnings to fixed charges.

21.1            Subsidiaries of EarthWatch.

23.1            Consent of PricewaterhouseCoopers LLP.

23.2*           Consent of Baker & McKenzie (Included in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page of the registration statement).

25.1            Statement of Eligibility of Trustee.

27.1            Financial Data Schedules.

99.1            Form of Letter of Transmittal with respect to exchange offer.

99.2            Form of Notice of Guaranteed Delivery.

99.3            Form of Exchange Agent Agreement.

______

*  To be filed by amendment.